                                                               Exhibit 10.11


                                CREDIT AGREEMENT


                                      Among


                                    EGL, INC.
                                  as Borrower,

                             BANK OF AMERICA, N.A.,
               as Sole and Exclusive Lead Arranger, Book Manager,
                     and Administrative Agent for the Banks,

                                 SOUTHTRUST BANK
                                       and
                       THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                  as Co-Agents,

                                       And

                           THE FINANCIAL INSTITUTIONS
                         NAMED IN THIS CREDIT AGREEMENT
                                    as Banks





                                 $150,000,000.00





                                 January 5, 2001

                                TABLE OF CONTENTS



ARTICLE 1 - DEFINITIONS AND ACCOUNTING TERMS.......................................1
         1.1      Certain Defined Terms............................................1
         1.2      Computation of Time Periods.....................................23
         1.3      Singular and Plural of Definitions..............................23
         1.4      Money...........................................................23
         1.5      Captions; References............................................23
         1.6      Accounting Terms and Determinations.............................23
         1.7      Knowledge.......................................................24
         1.8      Types...........................................................24
         1.9      Other Matters of Interpretation.................................24
ARTICLE 2 - CREDIT FACILITIES.....................................................24
         2.1      Revolving Loan Facility.........................................24
         2.2      Letter of Credit Facility.......................................28
         2.3      Swing Line Facility.............................................33
         2.4      Fees............................................................35
         2.5      Revolving Loan Interest.........................................36
         2.6      Breakage Costs..................................................39
         2.7      Increased Costs.................................................40
         2.8      Illegality......................................................41
         2.9      Market Failure..................................................41
         2.10     Payment Procedures and Computations.............................42
         2.11     Taxes...........................................................44
         2.12     Change of Lending Office........................................46
         2.13     Dormant Guarantors..............................................47
ARTICLE 3 - CONDITIONS PRECEDENT..................................................48
         3.1      Conditions Precedent to Initial Extension of Credit.............48
         3.2      Conditions to All Loans and Letters of Credit...................49
ARTICLE 4 - REPRESENTATIONS AND WARRANTIES........................................51
         4.1      Organization....................................................51
         4.2      Power and Authority; Validity...................................52
         4.3      No Violation....................................................52
         4.4      Litigation......................................................53
         4.5      Use of Proceeds; Margin Regulations.............................53
         4.6      Investment Company Act..........................................53
         4.7      Public Utility Holding Company Act..............................53
         4.8      True and Complete Disclosure....................................53
         4.9      Financial Statements............................................54
         4.10     No Material Adverse Change......................................54
         4.11     Labor Controversies.............................................54
         4.12     Taxes...........................................................54
         4.13     ERISA...........................................................54
         4.14     Consents........................................................55
         4.15     Capitalization..................................................55

         4.16     Ownership of Property...........................................55
         4.17     Compliance with Statutes........................................55
         4.18     Environmental Matters...........................................56
         4.19     Locations.......................................................56
         4.20     Insurance.......................................................57
         4.21     Existing Debt, Investments, and Liens...........................57
         4.22     Intellectual Property...........................................57
ARTICLE 5 - COVENANTS.............................................................57
         5.1      Organization....................................................57
         5.2      Reporting.......................................................58
         5.3      Inspection......................................................59
         5.4      Use of Proceeds.................................................60
         5.5      Financial Covenants.............................................60
         5.6      Debt............................................................61
         5.7      Liens; Negative Pledges.........................................61
         5.8      Other Obligations...............................................61
         5.9      Corporate Transactions..........................................61
         5.10     Distributions...................................................62
         5.11     Transactions with Affiliates....................................62
         5.12     Insurance.......................................................62
         5.13     Investments.....................................................62
         5.14     Lines of Business...............................................63
         5.15     Compliance with Laws............................................63
         5.16     Environmental Compliance........................................63
         5.17     ERISA Compliance................................................63
         5.18     Payment of Certain Claims.......................................63
         5.19     Newly Formed Subsidiaries.......................................64
         5.20     Offices and Files...............................................64
         5.21     Acquisitions....................................................64
         5.22     No Change in Accounting  Practices..............................65
ARTICLE 6 - DEFAULT AND REMEDIES..................................................65
         6.1      Events of Default...............................................65
         6.2      Termination of Revolving Loan Commitments.......................68
         6.3      Acceleration of Credit Obligations..............................68
         6.4      Cash Collateralization of Letters of Credit.....................69
         6.5      Default Interest................................................69
         6.6      Right of Setoff.................................................69
         6.7      Actions Under Credit Documents..................................70
         6.8      Remedies Cumulative.............................................70
         6.9      Application of Payments.........................................70
ARTICLE 7 - THE ADMINISTRATIVE AGENT AND THE ISSUING BANK.........................71
         7.1      Authorization and Action........................................71
         7.2      Reliance, Etc...................................................71
         7.3      Affiliates......................................................72
         7.4      Bank Credit Decision............................................72
         7.5      Expenses........................................................72

         7.6      Indemnification.................................................66
         7.7      Successor Administrative Agent and Issuing Bank.................67
ARTICLE 8 - MISCELLANEOUS.........................................................67
         8.1      Expenses........................................................67
         8.2      Indemnification.................................................68
         8.3      Modifications, Waivers, and Consents............................68
         8.4      Survival of Agreements..........................................69
         8.5      Assignment and Participation....................................69
         8.6      Adjustments.....................................................72
         8.7      Change in Accounting Principles or Tax Laws.....................73
         8.8      Acknowledgments.................................................73
         8.9      Confidentiality.................................................73
         8.10     Effectiveness...................................................74
         8.11     Notice..........................................................74
         8.12     Choice of Law...................................................74
         8.13     Forum Selection.................................................74
         8.14     Service of Process..............................................74
         8.15     Jury Trial Waiver...............................................75
         8.16     Counterparts....................................................75
         8.17     No Further Agreements...........................................75


EXHIBITS
- --------
         Exhibit A  -   Form of Compliance Certificate
         Exhibit B  -   Form of Revolving Loan Borrowing Request
         Exhibit C  -   Form of Continuation/Conversion Request
         Exhibit D  -   Form of Revolving Loan Note
         Exhibit E  -   Form of Assignment and Acceptance
         Exhibit F  -   Form of Financial Condition Certificate
         Exhibit G  -   Form of Joinder Agreement
         Exhibit H  -   Form of Swing Line Note
         Exhibit I  -   Form of Subsidiary Guaranty
         Exhibit J  -   Form of Autoborrow Agreement

SCHEDULES
- ---------
         Schedule I      -   Notice Information
         Schedule 2.13   -   Dormant Guarantors
         Schedule 4.4    -   List of Litigation
         Schedule 4.12   -   List of Unpaid Taxes
         Schedule 4.19   -   List of Locations
         Schedule 4.20   -   List of Insurance Coverages
         Schedule 4.21   -   List of Post-Closing Debt and Liens
         Schedule 4.23   -   Intellectual Property
         Schedule 5.1    -   List of Subsidiaries

                                CREDIT AGREEMENT

         This Credit Agreement dated as of January 5, 2001, is among EGL, INC., a Texas corporation as Borrower; the financial institutions named herein and from time to time made a party to this Agreement in accordance with the terms hereof, as Banks; SOUTHTRUST BANK and THE BANK OF TOKYO-MITSUBISHI, LTD., as Co-Agents; and BANK OF AMERICA, N.A., as Administrative Agent for the Banks.

         The parties hereto agree as follows:

         ARTICLE 1 - DEFINITIONS AND ACCOUNTING TERMS.
                     --------------------------------

         1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "ACQUISITION" means a direct or indirect purchase by the Borrower or any of its Subsidiaries after the Effective Date hereof for cash, stock, assumption of Debt, or other securities or other property, whether in one or more related transactions, of all or substantially all of the assets or voting securities or other equity interests of a Person or a business unit, division or group of a person, and which satisfies the applicable Acquisition Criteria.

     "ACQUISITION CONSIDERATION" means, with respect to any Acquisition, the non-equity consideration payable by Borrower, directly or indirectly through one of its Subsidiaries, to the sellers of that Acquisition as the purchase price for that Acquisition. For purposes of this Agreement, the amount of Acquisition Consideration applicable to any Acquisition shall be determined as of the Acquisition Date thereof, in accordance with GAAP, as the total non-equity amount paid (including amounts paid in consideration for covenants not to compete) for that Acquisition, including, without limitation, cash, Debt assumed or incurred, and redeemable Capital Stock which is subject to mandatory redemption prior to the date six (6) months after the Revolving Loan Maturity Date, but excluding the value of any Capital Stock of Borrower (other than such mandatorily redeemable Capital Stock) issued as consideration.

     "ACQUISITION CRITERIA" means, with respect to any proposed Acquisition, all of the following criteria:

         (a) on the Acquisition Date of that Acquisition, and after giving effect thereto, no Default or Event of Default would result therefrom;

         (b) the business acquired in that Acquisition and the business of each of its Subsidiaries, if any, consist primarily of operating assets or rights to use operating assets (including installation, maintenance, or service contract rights) in one or more Permitted Lines of Business;

         (c) the Acquisition Consideration to be paid for that Acquisition (and its Subsidiaries) is either (i) $30,000,000.00 or less in the aggregate, determined without duplication of amounts, or (ii) Approved Consideration; and

         (d) if the business acquired in that Acquisition is a domestic entity that will remain in existence after the acquisition, that entity (and each of its domestic Subsidiaries which will remain in existence after the Acquisition Date) will become a domestic Subsidiary of Borrower on the Acquisition Date and all requirements of Section 5.21 in respect of that Acquisition shall have been, or will be, fully and timely satisfied.

     "ACQUISITION DATE" means, with respect to any Acquisition, the date on which Borrower, directly or indirectly through one of its Subsidiaries, closes and completes that Acquisition.

     "ADMINISTRATIVE AGENT" means Bank of America in its capacity as sole and exclusive administrative agent, lead arranger, and book manager, any successor to Bank of America by merger, and any successor agent pursuant to
     Section 7.7.

     "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term "CONTROL" (including the terms "CONTROLLED BY" or "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise.

     "AGREEMENT" means this Credit Agreement, as may be modified, amended, restated, and supplemented from time to time.

     "APPLICABLE LENDING OFFICE" means, with respect to each Bank and for any particular type of transaction, the office of such Bank set forth in
     Schedule I to this Agreement (or in the applicable Assignment and Acceptance by which such Bank joined this Agreement) as its applicable lending office for such type of transaction or such other office of such Bank as such Bank may from time to time specify in writing to the Borrower and the Administrative Agent for such particular type of transaction.

     "APPLICABLE MARGIN" means, with respect to interest rates, unused commitment fees, and letter of credit fees, as applicable, determined as of the end of the fiscal quarter then most recently ended (except as hereafter provided), at such times as the relevant Consolidated Funded Debt to Consolidated EBITDA Ratio is in one of the following ranges, the percentage per annum set forth opposite such Consolidated Funded Debt to Consolidated EBITDA Ratio:


Consolidated Funded                  Applicable Margin
Debt to Consolidated                LIBOR Tranches and          Applicable Margin            Applicable Margin
EBITDA Ratio                       Letter of Credit Fee         Prime Rate Tranche            Commitment Fee
- ---------------------              --------------------         ------------------          -----------------
< .50x                                     0.75%                        0%                         0.15%
- -

> .50x but < 1.00x                        0.875%                        0%                        0.175%
           -

> 1.00 but < 1.50x                         1.05%                        0%                         0.20%
           -

> 1.50x                                    1.25%                        0%                         0.25%

         Until delivery of a Compliance Certificate for the fiscal quarter ending on December 31, 2000, the foregoing margins shall be deemed to be based upon a Consolidated Funded Debt to Consolidated EBITDA Ratio of less than or equal to 1.0 to 1.0 but greater than .5 to 1.0. Thereafter, the ratio and resulting Applicable Margin shall be based upon Schedule B of the most recent Compliance Certificate delivered to the Administrative Agent pursuant to Section 5.2(a) or Section 5.2(b) (beginning with the delivery of the Compliance Certificate for the fiscal quarter ending on December 31, 2000).

         Any adjustments to the Applicable Margin shall become effective on the 45th day following the last day of each fiscal quarter (except the last fiscal quarter of each fiscal year) or on the 90th day following the last day of each fiscal year as applicable; provided, however, that if any such Compliance Certificate is not delivered when required hereunder, unless otherwise agreed to by the Administrative Agent in writing, the Applicable Margin shall be deemed to be the maximum percentage amount in each table from such 45th or 90th day until such Compliance Certificate is received by the Administrative Agent.

         Upon any change in the Applicable Margin, the Administrative Agent shall promptly notify the Borrower and the Banks of the new Applicable Margin.

     "APPROVED CONSIDERATION" means the Acquisition Consideration payable for an Acquisition, the payment of which has been approved in writing by the Majority Banks prior to the Acquisition Date of such Acquisition as Approved Consideration for purposes of this Agreement.

     "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance in substantially the form of Exhibit E executed by an assignor Bank, an assignee Bank, and the Administrative Agent, in accordance with Section 8.5.

     "BANK OF AMERICA" means Bank of America, N.A. and its successors by merger.

     "BANKS" means the lenders listed as Banks on the signature pages of this Agreement and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 8.5(b).

     "BASE RATE" means, for any day, the fluctuating rate per annum of interest equal to the greater of (a) the Prime Rate in effect on such day or (b) the Federal Funds Rate in effect on such day plus 0.50%.

     "BORROWER" means EGL, Inc., a Texas corporation.

     "BUSINESS DAY" means any Monday through Friday during which all commercial banks are open for conducting all of their commercial banking business services in Houston, Texas and in New York City, New York, and, if the applicable Business Day relates to any LIBOR Tranche, on which dealings are carried on in the London interbank market.

     "CAPITAL STOCK" means: (a) in the case of a corporation, any equity security issued by that corporation; and (b) in the case of any other entity, any share, membership, partnership or other percentage interest, unit of participation or other equivalent (however designated) of an equity security or other equity interest in an entity.

     "CAPITALIZED LEASE OBLIGATIONS" means, for any Person, the amount of such Person's liabilities under all leases of real or personal property (or any interest therein) which is required to be capitalized on the balance sheet of such Person as determined in accordance with GAAP.

     "CASH" means legal currency of the United States of America.

     "CASH EQUIVALENTS" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than twelve (12) months from the date of acquisition; (ii) U.S. Dollar denominated time deposits and certificates of deposit maturing within one (1) year from the date of acquisition thereof with any Bank or any other financial institution whose short-term senior unsecured debt rating is at least A-1 from S&P or P-1 from Moody's; (iii) LIBOR denominated time deposits and certificates of deposit maturing within six (6) months from the date of acquisition thereof with any Bank or any other financial institution whose short-term senior unsecured debt rating is at least A-1 from S&P or P-1 from Moody's; (iv) commercial paper or Eurocommercial paper with a rating of at least A-1 from S&P or P-1 from Moody's, with maturities of not more than 270 days from the date of acquisition; (v) repurchase obligations entered into with any Bank or any other financial institution whose short-term senior unsecured debt rating is at least A-1 from S&P or P-1 from Moody's, which are secured by a fully perfected security interest in any obligation of the type described in (i) above and has a market value of the time such repurchase is entered into of not less than 100% of the repurchase obligation of such Bank or such other Person thereunder; (vi) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within twelve (12) months from the date of acquisition thereof or providing for the resetting of the interest rate applicable thereto not less often than annually and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (vii) money market funds which have at least $1,000,000,000 in assets and which invest primarily in securities of the types described in clauses (i) through (vi) above; and (viii) marketable securities publicly traded on nationally recognized United States' domestic stock exchange.

     "CHANGE OF CONTROL" means, with respect to the Borrower, (a) the direct or indirect acquisition after the date hereof by any Person or related Persons constituting a group of (i) beneficial ownership of issued and outstanding shares of Voting Securities of the Borrower, the result of which acquisition is that such Person or such group possesses 25% or more of the combined voting power of all then-issued and outstanding Voting Securities of the Borrower or (ii) the power to elect, appoint, or cause the election or appointment of at least a majority of the members of the board of directors of the Borrower, or (b) the individuals who, at the beginning of any period of 12 consecutive months, constitute the Borrower's board of directors (together with any new director whose election by the Borrower's board of directors or whose nomination for election by the Borrower's stockholders entitled to vote thereon was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death or disability) to constitute a majority of the Borrower's board of directors then in office during such 12 month period.

     "CHARTER DOCUMENTS" means, with respect to any Person, (a) the articles or certificate of formation, incorporation, or organization (or the equivalent organizational documents) of such Person, and (b) the bylaws, limited liability company agreement or regulations (or the equivalent governing documents) of such Person.

     "CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "COMMONLY CONTROLLED ENTITY" means, with respect to any Person, any other Person which is under common control with such Person within the meaning of
     Section 414 of the Code.

     "COMPLIANCE CERTIFICATE" means a compliance certificate executed by a Responsible Officer of the Borrower in substantially the form of Exhibit A, including the following attached Schedules:

              SCHEDULE A: The applicable financial reports provided under
              Section 5.2(a) or 5.2(b).

              SCHEDULE B: The computation of the financial covenants under this Agreement in a form acceptable to the Administrative Agent.

     "CONSOLIDATED EBIT" means, for any applicable period, the sum of Consolidated Net Income plus each of the following to the extent actually deducted in determining Consolidated Net Income (a) Consolidated Interest Expense, and (b) Consolidated Tax Expense.

     "CONSOLIDATED EBITDA" means, for any applicable period, the sum of Consolidated Net Income plus each of the following to the extent actually deducted in determining Consolidated Net Income (a) Consolidated Interest Expense, (b) Consolidated Tax Expense, and (c) the amount of all depreciation and amortization expense deducted in determining Consolidated Net Income, all calculated on a consolidated basis for the Borrower and its Subsidiaries and as determined in accordance with GAAP.

     "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, for the immediately preceding four fiscal quarters, the ratio of (a) the sum of, without duplication, (i) Consolidated EBIT, plus (ii) Consolidated Lease Expense; to (b) the sum of (i) Consolidated Interest Expense, plus (ii) Consolidated Lease Expense.

     "CONSOLIDATED FUNDED DEBT" means, as of any date of determination, the sum of (a) all interest bearing Debt of Borrower and its Subsidiaries which is evidenced by promissory notes, loan agreements, bonds or similar instruments, as such amount is required to be shown on Borrower's consolidated balance sheet as of that date prepared in accordance with GAAP (including, without limitation, all Capitalized Lease Obligations), plus
     (b) Letters of Credit and bankers acceptances, plus (c) all Off Balance Sheet Synthetic Lease Debt of Borrower and its Subsidiaries.

     "CONSOLIDATED FUNDED DEBT TO CONSOLIDATED EBITDA RATIO" means, as of the end of any fiscal quarter of Borrower, the ratio of (a) Consolidated Funded Debt at that time to (b) Consolidated EBITDA for the four fiscal quarters then ended.

     "CONSOLIDATED FUNDED DEBT TO TOTAL CAPITALIZATION RATIO" means, as of the end of any fiscal quarter of Borrower, the ratio of (a) Consolidated

     Funded Debt to (b) the sum of (i) Consolidated Net Worth, plus (ii) Consolidated Funded Debt.

     "CONSOLIDATED INTEREST EXPENSE" means, for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption (including without limitation, imputed interest included in payments under Capitalized Lease Obligations) on a consolidated income statement of the Borrower and its Subsidiaries for such period.

     "CONSOLIDATED LEASE EXPENSE" means, for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption "lease expense" or any like caption on a consolidated income statement of the Borrower and its Subsidiaries for such period.

     "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss), after provision or benefit for taxes of the Borrower and its Subsidiaries on a consolidated basis for such period, determined in accordance with GAAP; provided that (a) Borrower may add back to Consolidated Net Income during the applicable periods an after tax adjusted nonrecurring restructuring charge in an amount of the lesser of (i) $50,000,000.00, or
     (ii) the actual charge taken in the fourth quarter of calendar year 2000, and (b) Consolidated Net Income of Borrower shall be reduced by the after tax amount of nonrecurring gains.

     "CONSOLIDATED NET WORTH" means, as of any date of determination, the Borrower's consolidated stockholders equity determined in accordance with GAAP.

     "CONSOLIDATED TAX EXPENSE" means, for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption "tax expense" or any like caption on a consolidated income statement of the Borrower and the Subsidiaries for such period.

     "CONTINUATION/CONVERSION REQUEST" means a Continuation/Conversion Request in substantially the form of Exhibit C executed by a Responsible Officer of the Borrower and delivered to the Administrative Agent.

     "CREDIT DOCUMENTS" means this Agreement, the Revolving Loan Notes, the Letter of Credit Documents, the Swing Line Note, the Guaranty, the Interest Hedge Agreements, all joinder agreements provided pursuant to Section 5.19 and 5.21, and each other agreement, instrument, or document executed at any time in connection with this Agreement.

     "CREDIT OBLIGATIONS" means all principal, interest, fees, reimbursements, indemnifications, and other amounts now or hereafter owed by the Borrower to the Administrative Agent and the Banks (or with respect to the

     Interest Hedge Agreements, any Affiliates of the Banks) under this Agreement, the Revolving Loan Notes, the Swing Line Note, the Letter of Credit Documents, and the other Credit Documents and any increases, extensions, and rearrangements of those obligations under any amendments, supplements, and other modifications of the documents and agreements creating those obligations.

     "DEBT" of any Person means at any date, without duplication of amounts, (a) all indebtedness, obligations and liabilities of such Person for borrowed money, (b) all indebtedness, obligations and liabilities of such Person evidenced by bonds, debentures, notes, bankers acceptances or other similar instruments, whether recourse or non-recourse and whether secured or unsecured, (c) all obligations of such Person issued or assumed as the deferred purchase of property or services (other than unsecured accounts payable, accrued expenses, deferred compensation, and other pension, benefit and welfare expenses arising in the ordinary course of business),
     (d) all Capitalized Lease Obligations of such Person, (e) all obligations, after netting, of such Person in respect of Interest Hedge Agreements or agreements, devices or arrangements designed to protect against fluctuations in commodity prices or currency exchange rates, (f) all amounts available for drawing under all letters of credit issued for the account of such Person and all amounts drawn under all such letters of credit for which such Person has an outstanding reimbursement obligation,
     (g) all mandatory obligations of such Person to redeem or repurchase its outstanding Capital Stock at any time prior to the date six (6) months after the Revolving Loan Maturity Date, (h) all Off Balance Sheet Synthetic Lease Debt of such Person, and (i) obligations of other Persons, whether or not assumed, secured by Liens upon property or payable out of the proceeds or production from property owned or acquired by such Person, but only to the extent of such property's fair market value, (j) any liabilities of others of the type described in the preceding clauses (a) through (i) in respect of which such Person has incurred, assumed or acquired a liability by means of a Guaranty. For purposes of this Agreement, the Debt of any Person shall include the Debt of any partnership or joint venture to which such Person is a party, to the extent such Debt is recourse to such Person.

     "DEFAULT" means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "DEFAULT RATE" means, with respect to any amount due hereunder, a per annum interest rate equal to (a) if such amount is either outstanding principal accruing interest based upon a rate established elsewhere in this Agreement or accrued but unpaid interest thereon, the sum of (i) the interest rate established elsewhere in this Agreement from time to time for such principal amount, including any applicable margin, plus (ii) 2.00% per annum or (b) in all other cases, the Base Rate in effect from time to time plus the Applicable Margin for the Prime Rate Tranche in effect from time to time plus 2.00% per annum.

     "DERIVATIVES" means any swap, hedge, cap, collar, or similar arrangement providing for the exchange of risks related to price changes in any commodity, including money.

     "DISTRIBUTION" by any Person, means (a) with respect to any Capital Stock issued by such Person, the retirement, redemption, repurchase, or other acquisition for value of such Capital Stock, (b) the declaration or payment (without duplication) of any dividend or other distribution, whether monetary or in kind, on or with respect to any Capital Stock of such Person, and (c) any other payment or distribution of assets of a similar nature or in respect of an equity investment in such Person.

     "DOLLARS" or "$" means lawful money of the United States of America.

     "EFFECTIVE DATE" means the date this Agreement becomes effective as defined in Section 8.10.

     "ELIGIBLE ASSIGNEE" means, with respect to any assignment hereunder (a) any Bank or an Affiliate of a Bank, or (b) at the time of such assignment, any commercial bank organized under the laws of the United States or any of the countries parties to the Organization for Economic Cooperation and Development or any political subdivision of any thereof which has primary capital (or its equivalent) of not less than $500,000,000, is approved by the Administrative Agent, and, so long as no Event of Default exists and the proposed assignee is not an Affiliate of a Bank, is approved by the Borrower, in either case, such approval not to be unreasonably withheld.

     "ENGAGEMENT LETTER" means the letter agreement dated as of October 24, 2000, from the Administrative Agent and agreed to by Borrower, regarding, among other things, the administrative agency fee payable to Administrative Agent, as amended.

     "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violations, formal investigations or proceedings relating to any Environmental Law ("CLAIMS") or any permit issued under any Environmental Law, including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from a release or threatened release of Hazardous Materials.

     "ENVIRONMENTAL LAW" means all federal, state, foreign, and local laws, rules, regulations, ordinances, orders, decisions, agreements, and other requirements now or hereafter in effect relating to the pollution, destruction, loss, or injury of the environment, the presence of any contaminant in the environment, the protection, cleanup, remediation, or restoration of the environment, the creation, handling, transportation, use, or disposal of any waste product in the environment, exposure of persons to any contaminant, waste, or hazardous substance in the environment, and the health and safety of employees in relation to their environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EVENT OF DEFAULT" has the meaning specified in Section 6.1.

     "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of the offered rates quoted to the Administrative Agent (in its individual capacity) by two (2) federal funds brokers of recognized standing on such day for such transactions as selected and determined by the Administrative Agent.

     "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any of its successors.

     "GAAP" means generally accepted accounting principles, consistently applied, as used in the United States of America.

     "GUARANTOR" means each domestic Subsidiary of Borrower as of the Effective Date and each other domestic Subsidiary of Borrower formed or acquired after the Effective Date and required to become a Guarantor pursuant to
     Section 5.19.

     "GUARANTY" means, for any Person, without duplication, any liability, contingent or otherwise, of such Person guaranteeing or otherwise becoming liable for any obligation of any other Person (the "PRIMARY

     OBLIGOR") in any manner, whether directly or indirectly, and including, without limitation, any liability of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such obligation of the payment of such obligation,
     (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such obligation, or (d) otherwise to assure the owner of such obligation against loss in respect thereof; provided, that the term "GUARANTY" does not include endorsements for collection or deposit in the ordinary course of the endorser's business.

     "HAZARDOUS MATERIALS" means any substance (a) that is regulated by any Environmental Law, (b) whose handling is regulated by any Environmental Law, (c) exposure to which is regulated or in any way controlled under any Environmental Law, or (d) the release of which is subject to notification under any Environmental Law.

     "HIGHEST LAWFUL RATE" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to the relevant Bank which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. The maximum lawful rate under this Agreement shall be the weekly indicated rate ceiling under Chapter 1D of Article 5069 of the Texas Revised Civil Statutes and Texas Finance Code Chapter 303, as amended, unless any other lawful rate ceiling exceeds the rate ceiling so determined, and then the higher rate ceiling shall apply.

     "INTEREST HEDGE AGREEMENTS" means any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates or foreign exchange rates, including, without limitation, interest rate cap or collar protection agreements, foreign exchange contracts, interest rate swap agreements, interest rate options, or other Derivatives, as the same may be amended or modified and in effect from time to time.

     "INTEREST PERIOD" means, with respect to each LIBOR Tranche, the period commencing on the date of such LIBOR Tranche and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three, or six months, in each case as the Borrower may select in the applicable Revolving Loan Borrowing Request or Continuation/Conversion Request

     (unless there shall exist any Default, in which case, the Borrower may only select one month Interest Periods); provided, however, that:

         (a) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

         (b) any Interest Period which begins on the last Business Day of the calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

         (c) the Borrower may not select an Interest Period for any LIBOR Tranche which ends after the Revolving Loan Maturity Date.

     "INVESTMENT" means a payment or obligation made or incurred by a Person in the form of cash, loans, guaranties, open accounts, transfers of property, and other extensions of credit.

     "ISSUING BANK" means Bank of America, any successor to Bank of America by merger, and any successor issuing bank pursuant to Section 7.7.

     "LETTER OF CREDIT" means any commercial or standby letter of credit issued by the Issuing Bank for the account of the Borrower pursuant to the terms of this Agreement.

     "LETTER OF CREDIT APPLICATION" means the Issuing Bank's standard form letter of credit application for either a commercial or standby letter of credit, as the case may be, which has been executed by the Borrower and accepted by the Issuing Bank in connection with the issuance of a Letter of Credit.

     "LETTER OF CREDIT APPLICATION AMENDMENT" means the Issuing Bank's standard form application to amend a letter of credit for either a commercial or standby letter of credit, as the case may be, which has been executed by a Borrower and accepted by the Issuing Bank in connection with the increase or extension of a Letter of Credit.

     "LETTER OF CREDIT COLLATERAL ACCOUNT" means a special interest-bearing cash collateral account pledged to the Administrative Agent for the ratable benefit of the Issuing Bank and the Banks containing cash deposited pursuant to Sections 2.2(d) or 6.4 to be maintained with the Administrative Agent in accordance with Section 2.2(g).

     "LETTER OF CREDIT DOCUMENTS" means all Letters of Credit, Letter of Credit Applications, Letter of Credit Application Amendments, and agreements, documents, and instruments entered into in connection with or relating thereto, and all modifications, amendments, and supplements to any of the foregoing.

     "LETTER OF CREDIT EXPOSURE" means, as of any date of its determination, the aggregate outstanding undrawn amount of Letters of Credit plus the aggregate of the reimbursement obligations of the Borrower under the Letter of Credit Applications and this Agreement.

     "LETTER OF CREDIT SUBLIMIT" means $30,000,000.00.

     "LIBOR" means, for any LIBOR Tranche for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Tranche for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

     "LIBOR TRANCHE" shall mean any Tranche which bears interest based upon the LIBOR, as determined in accordance with Section 2.5.

     "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capitalized Lease Obligation having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing (other than financing statements under the Uniform Commercial Code or comparable law relating to Debt which has been paid off and is subject to a payoff letter which releases the Liens evidenced by such financing statement, provided, that such financing statement is terminated within thirty (30) days following the payoff of such Debt).

     "MAJORITY BANKS" means (a) so long as Borrower may make Revolving Loan Borrowings under this Agreement, Banks holding more than 50% of the Revolving Loan Commitments at such time, and (b) upon and after the expiration of the commitment of the Banks to advance Revolving Loan Borrowings under this Agreement, Banks holding more than 50% of the then aggregate unpaid balances of the Revolving Notes, plus the Letter of Credit Exposure of the Banks, at such time.

     "MATERIAL ADVERSE CHANGE OR EFFECT" means an effect that results in a material adverse change since September 30, 2000 (based upon the Preliminary Financial Statements) in (i) the business, properties, assets, prospects, or financial condition of the Borrower and its Subsidiaries, taken as a whole, or (ii) in the ability of the Borrower or Borrower and the Guarantors, taken as a whole, to perform its Credit Obligations under the Credit Documents to which they are a party.

     "MOODY'S" means Moody's Investors Service, Inc., or any successor thereto.

     "OFF BALANCE SHEET SYNTHETIC LEASE DEBT" shall mean obligations of Borrower or its Subsidiaries, evidenced by (i) a five-year operating lease agreement entered into on January 10, 1997 to finance the construction of Borrower's Houston terminal, warehouse and headquarters, (ii) a five-year $20 million master operating lease agreement entered into on April 3, 1998, to finance the construction of Borrower's terminal and warehouse facilities throughout the United States, (iii) a 10-year $12,885,000 million master operating lease agreement entered into on or about January 1, 1998, to finance the construction of a Subsidiary of Borrower's terminal and warehouse facilities at JFK Airport in New York, N.Y., together with (iv) any and all other future synthetic lease obligations of Borrower or any Subsidiary in which that Person is the lessee.

     "PBGC" means Pension Benefit Guaranty Corporation or its successor.

     "PERMITTED DEBT" of Borrower or any Subsidiary of Borrower means:

         (a) the Debt included in the Credit Obligations;

         (b) the Subsidiary Guaranties;

         (c) Debt of any Subsidiary of Borrower owing to Borrower or any other Subsidiary of Borrower or Debt of Borrower to any of its Subsidiaries;

         (d) any Interest Hedge Agreements not entered into for speculative purposes;

         (e) Off Balance Sheet Synthetic Lease Debt up to an aggregate amount of $35,000,000.00 at any one time outstanding and all other Debt of Borrower or any Subsidiary listed on Schedule 4.21;

         (f) in addition to the Debt listed in subparagraphs (a), (b), (c), (d), and (e) of this definition, additional Debt (including, without limitation, purchase money indebtedness and secured trade payables and any Debt assumed by Borrower in connection with an Acquisition) of Borrower and its Subsidiaries not to exceed at any time an outstanding aggregate principal amount of such additional Debt equal to $40,000,000.00; (g) Debt constituting reimbursement obligations to sureties issuing payment and performance bonds in the ordinary and usual course of Borrower's and its Subsidiaries' business operations; and

         (h) extensions and renewals of any of the foregoing (to the extent otherwise permitted under this Agreement).

         "PERMITTED ENCUMBRANCES" means each of the following:

         (a) Liens created pursuant to the Credit Documents;

         (b) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided, that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

         (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other like Liens arising by operation of law for sums which are not yet due or which are being contested in good faith by appropriate proceedings;

         (d) Liens incurred in the ordinary course of a specified Person's business in connection with workmen's compensation, unemployment insurance and other social security legislation (other than pursuant to ERISA or Section 4.12(n) of the Code) or to secure liabilities to insurance carriers under insurance or self-insurance arrangements and other obligations of a like nature, so long as, in each case with respect to this clause (d), the obligation is not Debt and is not overdue, or if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided for;

         (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

         (f) defects or irregularities in the specified Person's title to its real properties which do not materially (i) diminish the value of the surface estate or (ii) interfere with the ordinary conduct of the specified Person's business or the use or intended use of any of such properties;

         (g) any interest or title of any consignor, operating lease lessor or similar Person in assets of that Person pursuant to any consignment or operating lease arrangement entered into in the ordinary course of the specified Person's business;

         (h) Liens incurred in the ordinary course of the specified Person's business to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance and return of money bonds and other obligations of a like nature; so long as, in each case with respect to this clause (h), the obligation secured is not Debt and is not overdue, or if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided for;

         (i) Liens arising out of judgments or awards against the Borrower or any of its Subsidiaries, or in connection with surety or appeal bonds or the like in connection with bonding such judgments or award, the time for appeal from which or petition for rehearing of which shall not have expired or for which the Borrower or such Subsidiary shall be prosecuting on appeal or proceeding for review and for which it shall have obtained a stay of execution or the like pending such appeal or proceeding for review;

         (j) Liens securing up to $10,000,000.00, in the aggregate of the Permitted Debt permitted by paragraph (f) of the definition of Permitted Debt; provided, that any such Liens shall not encumber Cash or Cash Equivalents, any account or accounts receivable, real property, or the stock or other ownership interest of the Borrower in any of its Subsidiaries or any proceeds thereof;

         (k) rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the property of the specified Person;

         (l) rights reserved to or vested in any Governmental Authority to control, regulate or use any property of the specified Person;

         (m) any obligations or duties affecting the property of the specified Person to any Governmental Authority with respect to any franchise, grant, license or permit;

         (n) pre-judgment Liens;

         (o) legal or equitable encumbrances deemed to exist by reason of fraudulent transfer or conveyance laws;

         (p) Liens securing sureties for reimbursement of amounts paid on payment and performance bonds (to the extent such amounts constitute Permitted Debt under paragraph (g) of the definition of Permitted Debt); and

         (q) Liens in existence on the date hereof and listed on Schedule 4.21; provided, that no such Lien is spread to cover any additional property after the Effective Date and that the amount of Debt secured thereby is not increased.

         "PERMITTED INVESTMENTS" means all of the following investments:

         (a) direct and indirect investments by Borrower in wholly owned Subsidiaries;

         (b) investments in Permitted Debt;

         (c) Acquisitions permitted by the terms of this Agreement;

         (d) investments listed on Schedule 4.21, together with investments up to an aggregate amount of $50,000,000.00, at any one time outstanding, in any Person (other than Borrower or a Subsidiary);

         (e) extensions of trade credit in the ordinary course of business; and

         (f) investments in Cash Equivalents.

     In valuing any investments for the purpose of applying any limitations set forth in this Agreement, such investments shall be taken at the original cost thereof (but without reduction or increase for any subsequent appreciation or depreciation thereof) less any amount actually repaid or recovered on account of capital or principal (but without reduction for any offsetting investments made by the investee in the investor). For purposes of this Agreement, at any time when a corporation becomes a Subsidiary of the Borrower, all investments of such corporation at such time shall be deemed to have been made by such corporation at such time.

         "PERMITTED LINE OF BUSINESS" means any of the following: (a) freight transportation and logistics, (b) warehousing, (c) import/export services, and (d) any activity reasonably related to the foregoing.

         "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, or other entity, or a government or any political subdivision or agency thereof, or any trustee, receiver, custodian, or similar official.

         "PLAN" means, for any Person, an employee benefit plan of that Person subject to ERISA.

         "PRELIMINARY FINANCIAL STATEMENTS" means the financial statements of Borrower and its Subsidiaries provided to the Administrative Agent in connection with Borrower's application for the Revolving Loans to be provided under this Agreement.

         "PRIME RATE" means, for any day, the fluctuating per annum interest rate in effect on such day equal to the rate of interest publicly announced by the Administrative Agent as its prime rate, whether or not the Borrower has notice thereof.

         "PRIME RATE BORROWING" shall mean that portion of any Revolving Loan Borrowing which bears interest based upon the Base Rate as determined in accordance with Section 2.4.

         "PRIME RATE TRANCHE" shall mean the Tranche which bears interest based upon the Base Rate, as determined in accordance with Section 2.5.

         "PROHIBITED TRANSACTION" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

         "RATABLE SHARE" OR "PRO RATA SHARE" means, with respect to any Bank and as of any date of its determination, either (a) the ratio of such Bank's Revolving Loan Commitment at such time to the aggregate Revolving Loan Commitments at such time or (b) if the Revolving Loan Commitments have been terminated, the ratio of such Bank's aggregate outstanding Revolving Loan Advances and share of the Letter of Credit Exposure at such time to the aggregate outstanding Revolving Loan Advances and Letter of Credit Exposure at such time.

         "RELATED PARTIES" means, with respect to any Person, such Person's stockholders, directors, officers, employees, agents, Affiliates, successors, and assigns, and their respective stockholders, directors, officers, employees, and agents, and, with respect to any Person that is an individual, such Person's family relations and heirs.

         "REPORTABLE EVENT" means any of the events set forth in Section 4043 of ERISA.

         "RESPONSIBLE OFFICER" means, with respect to any Person, such Person's Chief Executive Officer, President, Chief Financial Officer, Treasurer, Controller, or any other officer of such Person designated by any of the foregoing in writing from time to time.

         "REVOLVING LOAN" or "REVOLVING LOANS" each means the aggregate outstanding principal amount of the Revolving Loan Borrowings.

         "REVOLVING LOAN ADVANCE" means the outstanding principal from a Bank which represents such Bank's ratable share of a Revolving Loan Borrowing.

         "REVOLVING LOAN BORROWING" means any aggregate amount of principal advanced on the same day and pursuant to the same Revolving Loan Borrowing Request under the revolving loan facility created in Section 2.1.

         "REVOLVING LOAN BORROWING REQUEST" means a Revolving Loan Borrowing Request in substantially the form of Exhibit B executed by a Responsible Officer of the Borrower and delivered to the Administrative Agent.

         "REVOLVING LOAN COMMITMENT" means, for any Bank, the amount set forth beside such Bank's name on the signature pages of this Agreement as its Revolving Loan Commitment, or if such Bank has entered into any Assignment and Acceptance since the date of this Agreement, as set forth for such Bank as its Revolving Loan Commitment in the Register maintained by the Administrative Agent pursuant to Section 8.5(c), in each case as such amount may be terminated pursuant to Section 6.2.

         "REVOLVING LOAN MATURITY DATE" means January 5, 2004

         "REVOLVING LOAN NOTE" means a promissory note of the Borrower payable to the order of a Bank, in substantially the form of Exhibit D, evidencing the indebtedness of the Borrower to such Bank resulting from Revolving Loan Advances made by such Bank to the Borrower.

         "S&P" means Standard & Poor's Rating Group or any successor thereto.

         "SEC" means the Securities and Exchange Commission.

         "SUBSIDIARY" means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "SUBSIDIARY GUARANTY" means a Guaranty in substantially in the form of
     Exhibit I, executed and delivered to the Administrative Agent by each domestic Subsidiary of Borrower existing on the Effective Date, guaranteeing the payment and performance of the Credit Obligations and each domestic Subsidiary after the Effective Date under Sections 5.19 and 5.21.

         "SWING LINE LENDER" means Bank of America and its successors and assigns.

         "SWING LINE LOAN" means the aggregate outstanding principal amount of the advances made under the Swing Line Note.

         "SWING LINE NOTE" means the promissory note of the Borrower in the principal amount of $15,000,000 payable to the order of the Swing Line Lender evidencing the indebtedness of the Borrower to the Swing Line Lender resulting from advances to the Borrower under the line of credit created thereunder, and in substantially the form of Exhibit H.

         "TRANCHE" means any tranche of principal outstanding under the Revolving Loan accruing interest on the same basis whether created in connection with new advances of principal under the Revolving Loan pursuant to Section 2.5(a)(i) or by the continuation or conversion of existing tranches of principal under such Revolving Loan pursuant to Section 2.5(a)(ii) and shall include the Prime Rate Tranche or any LIBOR Tranche.

         "TYPE" has the meanings set forth in Section 1.8.

         "VOTING SECURITIES" means (a) with respect to any corporation, any capital stock of the corporation having general voting power under ordinary circumstances to elect directors of such corporation, (b) with respect to any partnership, any partnership interest having general voting power under ordinary circumstances to elect the general partner or other management of the partnership, and (c) with respect to any other Person, such ownership interests in such Person having general voting power under ordinary circumstances to elect the management of such Person, in each case, irrespective of whether at the time any other class of stock, partnership interests, or other ownership interest might have special voting power or rights by reason of the happening of any contingency.

         1.2 Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

         1.3 Singular and Plural of Definitions. Each term defined in the singular form in Section 1.1 shall mean the plural thereof when the plural form of such term is used in this Agreement, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used in this Agreement.

         1.4 Money. Unless stipulated otherwise, all references herein or in any of the Credit Documents to "DOLLARS," "$," "MONEY," "PAYMENTS" or other similar financial or monetary terms are references to lawful money of the United States of America.

         1.5 Captions; References. The captions in this Agreement and in the table of contents hereof are for convenience of reference only and shall not define, affect or limit any of the terms or provisions hereof. All references herein to "ARTICLES" and "SECTIONS" are, unless specified otherwise, references to articles and sections of this Agreement. Unless specifically indicated otherwise, all references herein to an "EXHIBIT," "ANNEX" or "SCHEDULE" are references to exhibits, annexes or schedules attached hereto, all of which are incorporated herein and made a part hereof for all purposes, the same as if set forth fully herein, it being understood that if any exhibit, annex or schedule attached hereto which is to be executed and delivered contains blanks, the same shall be completed correctly and in accordance with this Agreement prior to or at the time of the execution and delivery thereof. The words "HEREIN," "HEREOF," "HEREUNDER" and other similar compounds of the word "HERE" when used in this Agreement shall refer to this entire Agreement and not to any particular provision or Section unless specifically indicated otherwise.

         1.6 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

         1.7 Knowledge. References in this Agreement or any other Credit Document to knowledge of Borrower or any Subsidiary of Borrower of events or circumstances shall be deemed to refer to events or circumstances of which a Responsible Officer of Borrower or a Subsidiary has actual knowledge thereof, or of which a Responsible Officer of Borrower or a Subsidiary has received information communicated to him or her in writing.

         1.8 Types. The "TYPE" of a Tranche refers to the determination whether such tranche is a LIBOR Tranche or the Prime Rate Tranche.

         1.9 Other Matters of Interpretation. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word "INCLUDING" shall mean "INCLUDING BUT NOT LIMITED TO." The word "OR" shall mean "AND/OR" wherever necessary to prevent interpretation of any provision against the Administrative Agent or the Banks. "CURRENT", for purposes of this Agreement, shall mean within 30 days from the applicable date. Whenever the Borrower has an obligation under this Agreement and the Credit Documents the expense of complying with that obligation shall be an expense of the Borrower unless otherwise specified. Whenever any determination is to be made by the Administrative Agent or any Bank, such determination shall be in such Person's sole discretion unless otherwise specified in this Agreement. If any provision in this Agreement and the Credit Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and this Agreement and the Credit Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of this Agreement and the Credit Documents, and the remaining provisions shall remain in full force and effect. This Agreement and the Credit Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter. In the event of a conflict between this Agreement and any other Credit Documents, this Agreement shall control.

              ARTICLE 2 - CREDIT FACILITIES.
                          -----------------

         2.1 Revolving Loan Facility.


         (a) Revolving Loan Commitments. Each Bank severally agrees, on the terms and conditions set forth in this Agreement and for the purposes set forth in Section 5.4, to make Revolving Loan Advances to the Borrower as such Bank's ratable share of Revolving Loan Borrowings requested by the Borrower from time to time on any Business Day during the period from the Effective Date until the Revolving Loan Maturity Date provided that the aggregate outstanding principal amount of Revolving Loan Advances made by such Bank plus such Bank's ratable share of the Swing Line Loan plus such Bank's ratable share of the Letter of Credit Exposure shall not exceed such Bank's Revolving Loan Commitment. Revolving Loan Borrowings must be made in an amount equal to or greater than $1,000,000, in the case of any Revolving Loan Borrowing comprised of a LIBOR Tranche, or $500,000, in the case of any Prime Rate Borrowing comprised of a Prime Rate Tranche, and be made in multiples of $1,000,000, in the case of any Revolving Loan Borrowing comprised of a LIBOR Tranche, or $100,000, in the case of any Prime Rate Borrowing comprised of a Prime Rate Tranche. Within the limits expressed in this Agreement, the Borrower may from time to time borrow, prepay, and reborrow Revolving Loan Borrowings. The Revolving Loan shall be evidenced by Revolving Loan Notes made by the Borrower.

         (b)  Method of Advancing.

              (i) Each Revolving Loan Borrowing shall be made pursuant to a Revolving Loan Borrowing Request given by the Borrower to the Administrative Agent in writing or by telecopy not later than the time required pursuant to Section 2.5(a)(i) to select the interest rate basis for the Revolving Loan Borrowing. Each Revolving Loan Borrowing Request shall be fully completed and shall specify the information required therein, and shall be irrevocable and binding on the Borrower. Upon receipt of the Revolving Loan Borrowing Request by the Administrative Agent, the Administrative Agent shall promptly forward notice of the Revolving Loan Borrowing to the Banks. Each Bank shall, before 1:00 p.m. (local time at the Applicable Lending Office of the Administrative Agent) on the date of the requested Revolving Loan Borrowing, make available from its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Applicable Lending Office, in immediately available funds, such Bank's ratable share of such Revolving Loan Borrowing. Subject to the satisfaction of all applicable conditions precedent, after receipt by the Administrative Agent of such funds, the Administrative Agent shall, by 4:00 p.m. (local time at the Applicable Lending Office of the Administrative Agent), on the date requested for such Revolving Loan Borrowing make such Revolving Loan Borrowing available to the Borrower in immediately available funds at any account of Borrower which is designated in writing by the Borrower to the Administrative Agent.

              (ii) Unless the Administrative Agent shall have received notice from a Bank before the date of any Revolving Loan Borrowing that such Bank shall not make available to the Administrative Agent such Bank's ratable share of such Revolving Loan Borrowing, the Administrative Agent may assume that such Bank has made its ratable share of such Revolving Loan Borrowing available to the Administrative Agent on the date of such Revolving Loan Borrowing in accordance with paragraph (i) above and the Administrative Agent may, in reliance upon such assumption make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made its ratable share of such Revolving Loan Borrowing available to the Administrative Agent, such Bank agrees that it shall pay interest on such amount for each day from the date such amount is made available to the Borrower by the Administrative Agent until the date such amount is paid to the Administrative Agent by such Bank at the Federal Funds Rate in effect from time to time, provided that with respect to such Bank if such amount is not paid by such Bank by the end of the second day after the

         Administrative Agent makes such amount available to the Borrower, the interest rates specified above shall be increased by a per annum amount equal to 2.00% on the third day and shall remain at such increased rate thereafter. Interest on such amount shall be due and payable by such Bank upon demand by the Administrative Agent. If such Bank shall pay to the Administrative Agent such amount and interest as provided above, such amount so paid shall constitute such Bank's Revolving Loan Advance as part of such Revolving Loan Borrowing for all purposes of this Agreement even though not made on the same day as the other Revolving Loan Advances comprising such Revolving Loan Borrowing. In the event that such Bank has not repaid such amount by the end of the fifth day after such amount was made available to the Borrower, the Borrower agrees to repay to the Administrative Agent on demand such amount, together with interest on such amount for each day from the date such amount was made available to the Borrower until the date such amount is repaid to the Administrative Agent at the interest rate charged to the Borrower for such Revolving Loan Borrowing under the terms of this Agreement.

              (iii) The failure of any Bank to make available its ratable share of any Revolving Loan Borrowing shall not relieve any other Bank of its obligation, if any, to make available its ratable share of such Revolving Loan Borrowing. No Bank shall be responsible for the failure of any other Bank to honor such other Bank's obligations hereunder, including any failure to make available any funds as part of any Revolving Loan Borrowing; provided, however, that nothing contained in this Agreement shall affect Borrower's rights against any Bank defaulting on its obligations hereunder, including, by way of example, the failure of a Bank to make available its ratable share of any Revolving Loan Borrowing.

         (c)  Prepayment.

              (i) The Borrower may prepay without penalty the outstanding principal amount of the Revolving Loan pursuant to written notice given by the Borrower to the Administrative Agent in writing or by telecopy not later than (A) 1:00 p.m. (local time at the Applicable Lending Office of the Administrative Agent) on the third Business Day before the date of the proposed prepayment, in the case of the prepayment of any portion of the Revolving Loan which is comprised of LIBOR Tranches, or (B) 11:00 a.m. (local time at the Applicable Lending Office of the Administrative Agent) on the same Business Day of the proposed prepayment, in the case of the prepayment of any portion of the Revolving Loan comprised solely of the Prime Rate Tranche. Each such notice shall specify the principal amount and Tranche or Tranches of the Revolving Loan which shall be prepaid, the date of the prepayment, and shall be irrevocable and binding on the Borrower. Prepayments of the Revolving Loan shall be made in integral multiples of $1,000,000, in the case of prepayments of any LIBOR Tranches, or $100,000, in the case of prepayments of the Prime Rate Tranche. If the prepayment would cause the aggregate outstanding principal amount of any LIBOR Tranche comprising all or any part of the Revolving Loan or the aggregate outstanding principal amount of the Prime Rate Tranche comprising all or any part of the Revolving Loan, to be less than $1,000,000, in the case of any such LIBOR Tranche, or $500,000, in the case of the Prime Rate Tranche, the prepayment must be in an amount equal to the entire outstanding principal amount of such LIBOR Tranche under the Revolving Loan or the entire outstanding principal amount of the Prime Rate Tranche under the Revolving Loan, as the case may be. Upon receipt of any notice of prepayment, the Administrative Agent shall give prompt notice of the intended prepayment to the Banks. For each such notice given by the Borrower, the Borrower shall prepay the Revolving Loan in the specified amount on the specified date as set forth in such notice. The Borrower shall have no right to prepay any principal amount of the Revolving Loan except as provided in this Section 2.1(c)(i).

              (ii) Each prepayment of principal of any LIBOR Tranche under the Revolving Loan pursuant to this Section 2.1(c) shall be accompanied by payment of all accrued but unpaid interest on the principal amount prepaid and any amounts required to be paid pursuant to Section 2.6 as a result of such prepayment.


         (d) Repayment. The Borrower shall pay to the Administrative Agent for the ratable benefit of the Banks the aggregate outstanding principal amount of the Revolving Loan on the Revolving Loan Maturity Date.

         (e) Reduction of Revolving Loan Commitments. The Borrower shall have the right, upon at least three Business Days' irrevocable notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portion of the Revolving Loan Commitments; provided that each partial reduction shall be in the aggregate amount of $5,000,000 or in integral multiples of $5,000,000 in excess thereof. Any reduction or termination of the Revolving Loan Commitments pursuant to this Section 2.1(e) shall be permanent, with no obligation of the Banks to reinstate such Revolving Loan Commitments and the commitment fees provided for in
     Section 2.4(a) shall thereafter be computed on the basis of the Revolving Loan Commitments, as so reduced. Notwithstanding the foregoing, in no event shall the aggregate amount of the Revolving Commitments be reduced to an amount less than the sum of (i) the aggregate outstanding principal balances of the Revolving Loan Notes, plus
     (ii) the Letter of Credit Exposure, plus (iii) the outstanding balance of the Swing Line Note.

         2.2  Letter of Credit Facility.

         (a) Commitment for Letters of Credit. The Issuing Bank shall, on the terms and conditions set forth in this Agreement and for the purposes set forth in Section 5.4, issue, increase, and extend Letters of Credit at the request of the Borrower from time to time on any Business Day during the period from the date of this Agreement until the Revolving Loan Maturity Date provided that (i) the Letter of Credit Exposure shall not exceed the Letter of Credit Sublimit and (ii) the aggregate outstanding principal amount of Revolving Loan Borrowings plus the Swing Line Note plus the Letter of Credit Exposure shall not exceed the aggregate amount of the Revolving Loan Commitments. No Letter of Credit may have an expiration date later than 24 months after its issuance date, and each Letter of Credit which is self-extending beyond its expiration date must be cancelable upon no more than 30 days notice prior to each extension period given by the Issuing Bank to the beneficiary of such Letter of Credit. No Letter of Credit may have an expiration date later than 18 months after the Revolving Loan Maturity Date unless approved by the Issuing Bank, the Administrative Agent, and the Banks. Each Letter of Credit must be in form and substance acceptable to the Issuing Bank. The indebtedness of the Borrower to the Issuing Bank resulting from Letters of Credit requested by the Borrower shall be evidenced by the Letter of Credit Applications made by the Borrower.

         (b) Requesting Letters of Credit. Each Letter of Credit shall be issued, increased, or extended pursuant to a Letter of Credit Application or Letter of Credit Application Amendment, as applicable, given by the Borrower to the Issuing Bank in writing or by telecopy promptly confirmed in writing, such Letter of Credit Application or Letter of Credit Application Amendment being given not later than 1:00 p.m. (local time at the Applicable Lending Office of the Administrative Agent) on the third Business Day before the date of the proposed issuance, increase, or extension of the Letter of Credit. Each Letter of Credit Application or Letter of Credit Application Amendment shall be fully completed and shall specify the information required therein (including the proposed form of the Letter of Credit or change thereto), and shall be irrevocable and binding on the Borrower. Upon receipt by the Issuing Bank of the Letter of Credit Application or Letter of Credit Application Amendment, the Issuing Bank shall give prompt notice thereof to the Administrative Agent, and the Administrative Agent shall promptly inform the Banks of the proposed Letter of Credit or change thereto. Subject to the satisfaction of all applicable conditions precedent, the Issuing Bank shall, by 4:00 p.m.

     (local time at the Applicable Lending Office of the Administrative Agent), on the date requested by the Borrower for the issuance, increase, or extension of such Letter of Credit issue, increase, or extend such Letter of Credit to the specified beneficiary. Upon the date of the issuance, increase, or extension of a Letter of Credit, the Issuing Bank shall be deemed to have sold to each other Bank and each other Bank shall be deemed to have purchased from the Issuing Bank a ratable participation in the related Letter of Credit or change thereto. The Issuing Bank shall notify the Administrative Agent of each Letter of Credit issued, increased, or extended and the date and amount of each Bank's participation in such Letter of Credit, and the Administrative Agent shall in turn notify the Banks.

         (c) Reimbursements for Letters of Credit. With respect to any Letter of Credit and in accordance with the related Letter of Credit Application, the Borrower agrees to pay to the Issuing Bank upon and as a condition to the issuance of the related Letter of Credit or change thereto, fees due with respect to such Letter of Credit as specified in Section 2.4(b). If the Borrower does not pay upon demand of the Issuing Bank any amount due to the Issuing Bank under any Letter of Credit Application, in addition to any rights the Issuing Bank may have under such Letter of Credit Application, the Issuing Bank may upon written notice to the Administrative Agent request the satisfaction of such obligation by the making of a Revolving Loan Borrowing. Concurrently with such notice to the Administrative Agent, the Issuing Bank will use reasonable efforts to provide like notice to the Borrower, provided that failure to provide such notice to the Borrower at such time shall not invalidate the effectiveness of such request for a Revolving Loan Borrowing. Upon such request, the Borrower shall be deemed to have requested the making of a Revolving Loan Borrowing in the amount of such obligation and the transfer of the proceeds thereof to the Issuing Bank. Such Revolving Loan Borrowing shall be a Prime Rate Borrowing. The Administrative Agent shall promptly forward notice of such Revolving Loan Borrowing to the Borrower and the Banks, and each Bank shall, in accordance with the procedures of Section 2.1(b), other than limitations on the size of Revolving Loan Borrowings, and notwithstanding the failure of any conditions precedent, make available such Bank's ratable share of such Revolving Loan Borrowing to the Administrative Agent, and the Administrative Agent shall promptly deliver the proceeds thereof to the Issuing Bank for application to such Bank's share of the obligations under such Letter of Credit. Subject to the provisions of this Section 2.2(c), the Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Issuing Bank to make such requests for Revolving Loan Borrowings on behalf of the Borrower, and the Banks to make Revolving Loan Advances to the Administrative Agent for the benefit of the Issuing Bank in satisfaction of such obligations. The Administrative Agent and each Bank may record and otherwise treat the making of such Revolving Loan Borrowings as the making of Revolving Loan Borrowings to the Borrower under this Agreement as if requested by the Borrower. Nothing herein is intended to release the Borrower's obligations under any Letter of Credit Application, but only to provide an additional method of payment therefor. The making of any Revolving Loan Borrowing under this Section 2.2(c) shall not constitute a cure or waiver of any Default or Event of Default, other than the payment Default or Event of Default which is satisfied by the application of the amounts deemed advanced hereunder, caused by the Borrower's failure to comply with the provisions of this Agreement or any Letter of Credit Application.

         (d) Prepayments of Letters of Credit. In the event that any Letters of Credit shall be outstanding according to their terms after the Revolving Loan Maturity Date, the Borrower shall pay to the Administrative Agent on the Revolving Loan Maturity Date an amount equal to the Letter of Credit Exposure allocable to such Letters of Credit to be held in the Letter of Credit Collateral Account and applied in accordance with paragraph (g) below.

         (e) Credit Obligations Unconditional. The obligations of the Borrower and each Bank under this Agreement and the Letter of Credit Applications to make payments as required to reimburse the Issuing Bank for draws under Letters of Credit and to make other payments due in respect of Letters of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and the Letter of Credit Applications under all circumstances, including: (i) any lack of validity or enforceability of any Letter of Credit Document; (ii) any amendment, waiver, or consent to departure from any Letter of Credit Document agreed to by Borrower; (iii) the existence of any claim, set-off, defense, or other right which the Borrower or any Bank may have at any time against any beneficiary or transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, or any other person or entity, whether in connection with the transactions contemplated in this Agreement or any unrelated transaction; or (iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect where same on due examination appears to be regular on its face: provided, however, that nothing contained in this paragraph (e) shall be deemed to constitute a waiver of any remedies of the Borrower or any Bank in connection with the Letters of Credit or the Borrower's or such Bank's rights under paragraph (f) below.

         (f) Liability of Issuing Bank. The Issuing Bank and the Banks shall not be liable or responsible for: (i) the use which may be made of any

     Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency, or genuineness of documents related to Letters of Credit, or of any endorsement thereon where same on due examination appears to be regular on its face, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent, or forged; (iii) the performance of any transaction between Borrower or one or more of its Subsidiaries and any beneficiary which underlies the Letter of Credit; (iv) loss or destruction of any draft, demand, or document in transit or in the possession of others unless due to the gross negligence or willful misconduct of the Issuing Bank or any Bank;
     (v) lack of knowledge of any particular trade usage (other than standard United States and Western European banking usage as used in the normal course of business) unless such lack of knowledge is due to the gross negligence or willful misconduct of the Issuing Bank or any other Bank; or
     (vi) any other circumstances reasonably similar to the above in making or failing to make payment under any Letter of Credit (INCLUDING THE ISSUING BANK'S OWN NEGLIGENCE, except as expressly provided below); except that the Issuing Bank shall be liable to the Borrower or any Bank to the extent of any direct, as opposed to consequential, damages suffered by the Borrower or such Bank which the Borrower or such Bank proves were caused by (A) the Issuing Bank's gross negligence or willful misconduct in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit, (B) the Issuing Bank's willful or grossly negligent failure to make or delay in making lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit, (C) the Issuing Bank's payment of greater than the maximum amount permitted under any Letter of Credit, or (D) the Issuing Bank's negligence in the handling of money.

         (g) Letter of Credit Collateral Account.

             (i) If the Borrower is required to deposit funds in the Letter of Credit Collateral Account pursuant to Sections 2.2(d) or 6.4, then the Borrower and the Administrative Agent shall establish the Letter of Credit Collateral Account for the ratable benefit of the Issuing Bank and the Banks and the Borrower shall execute any documents and agreements, including the Administrative Agent's standard form assignment of deposit accounts, that the Administrative Agent reasonably requests in connection therewith to establish the Letter of Credit Collateral Account and grant the Administrative Agent a first priority security interest in such account and the funds therein. The Borrower hereby pledges to the Administrative Agent and grants the Administrative Agent a security interest in the Letter of Credit

         Collateral Account for the ratable benefit of the Issuing Bank and the Banks, whenever established, all funds held in the Letter of Credit Collateral Account from time to time, and all proceeds thereof as security for the payment of the Credit Obligations.

             (ii) Funds held in the Letter of Credit Collateral Account shall be held as cash collateral for obligations with respect to Letters of Credit and promptly applied by the Administrative Agent at the request of the Issuing Bank to any reimbursement or other obligations under Letters of Credit that exist or occur. To the extent that any surplus funds are held in the Letter of Credit Collateral Account above the Letter of Credit Exposure, during the existence of an Event of Default the Administrative Agent may (A) hold such surplus funds in the Letter of Credit Collateral Account as cash collateral for the Credit Obligations or (B) apply such surplus funds to any Credit Obligations in accordance with Section 6.9. If no Default exists, the Administrative Agent shall release to the Borrower at the Borrower's written request any funds held in the Letter of Credit Collateral Account above the amounts required by Section 2.2(d).

             (iii) Funds held in the Letter of Credit Collateral Account shall be invested in money market funds of the Administrative Agent or in another investment if mutually agreed upon by the Borrower and the Administrative Agent, but the Administrative Agent shall have no other obligation to make any other investment of the funds therein. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

         2.3 Swing Line Facility.

         (a) Commitment. The Swing Line Lender agrees, on the terms and conditions set forth in the Autoborrow Agreement set forth in Exhibit "J" attached hereto, to make advances to the Borrower under the Swing Line Note (if such Autoborrow Agreement is no longer in effect, advances shall be thereafter made as provided for in this Agreement and the Swing Line Note). No Bank (other than the Swing Line Lender) shall have any rights thereunder (but each Bank shall have the obligation to reimburse the Swing Line Lender in accordance with paragraph (d) below). The indebtedness of the Borrower to the Swing Line Lender resulting from the advances under the Swing Line Note made by the Swing Line Lender shall be evidenced by the Swing Line Note made by the Borrower. Subject to the terms and conditions of this
     Section 2.3 and Article 5, Borrower may repay, and reborrow under the Swing Line Note.

                  (b) Interest. Interest shall accrue on the outstanding balance of the Swing Line Note at the Base Rate plus the Applicable Margin. The Borrower shall pay to the Swing Line Lender all accrued but unpaid interest on the outstanding principal amount of the Swing Line Note on the last day of each calendar quarter and on the Revolving Loan Maturity Date.

                  (c) Repayment. The Borrower shall pay to the Swing Line Lender the aggregate outstanding principal amount of the Swing Line Loan on the Revolving Loan Maturity Date.

                  (d) Reimbursements for Swing Line Loan Obligations. With respect to the Swing Line Loan and the interest accruing thereon, the Borrower agrees to pay to the Swing Line Lender such amounts when due and payable to the Swing Line Lender under the Swing Line Note. At any time (including, without limitation, in the event the Borrower does not pay to the Swing Line Lender any amounts when due and payable to the Swing Line Lender under the attached Autoborrow Agreement or the Swing Line Note or if any other Default or Event of Default is then continuing), in addition to any rights the Swing Line Lender may have under such Swing Line Note and Autoborrow Agreement, the Swing Line Lender may upon written notice to the Administrative Agent request the making of a Revolving Loan Advance in the amount of any amounts outstanding under the Swing Line Note. Upon such request, Borrower shall be deemed to have requested a Revolving Loan Advance in the amount outstanding under the Swing Line Note and the transfer of the proceeds thereof to the Swing Line Lender for application to the balance of the Swing Line Note. Such Revolving Loan Borrowing shall be a Prime Rate Borrowing. The Administrative Agent shall promptly forward notice of such Revolving Loan Advance to the Borrower and the Banks, and each Bank shall, in accordance with the procedures of Section 2.1(b) and elsewhere in this Agreement, and notwithstanding the failure of any conditions precedent in Section 3.2, make available such Bank's pro rata portion of such Revolving Loan Advance to the Administrative Agent, and the Administrative Agent shall promptly deliver the proceeds thereof to the Swing Line Lender for application to such amounts owed to the Swing Line Lender under the Swing Line Note. Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Swing Line Lender to make such requests for Revolving Loan Advances on behalf of the Borrower, and the Banks to make Revolving Loan Advances to the Administrative Agent for the benefit of the Swing Line Lender in satisfaction of such obligations subject to the provisions of this
         Section 2.3(d). The Administrative Agent and each Bank may record and otherwise treat the making of such Revolving Loan Advances as the making of a Revolving Loan Advance to the Borrower under this Agreement as if requested by the Borrower. Nothing herein is intended to release the Borrower's obligations under the Swing Line Note, but only to provide an additional method of payment therefor. The making of any Revolving Loan Advance under this Section 2.3(d) shall not constitute a cure or waiver of any Default or Event of Default other than the payment Default or Event of Default which is satisfied by the application of the amounts deemed advanced hereunder, caused by the Borrower's failure to comply with the provisions of this Agreement or the Swing Line Note.

                  (e) Limitation on Swing Line Loan Availability. The amount of any advance under the Swing Line Note, when added to the outstanding principal balance of the Swing Line Note, shall in no event exceed $15,000,000.00, and such amount shall not in any event exceed an amount equal to the aggregate amount of the Revolving Loan Commitments, minus the Revolving Loans, minus the Letter of Credit Exposure, minus the outstanding principal balance of the Swing Line Note.

                  (f) Reimbursement. The Swing Line Lender may enforce its right to reimbursement from Administrative Agent under Section 2.3(d) from payments and other amounts received from time to time by Administrative Agent for application to the Credit Obligations (including, without limitation, from payments made on the Revolving Loan and the liquidation of collateral) prior to the payment of such amounts by Administrative Agent to Banks, even if the reimbursement rights of the Swing Line Lender are enforced after the receipt of such amounts by Administrative Agent.

                  (g) Prepayment. The Borrower may prepay without penalty the outstanding principal amount of the Swing Line Loan pursuant to written notice given by the Borrower to the Administrative Agent in writing or by telecopy not later than 11:00 a.m. (local time at the Applicable Lending Office of the Administrative Agent) on the same Business Day of the proposed prepayment.

         2.4 Fees.

                  (a) Commitment Fees. The Borrower shall pay to the Administrative Agent for the ratable benefit of the Banks an unused commitment fee in an amount equal to the product of the Applicable Margin for unused commitment fees in effect from time to time multiplied by the average daily amount by which (i) the aggregate amount of the Revolving Loan Commitments exceeds (ii) the aggregate outstanding principal amount of the Revolving Loan plus the Letter of Credit Exposure. The unused commitment fee shall be due and payable in arrears on the last day of each calendar quarter and on the Revolving Loan Maturity Date.

                  (b) Fees for Letters of Credit. For each Letter of Credit issued by the Issuing Bank, the Borrower shall pay to the Banks a letter of credit fee equal to the Applicable Margin for letter of credit fees per annum on the face amount of such Letter of Credit for the stated term of such Letter of Credit, with a minimum fee of $500. In addition, for each Letter of Credit issued by the Issuing Bank, the Borrower shall pay to the Administrative Agent for the benefit of the Issuing Bank a fronting fee of 1/8% per annum on the face amount of such Letter of Credit for the stated term of such Letter of Credit, with a minimum fee of $500. The Borrower shall pay each such letter of credit fee for each Letter of Credit quarterly in arrears within ten days after when billed therefor by the Issuing Bank.

                  (c) Engagement Letter. The Borrower shall pay to Bank of America the fees payable to Bank of America as and when provided for in the Engagement Letter.

         2.5 Revolving Loan Interest.

                  (a) Election of Interest Rate Basis. The Borrower may select the interest rate basis for the Revolving Loan in accordance with the terms of this Section 2.5(a):

                           (i) Under the Revolving Loan Borrowing Request
                  provided to the Administrative Agent in connection with the making of each Revolving Loan Borrowing, the Borrower shall select the amount and the Type of the Tranches, and for each LIBOR Tranche selected, any permitted Interest Period for each such LIBOR Tranche, which will comprise such Revolving Loan Borrowing, provided that (A) at no time shall there be more than seven separate LIBOR Tranches outstanding and (B) each LIBOR Tranche must be in a principal amount equal to or greater than $1,000,000 and be made in multiples of $1,000,000, and the Prime Rate Tranche must be in a principal amount equal to or greater than $500,000 and be made in multiples of $100,000. Such interest rate elections must be provided to the Administrative Agent in writing or by telecopy not later than 11:00 a.m. (local time at the Applicable Lending Office of the Administrative Agent) on the third Business Day before the date of any proposed Revolving Loan Borrowing comprised of a LIBOR Tranche or 11:00 a.m. (local time at the Applicable Lending Office of the Administrative Agent) on the same day of any proposed Revolving Loan Borrowing which is a Prime Rate Borrowing. The Administrative Agent shall promptly forward copies of such interest rate elections to the Banks. In the case of any Revolving Loan Borrowing comprised of a LIBOR Tranche upon determination by the Administrative Agent, the Administrative Agent shall promptly notify the Borrower and the Banks of the applicable interest rate for such Tranche.

                           (ii) With respect to any Tranche, the Borrower may
                  continue or convert any portion of any LIBOR Tranche or the Prime Rate Tranche to form new LIBOR Tranches or increase or decrease the amount of the Prime Rate Tranche in accordance with this paragraph. Each such continuation or conversion shall be deemed to create a new LIBOR Tranche or increase or decrease the amount of the Prime Rate Tranche, as applicable, for all purposes of this Agreement. Each such continuation or conversion shall be made pursuant to a Continuation/Conversion Request given by the Borrower to the Administrative Agent in writing or by telecopy not later than 11:00 a.m. (local time at the Applicable Lending Office of the Administrative Agent) on the third Business Day before the date of the proposed continuation or conversion in the case of LIBOR conversions, and on the same Business Day of the proposed continuation or conversion in the case of Base Rate conversions. Each Continuation/Conversion Request shall be fully completed and shall specify the information required therein, and shall be irrevocable and binding on the Borrower. The Administrative Agent shall promptly forward notice of the continuation or conversion to the Banks. In the case of any continuation or conversion into LIBOR Tranches, upon determination by the Administrative Agent, the Administrative Agent shall notify the Borrower and the Banks of the applicable interest rate. Continuations and conversions of LIBOR Tranches shall be made in integral multiples of $1,000,000, and continuations and conversions of the Prime Rate Tranche shall be made in integral multiples of $100,000. No continuation or conversion shall be permitted if such continuation or conversion would cause the aggregate outstanding principal amount of any LIBOR Tranche which would remain outstanding to be less than $1,000,000, or the aggregate outstanding principal amount of the Prime Rate Tranche which would remain outstanding to be less than $500,000. Any conversion of an existing LIBOR Tranche is subject to Section 2.5. Subject to the satisfaction of all applicable conditions precedent, the Administrative Agent and the Banks shall before close of business on the date requested by the Borrower for the continuation or conversion, make such continuation or conversion.

                           (iii) At the end of the Interest Period for any LIBOR
                  Tranche if the Borrower has not continued or converted such LIBOR Tranche into new Tranches as provided for in paragraph
                  (ii) above, the Borrower shall be deemed to have continued such LIBOR Tranche as a new LIBOR Tranche with an Interest Period of one month. All of the Prime Rate Tranche shall continue as the Prime Rate Tranche unless the Borrower converts such Prime Rate Tranche as provided for in paragraph
                  (ii) above.

                  (b) LIBOR Tranches. Each LIBOR Tranche shall bear interest during its Interest Period at a per annum interest rate equal to the sum of the LIBOR for such Tranche plus the Applicable Margin for LIBOR

         Tranches in effect from time to time. The Borrower shall pay to Administrative Agent for the ratable benefit of the Banks all accrued but unpaid interest on each LIBOR Tranche on the last day of the applicable Interest Period for such LIBOR Tranche (and with respect to LIBOR Tranches with Interest Periods of greater than three months, on the date which is three months after the first date of the Interest Period for such LIBOR Tranche), when required upon prepayment as specified elsewhere in this Agreement, on any date when such LIBOR Tranche is prepaid in full, and on the Revolving Loan Maturity Date.

                  (c) Prime Rate Tranche. The Prime Rate Tranche shall bear interest at a per annum interest rate equal to the Base Rate in effect from time to time plus the Applicable Margin for the Prime Rate Tranche in effect from time to time. The Borrower shall pay to the Administrative Agent for the ratable benefit of the Banks all accrued but unpaid interest on the aggregate outstanding principal amount of the Prime Rate Tranche on the last day of each calendar quarter, on any date the Prime Rate Tranche is prepaid in full, and on the Revolving Loan Maturity Date.

                  (d) Usury Protection.

                           (i) If, with respect to any Bank and the Borrower,
                  the effective rate of interest contracted for by such Bank with the Borrower under the Credit Documents, including the stated rates of interest contracted for hereunder and any other amounts contracted for under the Credit Documents which are deemed to be interest, at any time exceeds the Highest Lawful Rate, then the outstanding principal amount of the loans made by such Bank to the Borrower hereunder shall bear interest at a rate which would make the effective rate of interest on the loans made by such Bank to the Borrower under the Credit Documents equal the Highest Lawful Rate until the difference between the amounts which would have been due by the Borrower to such Bank at the stated rates and the amounts which were due by the Borrower to such Bank at the Highest Lawful Rate (the "LOST INTEREST") has been recaptured by such Bank. If, when the loans made hereunder are repaid in full, the Lost Interest has not been fully recaptured by such Bank pursuant to the preceding paragraph, then, to the extent permitted by law, the interest rates charged by such Bank to the Borrower hereunder shall be retroactively increased such that the effective rate of interest on the loans made by such Bank to the Borrower under the Credit Documents was at the Highest Lawful Rate since the effectiveness of this Agreement to the extent necessary to recapture the Lost Interest not recaptured pursuant to the preceding sentence and, to the extent allowed by law, the Borrower shall pay to such Bank the amount of the Lost Interest remaining to be recaptured by such Bank.

                           (ii) In calculating all sums paid or agreed to be
                  paid to any Bank by the Borrower for the use, forbearance, or detention of money under the Credit Documents, such amounts shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread in equal parts throughout the term of the Credit Documents.

                           (iii) NOTWITHSTANDING THE FOREGOING OR ANY OTHER TERM
                  IN THIS AGREEMENT AND THE CREDIT DOCUMENTS TO THE CONTRARY, it is the intention of each Bank and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Bank contracts for, charges, or receives any consideration from the Borrower which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be canceled automatically and, if previously paid, shall at such Bank's option be applied to the outstanding amount of the loans made hereunder by such Bank to the Borrower or be refunded to the Borrower.

         2.6 Breakage Costs. If (i) any payment of principal on or any conversion of any LIBOR Tranche is made on any date other than the last day of the Interest Period for such LIBOR Tranche, whether as a result of any voluntary or mandatory prepayment (other than a prepayment upon the occurrence of any event subject to Section 2.8 or 2.9), any acceleration of maturity, or any other cause, (ii) any payment of principal on any LIBOR Tranche is not made when due, or (iii) any LIBOR Tranche is not borrowed, converted, or prepaid in accordance with the respective notice thereof provided by the Borrower to the Administrative Agent, whether as a result of any failure to meet any applicable conditions precedent for borrowing, conversion, or prepayment, the permitted cancellation of any request for borrowing, conversion, or prepayment, the failure of the Borrower to provide the respective notice of borrowing, conversion, or prepayment, or any other cause not specified above which is created by the Borrower, then the Borrower shall pay to each Bank upon demand any amounts required to compensate such Bank for any costs or expenses, including administrative expenses, which are reasonably allocable to such action, including costs and expenses related to the liquidation or redeployment of funds acquired or designated by such Bank to fund or maintain such Bank's ratable share of such LIBOR Tranche or related to the reacquisition or redesignation of funds by such Bank to fund or maintain such Bank's ratable share of such LIBOR Tranche following any liquidation or redeployment of such funds caused by such action. Such Bank need not prove matched funding of any particular funds, and a certificate as to the amount of such cost or expense detailing the calculation thereof and certifying that such Bank customarily charges such amounts to its other customers in similar circumstances submitted by such Bank to the Borrower shall be conclusive and binding for all purposes, absent manifest error, and if so paid, no Default or Event of Default shall be deemed to have occurred as a result of the nonpayment.

         2.7 Increased Costs.

                  (a) Cost of Funds. If due to either (i) any introduction of, change in, or change in the interpretation of any law or regulation, in each case, after the date of this Agreement or (ii) compliance with any guideline or request from any central bank or other governmental authority having appropriate jurisdiction (whether or not having the force of law) given after the date of this Agreement, there shall be any increase in the costs of any Bank attributable to (x) committing to make any Revolving Loan Advance or obtaining funds for the making, funding, or maintaining of such Bank's ratable share of any LIBOR Tranche in the relevant interbank market or (y) committing to make Letters of Credit or issuing, funding, participating in, or maintaining Letters of Credit (including any increase in any applicable reserve requirement specified by the Federal Reserve Board, including those for emergency, marginal, supplemental, or other reserves), then the Borrower shall pay to such Bank upon demand any amounts required to compensate such Bank for such increased costs, such amounts being due and payable upon demand by such Bank. A certificate as to the cause and amount of such increased cost detailing the calculation of such cost and certifying that such Bank customarily charges such amounts to its other customers in similar circumstances submitted by such Bank to the Borrower shall be conclusive and binding for all purposes, absent manifest error. No Bank may make any claim for compensation under this
         Section 2.7(a) for increased costs incurred before 90 days prior to the delivery of any such certificate.

                  (b) Capital Adequacy. If, due to either (i) any introduction of, change in, or change in the interpretation of any law or regulation, in each case, after the date of this Agreement or (ii) compliance with any guideline or request from any central bank or other governmental authority having appropriate jurisdiction (whether or not having the force of law) given after the date of this Agreement, there shall be any increase in the capital requirements of any Bank or its parent or holding company attributable to (x) committing to make Revolving Loan Advances or making, funding, or maintaining Revolving Loan Advances or (y) committing to make Letters of Credit or issuing funding, participating in, or maintaining Letters of Credit, as such capital requirements are allocated by such Bank, then the Borrower shall pay to such Bank upon demand any amounts required to compensate such Bank or its parent or holding company for such increase in costs (including an amount equal to any reduction in the rate of return on assets or equity of such Bank or its parent or holding company), such amounts being due and payable upon demand by such Bank. A certificate as to the cause and amounts detailing the calculation of such amounts and certifying that such Bank customarily charges such amounts to its other customers in similar circumstances submitted by such Bank to the Borrower shall be conclusive and binding for all purposes, absent manifest error. No Bank may make any claim for compensation under this Section

         2.7(b) for increased costs incurred before 90 days prior to the delivery of any such certificate.

         2.8 Illegality. Notwithstanding any other provision in this Agreement, if it becomes unlawful for any Bank to obtain deposits or other funds for making or funding such Bank's ratable share of any LIBOR Tranche in the relevant interbank market, such Bank shall so notify the Borrower and the Administrative Agent and such Bank's commitment to create LIBOR Tranches shall be suspended until such unlawful condition has passed, all LIBOR Tranches applicable to such Bank shall be converted to the Prime Rate Tranche as of the end of each applicable Interest Period or earlier if necessary to prevent such unlawful condition, and all subsequent requests for LIBOR Tranches shall be deemed to be requests for Prime Rate Borrowings or continuations and conversions of the Prime Rate Tranche, as applicable, with respect to such Bank.

         2.9 Market Failure. Notwithstanding any other provision in this Agreement, if the Administrative Agent determines (on its own behalf or after having been notified thereof by Banks constituting Majority Banks) that: (a) quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR" are not being provided in the relevant amounts, or maturities for purposes of determining the rate of interest referred to in the definition of "LIBOR" or (b) the relevant rates of interest referred to in the definition of "LIBOR" which are used as the basis to determine the rate of interest for LIBOR Tranches will not adequately cover the cost to any Bank of making or maintaining such Bank's ratable share of any LIBOR Tranche, then the Administrative Agent shall notify the Borrower that the Administrative Agent and the Banks' commitment to create LIBOR Tranches shall be suspended until such condition has passed, all LIBOR Tranches shall be converted to the Prime Rate Tranche as of the end of each applicable Interest Period or earlier if necessary, and all subsequent requests for LIBOR Tranches shall be deemed to be requests for Prime Rate Borrowings or continuations and conversions of the Prime Rate Tranche, as applicable with respect to such Bank.

         2.10 Payment Procedures and Computations.

                  (a) Payment Procedures. Time is of the essence in this Agreement and the Credit Documents. All payments hereunder shall be made in Dollars. The Borrower shall make each payment under this Agreement and under the Revolving Loan Notes and the Swing Line Note not later than 12:00 noon (local time at the Applicable Lending Office of the Administrative Agent) on the day when due to the Administrative Agent at the Administrative Agent's Applicable Lending Office in immediately available funds. All payments by the Borrower hereunder shall be made without any offset, abatement, withholding, deduction, counterclaim, or reduction. Upon receipt of payment from the Borrower of any principal, interest, or fees due to the Banks, the Administrative Agent shall promptly after receipt thereof distribute to the Banks their ratable share of such payments for the account of their respective Applicable Lending Offices. If and to the extent that the Administrative Agent shall not have so distributed to any Bank its ratable share of such payments, the Administrative Agent agrees that it shall pay interest on such amount for each day after the day when such amount is made available to the Administrative Agent by the Borrower until the date such amount is paid to such Bank by the Administrative Agent at the Federal Funds Rate in effect from time to time, provided that if such amount is not paid by the Administrative Agent by the end of the third day after the Borrower makes such amount available to the Administrative Agent, the interest rates specified above shall be increased by a per annum amount equal to 2.00% on the fourth day and shall remain at such increased rate thereafter. Interest on such amount shall be due and payable by the Administrative Agent upon demand by such Bank. Upon receipt of other amounts due solely to the Administrative Agent, the Issuing Bank, the Swing Line Lender, or a specific Bank, the Administrative Agent shall distribute such amounts to the appropriate party to be applied in accordance with the terms of this Agreement.

                  (b) Administrative Agent Reliance. Unless the Administrative Agent shall have received written notice from the Borrower prior to any date on which any payment is due to the Banks that the Borrower shall not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank, together with interest thereon from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at an interest rate equal to the Federal Funds Rate in effect from time to time, provided that with respect to such Bank, if such amount is not repaid by such Bank by the end of the second day after the date of the Administrative Agent's demand, the interest rates specified above shall be increased by a per annum amount equal to 2.00% on the third day after the date of the Administrative Agent's demand and shall remain at such increased rate thereafter.

                  (c) Sharing of Payments. Each Bank agrees that if it should receive any payment (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) in respect of any obligation of the Borrower to pay principal, interest, fees, or any other obligation incurred under the Credit Documents in a proportion greater than the total amount of such principal, interest, fees, or other obligation then owed and due by the Borrower to such Bank bears to the total amount of principal, interest, fees, or other obligation then owed and due by the Borrower to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse from the other Banks an interest in the obligations of the Borrower to such Banks in such amount as shall result in a participation by all of the Banks, in proportion with the Banks' respective pro rata shares, in the aggregate unpaid amount of principal, interest, fees, or any such other obligation, as the case may be, owed by the Borrower to all of the Banks; provided that if all or any portion of such excess payment is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery in proportion with the Banks' respective pro rata shares, but without interest. The Borrower agrees that each Bank so purchasing a portion of another Bank's obligations may exercise all rights of payment as if such Bank were the direct holder of such portion.

                  (d) Authority to Charge Accounts. The Administrative Agent, if and to the extent payment owed to the Administrative Agent or any Bank is not made when due and such failure constitutes an Event of Default, may charge from time to time against any account of the Borrower with the Administrative Agent any amount so due. The Administrative Agent agrees promptly to notify the Borrower after any such charge and application made by the Administrative Agent provided that the failure to give such notice shall not affect the validity of such charge and application.

                  (e) Interest and Fees. Unless expressly provided for in this Agreement, (i) all computations of interest based on the Prime Rate (including the Base Rate, when applicable) shall be made on the basis of a 365/366 day year, as the case may be, (ii) all computations of interest based on the Federal Funds Rate (including the Base Rate, when applicable) shall be made on the basis of a 360 day year, (iii) all computations of interest based upon the LIBOR shall be made on the basis of a 360 day year, and (iv) all computations of fees shall be made on the basis of a 360 day year, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate or fee shall be conclusive and binding, for all purposes, absent manifest error.

                  (f) Payment Dates. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be. If the time for payment for an amount payable is not specified in this Agreement or in any other Credit Document, the payment shall be due and payable on demand by the Administrative Agent or the applicable Bank.

         2.11 Taxes.

                  (a) No Deduction for Certain Taxes. Any and all payments by the Borrower shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, other than taxes imposed on the income and franchise taxes imposed on the Administrative Agent, any Bank, or the Applicable Lending Office thereof by any jurisdiction in which any such entity is a citizen or resident or any political subdivision of such jurisdiction (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to the Administrative Agent, any Bank, or the Applicable Lending Office thereof, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11), such Person receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) Other Taxes. The Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or the other Credit Documents (other than those which become due as a result of any Bank joining this Agreement as a result of any Assignment and Acceptance, which shall be paid by the Bank which becomes a Bank hereunder as a result of such Assignment and Acceptance).

                  (c) TAX INDEMNITY. BORROWER AGREES TO INDEMNIFY EACH BANK AND THE ADMINISTRATIVE AGENT FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES PAID BY SUCH BANK OR THE ADMINISTRATIVE AGENT AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST, AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, EXCEPT THAT THE FOREGOING SHALL NOT COVER TAXES AND OTHER TAXES PAID AS A DIRECT RESULT OF THE ADMINISTRATIVE AGENT'S OR ANY BANK'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                  (d) Foreign Bank Withholding Exemption. Each Bank and Issuing Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it shall deliver to the Borrower and the Administrative Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or W8ECI or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement and the Revolving Loan Notes payable to it, without deduction or withholding of any United States federal income taxes, (ii) if applicable, an Internal Revenue Service Form W-8BEN or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax, and (iii) any other governmental forms which are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax, which have been reasonably requested by the Borrower. Each Bank which delivers to the Borrower and the Administrative Agent a Form 1001 or W8ECI and Form W-8BEN or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Borrower and the Administrative Agent two further copies of the said letter and Form 1001 or W8ECI and Form W-8BEN or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Borrower and the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Administrative Agent certifying in the case of a Form 1001 or W8ECI that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. If an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or which would prevent any Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8BEN or W-9, establishing an exemption from United States backup withholding tax, such Bank shall not be required to deliver such letter or forms. The Borrower shall withhold tax at the rate and in the manner required by the laws of the United States with respect to payments made to a Bank failing to provide the requisite Internal Revenue Service forms in a timely manner.

         2.12 Change of Lending Office.

                  (a) Each Bank agrees that if it makes any demand for payment under Section 2.7 or 2.11(a), or if any adoption or change of the type described in Section 2.8 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under Section 2.6 or 2.10(a), or would eliminate or reduce the effect of any adoption or change described in Section 2.7.

                  (b) If any Bank (including any participant Bank under Section 8.5) shall assert that any adoption or change of the type described in
         Section 2.7 hereof has occurred with respect to it, or if any Bank (including any participant Bank under Section 8.5) requests compensation under Sections 2.7 or 2.8, or if the Borrower is required to pay any additional amount to any Bank or any authority for the account of any Bank pursuant to Section 2.11 then the Borrower may, at its expense and effort, upon notice to such Bank and the Administrative Agent, require such Bank to, and such Bank promptly shall, assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 8.5), all its interests, rights, and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment); provided that (i) if such assignee is not a Bank or an Affiliate thereof, the Borrower shall have received the prior written consent of the Administrative Agent and the Issuing Bank which consents shall not unreasonably be withheld or delayed, (ii) such Bank shall have received payment of an amount equal to the aggregate outstanding principal of such Bank's Revolving Loan Advances and its participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (at least to the extent of such outstanding principal) and the Borrower (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation under Sections 2.7 or 2.8 or payment required to be made pursuant to Section 2.11, such assignment will result in a reduction in such compensation or payments compared to the compensation or payments payable to the assigning Bank. A Bank shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Borrower to require such assignment and delegation no longer exist or cease to apply.

         2.13 Dormant Guarantors. Borrower and Banks agree that the Guarantors listed in Schedule 2.13, while existing, are currently dormant and have no assets, and that it is not intended that they will conduct any business in the future. If Borrower elects to dissolve such dormant Guarantors (or any of them) during the term of this Agreement, provided that such dormant Guarantors have not conduced any business or acquired any assets since the Effective Date, Administrative Agent shall release such dormant Guarantors from their obligations under the Subsidiary Guaranty.

                        ARTICLE 3 - CONDITIONS PRECEDENT.

         3.1 Conditions Precedent to Initial Extension of Credit. The obligation of each Bank to make the initial extension of credit under this Agreement, including the making of any Revolving Loan Advances and the issuance of any Letters of Credit, and the obligation of the Swing Line Lender to make any advances under the Swing Line Loan, shall be subject to the following conditions precedent:

                  (a) The Administrative Agent shall have received and approved:

                           (i) Agreement. This Agreement executed by all the
                  parties hereto;

                           (ii) Notes. The duly executed Revolving Loan Notes
                  and the Swing Line Note;

                           (iii) Fees. All fees and other amounts required to be
                  paid by Borrower pursuant to the Engagement Letter and this Agreement on or prior to the Effective Date;

                           (iv) Guaranties. The Subsidiary Guaranty duly
                  executed by each domestic Subsidiary of Borrower;

                           (v) Organizational Chart. A current organizational
                  chart of Borrower and its domestic Subsidiaries;

                           (vi) Opinion of Counsel. One or more opinions of
                  counsel for Borrower and its domestic Subsidiaries, opining as to the existence of Borrower and such domestic Subsidiaries, the enforceability of each of the Credit Documents to which they are a party, and such other matters as the Administrative Agent may reasonably request;

                           (vii) Charter Documents. The Charter Documents of
                  Borrower and each of its domestic Subsidiaries;

                           (viii) Certificate of Officers of Borrower and
                  Guarantors. All resolutions (and certificates as to the authenticity thereof) and evidence the Administrative Agent may reasonably request relating to the formation, existence and good standing of Borrower and each domestic Subsidiary of Borrower, corporate authority for the execution and validity of this Agreement and the other Credit Documents executed and delivered by the Borrower and its domestic Subsidiaries on or prior to the Effective Date and any other matters relevant to this Agreement;

                           (ix) Debt, Liens, and Investments Schedule. A
                  schedule of all Debt and investments of Borrower and its domestic Subsidiaries outstanding on the Effective Date (prior to giving effect to the initial Revolving Loan Advances), together with payoff letters, on forms acceptable to the Administrative Agent, from the holders of such Debt which is to be paid with the initial Revolving Loan Advances;

                           (x) Consents. Certified copies of all documents
                  evidencing any necessary consents and governmental approvals taken or obtained by Borrower and the Guarantors with respect to the Credit Documents;

                           (xi) Financial Condition Certificate. A certificate
                  of the chief financial officer (or its equivalent) of Borrower in substantially the form of Exhibit F;

                           (xii) Other Documents. All other Credit Documents
                  required to be provided by Administrative Agent and such other documents, instruments, certificates and information as may be reasonably requested by the Banks (including, without limitation, receipt of the Preliminary Financial Statements).

                  (b) All legal matters incident to the execution and delivery of the Credit Documents shall be reasonably satisfactory to the Administrative Agent and the Banks, and their respective legal counsel.

         3.2 Conditions to All Loans and Letters of Credit. The obligation of each Bank to fund any Revolving Advance or of the Swing Line Lender to make a Swing Line Loan or of the Issuing Bank to issue, increase the amount of or extend the expiry date of a Letter of Credit (including, without limitation, the initial Revolving Borrowing and Letters of Credit, but excluding the Revolving Loans to be made as required by Section 2.4(c)) is subject to the satisfaction of the following conditions precedent:

                  (a) Notices. Timely receipt by the Administrative Agent of a Request for Advance or, to the extent applicable, a fully completed Letter of Credit Application and such other information relating to the requested Letter of Credit as Issuing Bank may reasonably request;

                  (b) No Material Adverse Change. No Material Adverse Change shall have occurred and be continuing from the Preliminary Financial Statements;

                  (c) New Litigation and Changes in Pending Litigation. Since the Effective Date, no new litigation (including, without limitation, derivative or injunctive actions), arbitration proceedings or governmental proceedings shall be pending or known to be threatened against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; and no material development (whether or not disclosed) shall have occurred in any litigation (including, without limitation, derivative or injunctive actions), arbitration proceedings or governmental proceedings previously disclosed, which could reasonably be expected to have a Material Adverse Effect;

                  (d) No Default. Immediately before and after giving effect to such Revolving Loan Borrowing and the application of the proceeds thereof or such Letter of Credit, no Default or Event of Default shall have occurred and be continuing;

                  (e) Representations and Warranties True and Correct. Each of the representations and warranties contained in this Agreement and in the other Credit Documents shall be true and correct in all material respects on and as of the date of such Loan or Letter of Credit, after giving effect to the requested Revolving Loan Borrowing or Letter of Credit (and the transactions related thereto), except that all representations and warranties that speak as of a particular date shall only be required on the date of each such Revolving Loan Borrowing, Swing Line advances, or Letter of Credit to be true and correct in all material respects as of the date to which such representation or warranty speaks and not as of any subsequent date;

                  (f) Regulation U; Other Laws. The borrowings to be made by Borrower shall not result in either Borrower, the Administrative Agent or any Bank being in non-compliance with or in violation of Regulation U of the Board of Governors of the Federal Reserve System and shall not be prohibited by any other legal requirement (including Regulations T and X of the Board of Governors of the Federal Reserve System) imposed by the banking laws of the United States of America, and shall not otherwise subject the Administrative Agent or any Bank to a penalty or other onerous conditions under or pursuant to any legal requirement; and

                  (g) Acquired Business Information. If such Revolving Loan Borrowing is to be made to enable Borrower to finance an Acquisition (in whole or in part), such other information and documentation as is required pursuant to Section 5.21.

Each request for a Revolving Loan Borrowing and each request for the issuance of, increase in the amount of, or extension of the expiry date of, a Letter of Credit shall be deemed to be a representation and warranty by Borrower on the date of such borrowing, or issuance of, increase in the amount of, or extension of the expiry date of, such Letter of Credit that all conditions precedent to such borrowing have been satisfied or fulfilled unless Borrower gives to the Administrative Agent written notice to the contrary, in which case no Bank shall be required to fund such Revolving Loan Borrowing and the Issuing Bank shall not be required to issue, increase the amount of or extend the expiry date of such Letter of Credit unless the Majority Banks shall have previously waived in writing such non-compliance. In the event an Event of Default shall have occurred and be continuing, Borrower may not convert any Prime Rate Borrowing into a LIBOR Tranche or continue any LIBOR Tranche and may only convert or continue any LIBOR Tranche into or as a Prime Rate Borrowing in accordance with Section 2.6 hereof and subject to the applicability of the provisions of Section 2.5 regarding default rates of interest, and in such case, any LIBOR Tranche which has not been accelerated pursuant to the terms hereof shall automatically convert into a Prime Rate Borrowing at the end of the applicable Interest Period unless prior to such time, any such Event of Default shall have been cured or waived pursuant to the terms hereof. In the event a Default shall have occurred and be continuing, the Borrower may only convert any Prime Rate Borrowing or continue any LIBOR Tranche into a LIBOR Tranche with a one (1) month Interest Period.

                   ARTICLE 4 - REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants to the Administrative Agent and each Bank, and, except in cases where the following representations are specifically limited to the date hereof, with each request for any extension of credit hereunder, including the making of any Revolving Loan Advances, and the issuance, increase, or extension of any Letters of Credit, again represents and warrants to the Administrative Agent, and each Bank as follows:

         4.1 Organization.

                  (a) Borrower and each of its Subsidiaries (i) is a duly incorporated and existing corporation (or other Person) in good standing under the laws of the jurisdiction of its organization, (ii) has all necessary corporate power (or comparable power, in the case of a Subsidiary that is not a corporation) to own the property and assets it uses in its business and otherwise to carry on its business as presently conducted, and (iii) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified could not reasonably be expected to have a Material Adverse Effect.

                  (b) Borrower has no Subsidiaries other than the Subsidiaries listed on Schedule 5.1. Borrower owns directly or indirectly through a Subsidiary one hundred percent (100%) of each class of capital stock or ownership interests of each domestic Subsidiary.

         4.2 Power and Authority; Validity. Each of the Borrower and its domestic Subsidiaries have the corporate (or comparable power, in the case of a Subsidiary that is not a corporation) power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate (or comparable action, in the case of a Subsidiary that is not a corporation) action to authorize the execution, delivery and performance of the

Credit Documents to which it is a party. Each of Borrower and its domestic Subsidiaries have duly executed and delivered each such Credit Document and each such Credit Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether in a proceeding in equity or at law.

         4.3 No Violation. Neither the execution, delivery nor performance by the Borrower or any of its domestic Subsidiaries of the Credit Documents to which it is a party nor compliance by any of such Persons with the terms and provisions thereof, nor the consummation by it of the transactions contemplated herein or therein, will (a) contravene any applicable provision of any law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, except where such contravention could not reasonably be expected to have a Material Adverse Effect, (b) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under (except where such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect), or result in the creation or imposition of (or the obligation to create or impose) any Lien other than any Permitted Encumbrance upon any of the property or assets of the Borrower or its domestic Subsidiaries under the terms of any contractual obligation to which the Borrower or any of its domestic Subsidiaries is a party or by which it or any of its properties or assets are bound or to which it may be subject, or (c) violate or conflict with any provision of the Certificate or Articles of Incorporation or Bylaws or other governance documents, as applicable, of such Person.

         4.4 Litigation. There are no lawsuits (including, without limitation, derivative or injunctive actions), arbitration proceedings or governmental proceedings pending or, to the best knowledge of the Borrower, threatened, involving the Borrower or any of its Subsidiaries except for such lawsuits or other proceedings which could not reasonably be expected to have a Material Adverse Effect and such lawsuits and proceedings disclosed in Schedule 4.4.

         4.5 Use of Proceeds; Margin Regulations. The proceeds of the Revolving Loan may only be used to pay existing Debt, to provide working capital, and for general corporate purposes (including the issuance of Letters of Credit) and for Capital Expenditures. Neither the Borrower nor any of its Subsidiaries are engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds of any Loan will be used to purchase or carry any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System), to extend credit for the purpose of purchasing or carrying any "margin stock," or for a purpose which violates Regulations U or X of the Board of Governors of the Federal Reserve System.

         4.6 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         4.7 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         4.8 True and Complete Disclosure. All factual information (not including estimated, financial information and other projections) heretofore or contemporaneously furnished by Borrower or any of its Subsidiaries in writing to the Administrative Agent or the Banks (including the Preliminary Financial Statements) in connection with any Credit Document or any transaction contemplated therein is, disregarding any updated, corrected, supplemented, superceded or otherwise modified information except as so updated, corrected, supplemented, superceded or otherwise modified and all other such factual information hereafter furnished by any such Persons in writing to the Banks in connection herewith, any of the other Credit Documents or the Revolving Loan will be, true and accurate in all material respects, taken as a whole, on the date of such information and not incomplete by omitting to state any material fact necessary to make the information therein not misleading at such time in light of the circumstances under which such information, taken as a whole, was provided. All estimates, financial information and projections furnished by Borrower or any of its Subsidiaries in writing to the Banks in connection with any Credit Document or any transaction contemplated therein, were prepared by Borrower in good faith based upon assumptions believed by Borrower to be reasonable at the time such information was prepared, it being recognized by the Administrative Agent and the Banks that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

         4.9 Financial Statements. The Preliminary Financial Statements, together with the related notes and schedules, fairly presents the financial position of Borrower and its Subsidiaries as of the dates thereof and the results of operations for the periods covered thereby, subject to normal year-end adjustments and omission of certain footnotes as permitted by the SEC.

         4.10 No Material Adverse Change. From September 30, 2000, there has occurred no event or effect that has had, or to the best knowledge of Borrower could reasonably be expected to have, a Material Adverse Effect.

         4.11 Labor Controversies. There are no labor strikes, lock-outs, slow downs, work stoppages or similar events pending or, to the best knowledge of Borrower, threatened, against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

         4.12 Taxes. Except as disclosed on Schedule 4.12, Borrower and its Subsidiaries have filed all federal tax returns and all other material tax returns required to be filed, and have paid all governmental taxes, rates, assessments, fees, charges and levies (collectively, "TAXES") except such Taxes, if any, as are being contested in good faith and for which reserves have been provided in accordance with GAAP and except where the failure to pay such Taxes could not reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 4.12, no tax liens have been filed and no claims are being asserted for Taxes. Except as disclosed on Schedule 4.12, the charges, accruals and reserves on the books of the Borrower and its Subsidiaries for Taxes and other governmental charges have been determined in accordance with GAAP.

         4.13 ERISA. With respect to each Plan, the Borrower and its Subsidiaries have fulfilled their obligations under the minimum funding standards of, and are in compliance in all material respects with, ERISA and with the Code to the extent applicable to it, and have not incurred any liability under Title IV of ERISA to the PBGC or a Plan other than a liability to the PBGC for premiums under Section 4007 of ERISA, except where such liability could not reasonably be expected to have a Material Adverse Effect. As of the Effective Date, neither the Borrower nor any of its Subsidiaries has any contingent liability with respect to any post-retirement benefits under a welfare plan as defined in ERISA other than liability for continuation coverage described in Part 6 of Title I of ERISA, except where such liability could not reasonably be expected to have a Material Adverse Effect.

         4.14 Consents. All consents and approvals of, and filings and registrations with, and all other actions of, all governmental agencies, authorities or instrumentalities required to consummate the borrowings hereunder, on the date of each such borrowing, have been obtained or made and are or will be in full force and effect.

         4.15 Capitalization. All outstanding shares of Capital Stock of the Borrower and its Subsidiaries have been duly and validly issued, are fully paid and nonassessable. None of the Borrower's Subsidiaries have outstanding any securities convertible into or exchangeable for its Capital Stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Capital Stock.

         4.16 Ownership of Property. The Borrower and its Subsidiaries have good title to or a valid leasehold interest in all of its property except to the extent, in the aggregate, no Material Adverse Effect could reasonably be expected to result from the failure to have such title or interest, subject to no Liens except Permitted Encumbrances. The Borrower and its Subsidiaries own or hold valid licenses to use all the material patents, trademarks, permits, service marks and trade names, free of any burdensome restrictions, that are necessary to the operation of the business of the Borrower and its Subsidiaries as presently conducted, except where the failure to own or hold such licenses could not reasonably be expected to have a Material Adverse Effect.

         4.17 Compliance with Statutes. The Borrower and its Subsidiaries are in compliance in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies and have all necessary permits, licenses and other necessary authorizations with respect to the conduct of their businesses and the ownership and operation of their properties except where the failure to so comply or hold such permits, licenses or other authorizations could not reasonably be expected to have a Material Adverse Effect.

         4.18 Environmental Matters.

                  (a) Borrower and its Subsidiaries have complied with, and on the date of each Borrowing will be in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws except where failure to so comply could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, there are no past, existing, or threatened Environmental Claims against the Borrower or any of its Subsidiaries or any property owned or operated by the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, there are no conditions or occurrences on or emanating from any property owned or operated by the Borrower or any of its Subsidiaries or on any property adjoining or in the vicinity of any such property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any property owned or operated by the Borrower or any of its Subsidiaries, or (ii) to cause any property owned or operated by the Borrower or any of its Subsidiaries to be subject to any material restrictions on the ownership, occupancy, the current or intended use or transferability of such property by the Borrower or any of its Subsidiaries under any applicable Environmental Law except for any such condition or occurrence described in clauses
         (i) or (ii) which could not reasonably be expected to have a Material Adverse Effect.

                  (b) To the best knowledge of the Borrower, (i) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any property owned or operated by the Borrower or any of its Subsidiaries in a manner that has violated or could reasonably be expected to violate any Environmental Law, except for such violation which could not reasonably be expected to have a Material Adverse Effect, and (ii) Hazardous Materials have not at any time been released on or from any property owned or operated by the Borrower or any of its Subsidiaries in a matter that has violated or could reasonably be expected to violate any Environmental Law, except for such violation which could not reasonably be expected to have a Material Adverse Effect.

         4.19 Locations. The locations of Borrower and each of its domestic Subsidiaries are listed in Schedule 4.19.

         4.20 Insurance. Borrower and its domestic Subsidiaries currently maintain the insurance coverages listed in Schedule 4.20, which meet the requirements of Section 5.12.

         4.21 Existing Debt, Investments, and Liens. Borrower and its domestic Subsidiaries have no Debt or Liens on any of their properties or assets on the Effective Date (after giving effect to the initial Revolving Loan Borrowings hereunder) other than as listed on Schedule 4.21 and no investments other than as listed on Schedule 4.21.

         4.22 Intellectual Property. Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not have a Material Adverse Effect (the "INTELLECTUAL PROPERTY"). Borrower's Intellectual Property is set forth on the attached Schedule 4.22. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not have a Material Adverse Effect.

                              ARTICLE 5 - COVENANTS

         Until the Administrative Agent and the Banks receives irrevocable payment of the Obligations and each Bank's Revolving Loan Commitment has been terminated, Borrower shall comply with and cause compliance with the following covenants, unless the Majority Banks shall otherwise consent thereto in writing:

         5.1 Organization. The Borrower shall, and shall cause each Subsidiary to (a) maintain itself as an entity duly organized, validly existing, and in good standing under the laws of such Person's respective jurisdiction of organization and (b) be duly licensed, qualified to do business, and in good standing in each jurisdiction in which such Person is organized, owns property, or conducts operations and which requires such licensing or qualification where failure to be so licensed, qualified, or in good standing as required by this clause (b) could reasonably be expected to cause a Material Adverse Change; provided, however, that nothing in this Section 5.1 shall be interpreted to be violated as a result of a transaction permitted by Section 5.9.

         5.2 Reporting. Borrower shall furnish to the Administrative Agent all of the following:

                  (a) Annual Reports. As soon as available and in any event not later than 90 days after the end of each fiscal year of Borrower (beginning with the fiscal year ending on December 31, 2000), (i) a copy of the annual audit report for such fiscal year for Borrower, including therein the consolidated balance sheets of Borrower as of the end of such fiscal year and the consolidated statements of income, stockholders' equity, and cash flows for Borrower for such fiscal year, setting forth the consolidated financial position and results of Borrower for such fiscal year and certified, without any qualification or limit of the scope of the examination of matters relevant to the financial statements, by a nationally recognized certified public accounting firm, and (ii) a completed Compliance Certificate duly certified by a Responsible Officer of Borrower;

                  (b) Quarterly Reports. As soon as available and in any event not later than 45 days after the end of each of the first three fiscal quarters of the Borrower of each fiscal year, and in each case in form and substance acceptable to the Administrative Agent, beginning with the fiscal quarter ending on March 31, 2001, (i) a copy of the internally prepared consolidated financial statements of Borrower for such fiscal quarter and for the fiscal year to date period ending on the last day of such fiscal quarter, including therein the consolidated balance sheets of Borrower as of the end of such fiscal quarter and the consolidated statements of income, and cash flows for such fiscal quarter and for such fiscal year to date period, setting forth the consolidated financial position and results of Borrower for such fiscal quarter and fiscal year to date period, all in reasonable detail and duly certified by a Responsible Officer of Borrower as having been prepared in accordance with GAAP, including those applicable to interim financial reports which permit normal year end adjustments and do not require complete financial notes, and (ii) a completed Compliance Certificate duly certified by a Responsible Officer of Borrower;

                  (c) Shareholder Information. As soon as available and in any event not later than 30 days after the filing or delivery thereof, copies of all financial statements, reports, and proxy statements which the Borrower shall have sent to its stockholders generally;

                  (d) Defaults. Promptly, but in any event within two Business Days after the discovery thereof, a notice of any facts known to a Responsible Officer of Borrower or any Subsidiary of Borrower which constitute a Default, together with a statement of a Responsible Officer of the Borrower setting forth the details of such facts and the actions which the Borrower has taken and proposes to take with respect thereto and the

         Administrative Agent shall, promptly upon receipt from the Borrower of a notice pursuant to this Section 5.2(d), forward a copy of such notice to each Bank;

                  (e) Litigation. Promptly, but in any event within 10 Business Days after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting Borrower or any Subsidiary of Borrower which, if determined adversely, could reasonably be expected to cause a Material Adverse Change;

                  (f) Material Agreement Default. Promptly, but in any event within two Business Days after a Responsible Officer obtains knowledge thereof, notice of any breach by Borrower or any Subsidiary of Borrower of any contract or agreement which breach could reasonably be expected to cause a Material Adverse Change;

                  (g) Material Changes. Prompt written notice of any other condition or event of which a Responsible Officer of Borrower or any Subsidiary of Borrower has knowledge, which condition or event has resulted or could reasonably be expected to cause a Material Adverse Change; and

                  (h) Other Information. Such other information respecting the business operations or property of Borrower or any Subsidiary of Borrower, financial or otherwise, as the Administrative Agent or the Majority Banks may from time to time reasonably request.

         5.3 Inspection. Borrower shall, and cause each of its Subsidiaries, to permit the Administrative Agent and the Banks to visit and inspect any of the properties of such Person, to examine all of such Person's books of account, records, reports, and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances, and accounts with their respective officers, and independent public accountants all at such reasonable times and as often as may be reasonably requested (except as otherwise provided below), provided that Borrower is given at least three (3) Business Days' advance notice thereof and reasonable opportunity to be present when independent public accountants or other third parties are contacted, and provided further that so long as no Default or Event of Default exists, the Administrative Agent and the Banks shall not be reimbursed in connection with the exercise of the foregoing inspection right more often than once in any calendar year (all additional inspections shall be at the sole cost and expense of the inspecting
Bank).

         5.4 Use of Proceeds. The proceeds of the Revolving Loan Borrowings shall be used by the Borrower for Acquisitions, acquisitions of foreign entities and foreign business units, working capital needs, capital expenditures, and for other lawful corporate purposes. The Borrower shall not, directly or indirectly, use any part of such proceeds for any purpose which violates, or is inconsistent with, Regulation X of the Board of Governors of the Federal Reserve System.

         5.5 Financial Covenants. The Administrative Agent shall determine compliance with the following financial covenants based upon the applicable Schedule of the most recent Compliance Certificate delivered to the Administrative Agent pursuant to Sections 5.2(a) or 5.2(b).

                  (a) Consolidated Net Worth. Borrower shall not permit its Consolidated Net Worth to be less than an amount equal to (i) the greater of (x) 90% of Borrower's Consolidated Net Worth on December 31, 2000, or (y) $360,000,000.00, plus (ii) 50% of the cumulative quarterly Consolidated Net Income of the Borrower for each fiscal quarter of Borrower ending after December 31, 2000, and which the Borrower has positive consolidated net earnings for that fiscal quarter; plus (iii) 100% of the net proceeds received by Borrower after December 31, 2000, from any sale or issuance of any equity securities of, or any other additions to capital by, the Borrower or its Subsidiaries. Compliance with this paragraph (a) shall be determined based upon Schedule B of the applicable Compliance Certificate.

                  (b) Maximum Consolidated Funded Debt to Total Capitalization Ratio. Borrower shall not permit its Consolidated Funded Debt to Total Capitalization Ratio to be greater than .40 to 1.00. Compliance with this paragraph (b) shall be determined based upon Schedule B of the applicable Compliance Certificate.

                  (c) Maximum Consolidated Funded Debt to Consolidated EBITDA Ratio. As of the last day of each fiscal quarter of the Borrower, the Borrower shall not permit its Consolidated Funded Debt to Consolidated EBITDA Ratio to be greater than 2.00 to 1.00. Compliance with this paragraph (c) shall be determined based upon Schedule B of the applicable Compliance Certificate.

                  (d) Minimum Consolidated Fixed Charge Coverage Ratio. As of the last day of each fiscal quarter of the Borrower, the Borrower shall not permit its Consolidated Fixed Charge Coverage Ratio to be less than
         2.00 to 1.00. Compliance with this paragraph (d) shall be determined based upon Schedule B of the applicable Compliance Certificate.

                  5.6 Debt. The Borrower shall not, and shall not permit any of its Subsidiaries to create, assume, incur, suffer to exist, or in any manner become liable, directly, indirectly, or contingently in respect of, any Debt other than Permitted Debt.

                  5.7 Liens; Negative Pledges. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, incur, or suffer to exist any Lien on any of its real or personal property whether now owned or hereafter acquired, or assign any right to receive its income, except for Permitted Encumbrances. Further, Borrower shall not, and shall not permit any of its Subsidiaries to, agree with any other Person (directly or indirectly), in connection with Permitted Debt or otherwise, that it will not create, assume, incur, assume, or suffer to exist any Liens.

         5.8 Other Obligations.

                  (a) Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, or suffer to exist any obligations in respect of unfunded vested benefits under any pension plan or deferred compensation agreement in an aggregate outstanding amount which could reasonably be expected to cause a Material Adverse Change.

                  (b) Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, or suffer to exist any obligations in respect of Derivatives, other than Derivatives used by Borrower and its Subsidiaries in such Person's respective business operations in aggregate notional quantities not to exceed the reasonably anticipated consumption of such Person of the underlying commodity for the relevant period, but no Derivatives which are speculative in nature.

         5.9 Corporate Transactions. Borrower shall not, and shall not permit any of its Subsidiaries to (a) merge, consolidate, or amalgamate with another Person, or liquidate, wind up, or dissolve itself (or take any action towards any of the foregoing), (b) convey, sell, lease, assign, transfer, or otherwise dispose of any of its property, businesses, or other assets outside of the ordinary course of business, or (c) make any Acquisition except that:

                  (a) Any Subsidiary of Borrower may merge, consolidate, or amalgamate into Borrower or any wholly owned Subsidiary of Borrower, or convey, sell, lease, assign, transfer, or otherwise dispose of any of its assets to Borrower or any wholly-owned Subsidiary of Borrower (and if such disposition transfers all or substantially all of the assets of transferring Subsidiary, such subsidiary may then liquidate, wind up, or dissolve itself); provided that Borrower or the wholly-owned Subsidiary, as applicable, is the surviving or acquiring entity; and

                  (b) The Borrower or any Subsidiary of the Borrower may make any Acquisition (by purchase or merger) subject to and in accordance with the terms and requirements of Section 5.21.

         5.10 Distributions. Borrower shall not declare or pay Distributions in any rolling four fiscal quarter period in excess of fifty percent (50%) of Borrower's Consolidated Net Income for that four fiscal quarter period.

         5.11 Transactions with Affiliates. Borrower shall not, and shall not permit any of its Subsidiaries to, after the Effective Date, enter into any transaction directly or indirectly with or for the benefit of an Affiliate except transactions with an Affiliate for the leasing of property, the rendering or receipt of services, or the purchase or sale of inventory or other assets in the ordinary course of business if the monetary or business consideration arising from such a transaction would be substantially as advantageous to such Person as the monetary or business consideration which such Person would obtain in a comparable arm's length transaction.

         5.12 Insurance. Borrower shall, and shall cause each of its Subsidiaries to, maintain insurance with responsible and reputable insurance companies or associations reasonably acceptable to the Administrative Agent in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same central areas in which such Persons operate. Without limiting the foregoing, Borrower shall maintain insurance coverage for itself and each of its Subsidiaries equal to or better than on an item by item basis for each item, the coverage for itself and each of its Subsidiaries existing on the date of this Agreement. Borrower shall deliver to the Administrative Agent certificates evidencing such policies or copies of such policies at the Administrative Agent's request following a reasonable period to obtain such certificates taking into account the jurisdiction where the insurance is maintained.

         5.13 Investments. Borrower shall not, and shall not permit any of its Subsidiaries to, make or hold any direct or indirect investment in any Person, including capital contributions to the Person, investments in the debt or equity securities of the Person, and loans, guaranties, trade credit, or other extensions of credit to the Person, except for Permitted Investments.

         5.14 Lines of Business. Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any type of business which is not a Permitted Line of Business.

         5.15 Compliance with Laws. Borrower shall, and shall cause each of its Subsidiaries to, comply with all federal, state, and local laws and regulations which are applicable to the operations and property of such Persons, in each case, where the failure to comply could reasonably be expected to cause a Material Adverse Change.

         5.16 Environmental Compliance. Borrower shall, and shall cause each of its Subsidiaries to, comply with all Environmental Laws and obtain and comply with all related permits necessary for the ownership and operation of any such Person's properties, in each case, where the failure to comply could reasonably be expected to cause a Material Adverse Change. Borrower shall, and shall cause each of its Subsidiaries to, promptly disclose to the Administrative Agent any notice to or investigation of such Persons for any violation or alleged violation of any Environmental Law in connection with any such Person's presently or previously owned properties which represent liabilities which could reasonably be expected to cause a Material Adverse Change. Borrower shall not, and shall not permit any of its Subsidiaries, to create, handle, transport, use, or dispose of any Hazardous Materials on or about any such Person's properties; release any Hazardous Materials into the environment in connection with any such Person's operations or contaminate any properties with Hazardous Materials; or own properties contaminated by any Hazardous Materials, in each case in any manner that could reasonably be expected to violate Environmental Laws and cause a Material Adverse Change.

         5.17 ERISA Compliance. Borrower shall, and shall cause each of its Subsidiaries, to (a) comply in all material respects with all applicable provisions of ERISA and prevent the occurrence of any Reportable Event or Prohibited Transaction with respect to, or the termination of, any of their respective Plans, in each case, where the failure to do so could reasonably be expected to cause a Material Adverse Change and (b) not create or participate in any employee pension benefit plan covered by Title IV of ERISA or any multiemployer plan under Section 4001(a)(3) of ERISA, to the extent such participation could reasonably be expected to cause a Material Adverse Change.

         5.18 Payment of Certain Claims. Borrower shall, and shall cause each of its Subsidiaries, to pay and discharge, before the same shall become delinquent,
(a) all taxes, assessments, levies, and like charges imposed upon any such Person or upon any such Person's income, profits, or property by authorities having competent jurisdiction prior to the date on which penalties attach thereto except for tax payments being contested in good faith for which adequate reserves have been established and reported in accordance with GAAP which could not reasonably be expected to cause a Material Adverse Change and (b) all trade payables and current operating liabilities, unless the same are less than 90 days past due or are being contested in good faith, have adequate reserves established and reported in accordance with GAAP, and could not reasonably be expected to cause a Material Adverse Change.

         5.19 Newly Formed Subsidiaries. Upon the formation of any new domestic Subsidiary, Borrower shall and shall cause such domestic Subsidiary to promptly, but in any event within 30 days after the formation of such new domestic Subsidiary, execute and deliver (or caused to be executed and delivered) to the Administrative Agent such guaranties, amendment agreements, consents, and other documents and agreements as the Administrative Agent requests so that such domestic Subsidiary guarantees the Credit Obligations on the same terms as the existing domestic Subsidiaries of Borrower (including the execution and delivery of a Joinder Agreement in substantially the form of Exhibit G for the purpose of joining such domestic Subsidiary as a party to the Guaranty, or the execution of such new guaranties and consents as the Administrative Agent determines are necessary to have the same effect in different jurisdictions. In connection therewith and within 30 days after the formation of such new domestic Subsidiary, Borrower shall provide Charter Documents and if requested by the Administrative Agent, opinion letters reasonably satisfactory to the Administrative Agent reflecting the corporate status of such new domestic Subsidiary of Borrower and the enforceability of such agreements.

         5.20 Offices and Files. Borrower's books, records and files shall at all times be maintained at Borrower's principal office. Borrower shall provide


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


Administrative Agent with written notice of any change in the location of Borrower's principal office at least 60 days prior to any such change.

         5.21 Acquisitions.

                  (a) Within ten (10) days following the Acquisition Date of any Acquisition by Borrower or any of its domestic Subsidiaries of a new domestic Subsidiary, Borrower shall deliver to the Administrative
         Agent:

                           (i) if the Acquisition is a new domestic Subsidiary
                  of Borrower, a Joinder Agreement in the form of Exhibit G executed and delivered by that Person (and all domestic Subsidiaries of such Person which remain in existence after the Acquisition), together with all opinions, resolutions, and certificates required by the Administrative Agent to evidence that the delivery of the Joinder Agreement is duly authorized; and

                           (ii) the Charter Documents of the business acquired
                  in the Acquisition and each domestic Subsidiary thereof, all assumed name certificates used by the Acquisition and such domestic Subsidiaries and evidence that the Acquisition and such domestic Subsidiaries have not dissolved and are in good standing and have authority to transact business in all applicable jurisdictions and are insured in the manner required by this Agreement.

                  (b) Within sixty (60) days following the Acquisition Date relating to an Acquisition of a new domestic Subsidiary; Borrower shall deliver to the Administrative Agent evidence that, except for Permitted Encumbrances, all Liens on the assets of the Acquisition and its Subsidiaries (and, if the business acquired in the Acquisition or its domestic Subsidiaries is a Person whose outstanding Capital Stock or other evidence of ownership interest was acquired, on that Capital Stock or such other ownership interest) have been released or otherwise terminated.

         5.22 No Change in Accounting Practices. Borrower shall not materially change accounting practices, methods, or standards or the reporting format for any information furnished a Bank under the terms and provisions of this Agreement, which accounting practices shall conform with GAAP throughout the term of this Agreement.


                        ARTICLE 6 - DEFAULT AND REMEDIES.

         6.1 Events of Default. Each of the following shall be an "EVENT OF DEFAULT" for the purposes of this Agreement and for each of the Credit
Documents:

                  (a) Payment Failure. The Borrower (i) fails to pay when due any principal amounts (including, without limitation, reimbursements due under a Letter of Credit) due under this Agreement or any other Credit Document or (ii) fails to pay when due any interest, fees, reimbursements, indemnifications, or other amounts due under this Agreement or any other Credit Document within five Business Days from the date it is due;

                  (b) False Representation. Any written representation or warranty made by any Credit Party or any Responsible Officer thereof in this Agreement or in any other Credit Document proves to have been false or erroneous in any material respect at the time it was made or deemed made;

                  (c) Breach of Covenant. (i) Any breach by the Borrower of any of the covenants contained in Sections 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9, 5.10, 5.13, 5.19, or 5.21, or (ii) any breach by Borrower or any of its Subsidiaries of any other covenants contained in this Agreement, or any other Credit Document and such breach is not cured within 30 days following the earlier of knowledge of such breach by a Responsible Officer of such Person or the receipt of written notice thereof from the Administrative Agent made at the request of any Bank;

                  (d) Guaranty.

                           (i) The Subsidiary Guaranty shall at any time and for
                  any reason cease to be in full force and effect with respect to any Guarantor (except as permitted under Section 5.9 or Section 2.13) or shall be contested by any Guarantor, or any Guarantor shall deny it has any further liability or obligation thereunder, or

                           (ii) any breach by any Guarantor of any of the
                  covenants contained in this Agreement or in the Subsidiary Guaranty;

                  (e) Material Debt Default.

                           (i) Any principal, interest, fees, or other amounts
                  due on any Debt of Borrower or any of its Subsidiaries (other than the Credit Obligations) is not paid when due, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, and such failure is not cured within the applicable grace period, if any, and the aggregate amount of all Debt of such Persons so in default exceeds $1,000,000;

                           (ii) any other event shall occur or condition shall
                  exist under any agreement or instrument relating to any Debt of any such Person (other than the Credit Obligations) the effect of which is to accelerate or to permit the acceleration of the maturity of any such Debt, whether or not any such Debt is actually accelerated, and such event or condition shall not be cured within the applicable grace period, if any, and the aggregate amount of all Debt of such Persons so in default exceeds $1,000,000; or

                           (iii) any Debt of any such Person shall be declared
                  to be due and payable or required to be prepaid (other than by a regularly scheduled prepayment) prior to the stated maturity thereof, and the aggregate amount of all Debt of such Persons so accelerated exceeds $1,000,000;

                  (f) Material Agreement Default. There shall occur any breach by Borrower or any of its Subsidiaries of any contract or agreement which breach could reasonably be expected to cause a Material Adverse Change and such breach is not cured within the applicable grace period, if any;

                  (g) Bankruptcy and Insolvency. (i) There shall have been filed against any Borrower or any of its Subsidiaries or any such Person's properties, without such Person's consent, any petition or other request for relief seeking an arrangement, receivership, reorganization, liquidation, or similar relief under bankruptcy or other laws for the relief of debtors, and such petition or other request is not dismissed within sixty (60) days or any order for any relief is granted, or (ii) any such Person consents to or files any petition or other request for relief of the type described in clause
         (i) above seeking relief from creditors, makes any assignment for the benefit of creditors or other arrangement with creditors, or admits in writing such Person's inability to pay such Person's debts as they become due (the occurrence of any Event of Default under clause (i) or (ii) of this paragraph being a "BANKRUPTCY EVENT OF DEFAULT");

                  (h) Receiver. A custodian, receiver, trustee, examiner, liquidator or similar official is appointed for the Borrower or any of its Subsidiaries or any substantial part of its property, or a proceeding described in Section 6.1(h) is instituted against the Borrower or any of its Subsidiaries;

                  (i) ERISA. Borrower or any of its Subsidiaries fails to pay when due an amount aggregating in excess of $1,000,000 that it is liable to pay to the PBGC or to a Plan under Title IV of ERISA; or a notice of intent to terminate a Plan having unfunded vested liabilities of the Borrower or any of its Subsidiaries in excess of $1,000,000 (a "MATERIAL PLAN") is filed under Title IV of ERISA; or the PBGC institutes proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan; or a proceeding is instituted by a fiduciary of any Material Plan against the Borrower or any of its Subsidiaries to collect any liability under
         Section 515 or 4219(c)(5) of ERISA and such proceeding is not dismissed within thirty (30) days thereafter; or a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated, and such events individually or collectively with any other such events could reasonably be expected to cause a Material Adverse Change;

                  (j) Challenges. The Borrower, any Guarantor, any Person acting on behalf of the Borrower or any Guarantor, or any governmental, judicial or arbitral authority challenges the validity of any Credit Document or the Borrower's or any Guarantor's obligations thereunder, or any Credit Document ceases to be in full force and effect in all material respects or ceases to give to the Administrative Agent and the Banks the rights and powers purported to be granted in its favor thereby in all material respects other than for any reason solely caused by or within the sole control of the Administrative Agent and/or any Bank;

                  (k) Adverse Judgment. The aggregate outstanding amount of final, non-appealable judgments against Borrower or any of its Subsidiaries not discharged or stayed pending appeal or other court action within 45 days following entry is greater than $1,000,000; or

                  (l) Change of Control. There shall occur any Change of Control (except as a result of an Acquisition approved by the Majority Banks under the terms of this Agreement and which otherwise satisfies the Acquisition Criteria).

         6.2 Termination of Revolving Loan Commitments. Upon the occurrence of any Bankruptcy Event of Default, all of the commitments of the Administrative Agent and the Banks hereunder shall automatically terminate. During the existence of any Event of Default other than a Bankruptcy Event of Default, the Administrative Agent shall at the request of the Majority Banks declare by written notice to the Borrower all of the commitments of the Administrative Agent and the Banks hereunder terminated, whereupon the same shall immediately terminate.

         6.3 Acceleration of Credit Obligations. Upon the occurrence of any Bankruptcy Event of Default, the aggregate outstanding principal amount of all loans made hereunder, all accrued interest thereon, and all other Credit Obligations shall immediately and automatically become due and payable. During the existence of any Event of Default other than a Bankruptcy Event of Default, the Administrative Agent shall at the request of the Majority Banks declare by written notice to the Borrower the aggregate outstanding principal amount of all loans made hereunder, all accrued interest thereon, and all other Credit Obligations to be immediately due and payable, whereupon the same shall immediately become due and payable. In connection with the foregoing, except for the notice provided for above in this Article 6, the Borrower waives notice of any Default or Event of Default, grace, notice of intent to accelerate, notice of acceleration, presentment, demand, notice of nonpayment, protest, and all other notices.

         6.4 Cash Collateralization of Letters of Credit. Upon the occurrence of any Bankruptcy Event of Default, the Borrower shall pay to the Administrative Agent an amount equal to the Letter of Credit Exposure to be held in the Letter of Credit Collateral Account for disposition in accordance with Section 2.2(g). During the existence of any Event of Default other than a Bankruptcy Event of Default, the Administrative Agent shall at the request of the Majority Banks require by written notice to the Borrower that the Borrower pay to the Administrative Agent an amount equal to the Letter of Credit Exposure to be held in the Letter of Credit Collateral Account for disposition in accordance with Section 2.2(g), whereupon the Borrower shall pay to the Administrative Agent such amount for such purpose.

         6.5 Default Interest. If any Event of Default exists based upon a default in the payment of any amounts owing hereunder, the Administrative Agent shall at the request of the Majority Banks declare by written notice to the Borrower that the Credit Obligations specified in such notice shall bear interest beginning on the date specified in such notice until paid in full at the applicable Default Rate for such Credit Obligations, whereupon the Borrower shall pay such interest to the Administrative Agent for the benefit of the Administrative Agent and the Banks, as applicable, upon demand by the Administrative Agent (except such demand shall be deemed to have been made upon the occurrence of a Bankruptcy Event of Default or an Event of Default under
Section 6.1(h). If any other Event of Default exists (other than a Bankruptcy Event of Default), the Administrative Agent shall at the request of the Majority Banks declare by written notice to the Borrower that, unless such Event of Default is cured to the satisfaction of the Administrative Agent and the Majority Banks on or before the 30th day following the occurrence of such Event of Default, the Credit Obligations specified in such notice shall bear interest beginning on such 30th day until paid in full at the applicable Default Rate for such Credit Obligations, whereupon the Borrower shall, if such Event of Default is not cured by such date, pay such interest to the Administrative Agent for the benefit of the Administrative Agent and the Banks, as applicable, upon demand by the Administrative Agent after such date.

         6.6 Right of Setoff. During the existence of an Event of Default, the Administrative Agent and each Bank is hereby authorized at any time, to the fullest extent permitted by law, to set off and apply any indebtedness owed by the Administrative Agent or such Bank to the Borrower against any and all of the obligations of the Borrower under this Agreement and the Credit Documents, irrespective of whether or not the Administrative Agent or such Bank shall have made any demand under this Agreement or the Credit Documents. The Administrative Agent and each Bank, as the case may be, agrees promptly to notify the Borrower after any such setoff and application made by such party provided that the failure to give such notice shall not affect the validity of such setoff and application.

         6.7 Actions Under Credit Documents. Following an Event of Default, the Administrative Agent shall at the request of the Majority Banks take any and all actions permitted under the other Credit Documents, including the Guaranty and the Security Documents.

         6.8 Remedies Cumulative. No right, power, or remedy conferred to the Administrative Agent or the Banks in this Agreement and the Credit Documents, or now or hereafter existing at law, in equity, by statute, or otherwise, shall be exclusive, and each such right, power, or remedy shall to the full extent permitted by law be cumulative and in addition to every other such right, power, or remedy. No course of dealing and no delay in exercising any right, power, or remedy conferred to the Administrative Agent or the Banks in this Agreement and the Credit Documents, or now or hereafter existing at law, in equity, by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power, or remedy.

         6.9 Application of Payments. Prior to the Revolving Loan Maturity Date or any acceleration of the Credit Obligations, all payments made hereunder shall be applied to the Credit Obligations as directed by the Borrower, subject to the rules regarding the application of payments to certain Credit Obligations provided for hereunder and in the Credit Documents. Following the Revolving Loan Maturity Date or any acceleration of the Credit Obligations, all payments and collections shall be applied to the Credit Obligations in the following order:

                  First, to the payment of the reasonable costs, expenses, reimbursements (other than reimbursement obligations with respect to draws under Letters of Credit), and indemnifications of the Administrative Agent that are due and payable under the Credit Documents;

                  Then, ratably to the payment of the reasonable costs, expenses, reimbursements (other than reimbursement obligations with respect to draws under Letters of Credit), and indemnifications of the Banks that are due and payable under the Credit Documents;

                  Then, ratably to the payment of all outstanding principal and accrued but unpaid interest and reimbursement obligations for draws under Letters of Credit due and payable under the Credit Documents;

                  Then, ratably to the payment of all accrued but unpaid interest and fees and obligations under Interest Hedge Agreements due and payable under the Credit Documents;

                  Then, ratably to the payment of any other amounts due and owing with respect to the Credit Obligations; and

                  Finally, any surplus held by the Administrative Agent and remaining after payment in full of all the Credit Obligations and reserve for Credit Obligations not yet due and payable shall be promptly paid over to the Borrower or to whomever may be lawfully entitled to receive such surplus. All applications shall be distributed in accordance with Section 2.9(a).

            ARTICLE 7 - THE ADMINISTRATIVE AGENT AND THE ISSUING BANK

         7.1 Authorization and Action. Each Bank hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative


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


Agent by the terms hereof and of the other Credit Documents, together with such powers as are reasonably incidental thereto. Statements under the Credit Documents that the Administrative Agent may take certain actions, without further qualification, mean that the Administrative Agent may take such actions with or without the consent of the Banks or the Majority Banks, but where the Credit Documents expressly require the determination of the Banks or the Majority Banks, the Administrative Agent shall not take any such action without the prior written consent thereof. As to any matters not expressly provided for by this Agreement or any other Credit Document (including, without limitation, enforcement or collection of the Revolving Loan Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Revolving Loan Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, any other Credit Document, or applicable law.

         7.2 Reliance, Etc. Neither the Administrative Agent, the Issuing Bank, nor any of their respective Related Parties (for the purposes of this Section 7.2, collectively, the "INDEMNIFIED PARTIES") shall be liable for any action taken or omitted to be taken by any Indemnified Party under or in connection with this Agreement or the other Credit Documents, INCLUDING ANY INDEMNIFIED PARTY'S OWN NEGLIGENCE, except for any Indemnified Party's gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent and the Issuing Bank: (a) may treat the payee of any Revolving Loan Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (b) may consult with legal counsel, independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties, or representations made in or in connection with this Agreement or the other Credit Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of this Agreement or any other Credit Document on the part of the Credit Parties or to inspect the property (including the books and records) of the Credit Parties; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Credit Document; and (f) shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon any notice, consent, certificate, or other instrument or writing (which may be by telecopier or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

         7.3 Affiliates. With respect to its Revolving Loan Commitments, the Revolving Loan Advances made by it, its interests in the Letters of Credit, and the Revolving Loan Notes issued to it, the Administrative Agent and the Issuing Bank shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent. The term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Administrative Agent and the Issuing Bank in their individual capacity. The Administrative Agent, the Issuing Bank, and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Credit Party, and any Person who may do business with or own securities of any Credit Party, all as if the Administrative Agent were not an agent hereunder and the Issuing Bank were not the issuer of Letters of Credit hereunder and without any duty to account therefor to the Banks.

         7.4 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the Preliminary Financial Statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         7.5 Expenses. To the extent not paid by the Borrower, each Bank severally agrees to pay to the Administrative Agent and the Issuing Bank on demand such Bank's ratable share of the following: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Issuing Bank in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement and the other Credit Documents, including the reasonable fees and expenses of outside counsel for the Administrative Agent and the Issuing Bank with respect to advising the Administrative Agent and the Issuing Bank as to their respective rights and responsibilities under this Agreement and the Credit Documents, and (b) all out-of-pocket costs and expenses of the Administrative Agent and the Issuing Bank in connection with the preservation or enforcement of the rights of the Administrative Agent, the Issuing Bank, and the Banks under this Agreement and the other Credit Documents, whether through negotiations, legal proceedings, or otherwise, including fees and expenses of counsel for the Administrative Agent and the Issuing Bank. The provisions of this Section 7.5 shall survive the repayment and termination of the credit provided for under this Agreement and any purported termination of this Agreement which does not expressly refer to this Section 7.5.

         7.6 Indemnification. To the extent not reimbursed by the Borrower, each Bank severally agrees to protect, defend, indemnify, and hold harmless the Administrative Agent, the Swing Line Lender, the Issuing Bank, and each of their respective Related Parties (for the purposes of this Section 7.6, collectively, the "INDEMNIFIED PARTIES"), from and against all demands, claims, actions, suits, damages, judgments, fines, penalties, liabilities, and out-of-pocket costs and expenses, including reasonable costs of attorneys and related costs of experts such as accountants (collectively, the "INDEMNIFIED LIABILITIES"), actually incurred by any Indemnified Party which are related to any litigation or proceeding relating to this Agreement, the Credit Documents, or the transactions contemplated thereunder, INCLUDING ANY INDEMNIFIED LIABILITIES CAUSED BY ANY INDEMNIFIED PARTY'S OWN NEGLIGENCE, but not Indemnified Liabilities which are a result of any Indemnified Party's gross negligence or willful misconduct. The provisions of this Section 7.6 shall survive 365 days from the repayment and termination of the credit provided for under this Agreement.

         7.7 Successor Administrative Agent and Issuing Bank. The Administrative Agent or the Issuing Bank may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks upon receipt of written notice from the Majority Banks to such effect. Upon receipt of notice of any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent or Issuing Bank with the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Administrative Agent or Issuing Bank shall have been so appointed by the Majority Banks with the consent of the Borrower, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's or Issuing Bank's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent or Issuing Bank, then the retiring Administrative Agent or Issuing Bank may, on behalf of the Banks and the Borrower, appoint a successor Administrative Agent or Issuing Bank, which shall be, in the case of a successor agent, a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000 and, in the case of the Issuing Bank, a Bank. Upon the acceptance of any appointment as Administrative Agent or Issuing Bank by a successor Administrative Agent or Issuing Bank, such successor Administrative Agent or Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Administrative Agent or Issuing Bank, and the retiring Administrative Agent or Issuing Bank shall be discharged from any duties and obligations under this Agreement and the other Credit Documents after such acceptance, except that the retiring Issuing Bank shall remain the Issuing Bank with respect to any Letters of Credit outstanding on the effective date of its resignation or removal and the provisions affecting the Issuing Bank with respect to such Letters of Credit shall inure to the benefit and remain the obligation of, as applicable, of the retiring Issuing Bank until the termination of all such Letters of Credit. After any Administrative Agent's or Issuing Bank's resignation or removal hereunder as Administrative Agent or Issuing Bank, the provisions of this Article 7 shall inure to such Person's benefit and remain the obligation of, as applicable, as to any actions taken or omitted to be taken by such Person while such Person was Administrative Agent or Issuing Bank under this Agreement and the other Credit Documents.

                            ARTICLE 8 - MISCELLANEOUS

         8.1 Expenses. The Borrower shall pay on demand of the applicable party specified herein (a) all reasonable out-of-pocket costs and expenses of the


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


Administrative Agent and the Issuing Bank in connection with the preparation, execution, delivery, modification, and amendment of this Agreement and the other Credit Documents, including the reasonable fees and expenses of outside counsel for the Administrative Agent and the Issuing Bank, and (b) all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Issuing Bank, and each Bank in connection with the preservation or enforcement of their respective rights under this Agreement and the other Credit Documents, whether through negotiations, legal proceedings, or otherwise, including reasonable fees and expenses of counsel for the Administrative Agent, the Issuing Bank and each Bank. The provisions of this Section 8.1 shall survive 365 days from the repayment and termination of the credit provided for under this Agreement.

         8.2 Indemnification. The Borrower agrees to protect, defend, indemnify, and hold harmless the Administrative Agent, the Issuing Bank, each Bank, and each of their respective Related Parties (for the purposes of this Section 8.2, collectively, the "INDEMNIFIED PARTIES"), from and against all demands, claims, actions, suits, damages, judgments, fines, penalties, liabilities, and reasonable out-of-pocket costs and expenses, including reasonable costs of attorneys and related costs of experts such as accountants (collectively, the "INDEMNIFIED LIABILITIES"), actually incurred by any Indemnified Party which are related to any litigation or proceeding relating to this Agreement, the Credit Documents, or the transactions contemplated thereunder, INCLUDING ANY INDEMNIFIED LIABILITIES CAUSED BY ANY INDEMNIFIED PARTY'S OWN NEGLIGENCE, but not Indemnified Liabilities which are a result of any Indemnified Party's gross negligence or willful misconduct. The provisions of this Section 8.2 shall survive 365 days from the repayment and termination of the credit provided for under this Agreement.

         8.3 Modifications, Waivers, and Consents. No modification or waiver of any provision of this Agreement or the Revolving Loan Notes nor any consent required under this Agreement or the Revolving Loan Notes shall be effective unless the same shall be in writing and signed by the Administrative Agent and Majority Banks and the Borrower, and then such modification, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no modification, waiver, or consent shall, unless in writing and signed by the Administrative Agent, all the Banks, and the Borrower do any of the following: (a) waive any of the conditions specified in Section 3.1 or 3.2, (b) increase the Revolving Loan Commitments of the Banks, (c) forgive or reduce the amount or rate of any principal, interest, or fees payable under the Credit Documents, or postpone or extend the time for payment thereof (including, without limitation, extend the Revolving Loan Maturity Date), (d) change to the definition of Permitted Debt, (e) release any Guaranty or any material collateral securing the Credit Obligations (except as otherwise permitted or required herein), or (f) change the percentage of Banks required to take any action under this Agreement, the Revolving Loan Notes, the Subsidiary Guaranty, or the Security Documents, including any amendment of the definition of "MAJORITY BANKS" or this Section 8.3. No modification, waiver, or consent shall, unless in writing and signed by the Administrative Agent or the Issuing Bank affect the rights or obligations of the

Administrative Agent or the Issuing Bank, as the case may be, under the Credit Documents. The Administrative Agent shall not modify or waive or grant any consent under any other Credit Document if such action would be prohibited under this Section 8.3 with respect to the Credit Agreement or the Revolving Loan Notes.

         8.4 Survival of Agreements. All representations, warranties, and covenants of the Borrower in this Agreement and the Credit Documents shall survive the execution of this Agreement and the Credit Documents and any other document or agreement.

         8.5 Assignment and Participation. This Agreement and the Credit Documents shall bind and inure to the benefit of the Borrower and their respective successors and assigns and the Administrative Agent and the Banks and their respective successors and assigns. The Borrower may not assign its rights or delegate its duties under this Agreement or any Credit Document.

                  (a) Assignments. Any Bank may assign to one or more banks or other entities all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Loan Commitments, the Revolving Loan Advances owing to it, the Revolving Loan Notes held by it, and the participation interest in the Letters of Credit owned by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of such Bank's rights and obligations under this Agreement, (ii) assignments of Revolving Loan Commitments shall be made in minimum amounts of $3,000,000 and be made in integral multiples of $1,000,000 and the assigning Bank, if it retains any Revolving Loan Commitments, shall maintain at least $3,000,000 in Revolving Loan Commitments, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Revolving Loan Notes subject to such assignment, and (v) each Eligible Assignee (other than the Eligible Assignee of the Administrative Agent) shall pay to the Administrative Agent a $3,500.00 administrative fee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) such Bank thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such



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


         Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

                  (b) Terms of Assignments. By executing and delivering an Assignment and Acceptance, the Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency of value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee shall independently and without reliance upon the Administrative Agent, such Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it shall perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                  (c) The Register. The Administrative Agent shall maintain at its address referred to in Section 8.11 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Revolving Loan Commitments of each Bank from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, the Issuing Bank, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Procedures. Upon its receipt of an Assignment and Acceptance executed by a Bank and an Eligible Assignee, together with the Revolving Loan Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed in the appropriate form, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower shall execute and deliver to the Administrative Agent in exchange for the surrendered Revolving Loan Notes, marked "paid", a new Revolving Loan Note to the order of such Eligible Assignee in an amount equal to the Revolving Loan Commitment assumed by it pursuant to such Assignment and Acceptance and, if such Bank has retained any Revolving Loan Commitment hereunder, a new Revolving Loan Note to the order of such Bank in an amount equal to the Revolving Loan Commitment retained by it hereunder. Such new Revolving Loan Notes shall be dated the effective date of such Assignment and Acceptance and shall be in the appropriate form.

                  (e) Participation. Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Loan Commitments, the Revolving Loan Advances owing to it, its participation interest in the Letters of Credit, and the Revolving Loan Notes held by it); provided, however, that (i) such Bank's obligations under this Agreement (including, without limitation, its Revolving Loan Commitments to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Revolving Loan Notes for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent, and the Issuing Bank and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and (v) such Bank shall not require the participant's consent to any matter under this Agreement, except that upon 10 days' written notice of such participation to the Administrative Agent and the Borrower, such Bank may permit the participant to possess consent rights with respect to changes in the principal amount of the Revolving Loan Notes, reductions in fees or interest, extensions of the applicable maturity date, or releases of any collateral or guarantor (except to the extent otherwise permitted herein or in any of the other Credit Documents). The Borrower hereby agrees that participants shall have the same rights under Sections 2.6, 2.7, 2.8, 2.9, 2.10, and 8.2 as a Bank to the extent of their respective participation.

                  (f) Assignments or Pledges to Federal Reserve Banks. In addition to the foregoing rights of assignment and participation, any Bank may assign or pledge any portion of its rights under this Agreement (including the Revolving Loan Advances owed to such Bank) to any Federal Reserve Bank in accordance with applicable law without notice to or the consent of the Borrower or the Administrative Agent, provided that (i) such Bank shall not be relieved of its obligations under this Agreement as a result thereof and (ii) in no event shall the Federal Reserve Bank be entitled to direct the actions of the pledging or assigning Bank under this Agreement.

                  (g) Foreign Banks. If, pursuant to this Section 8.5 any interest in this Agreement or any Revolving Loan Note is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States of America or any State thereof, the transferor Bank shall cause such transferee, concurrently with the effectiveness of such transfer, to comply with Section 2.11(c) as it relates to the transferor and the transferee.

                  (h) Disclosures. The Borrower authorizes each Bank to disclose to any participant or assignee (each, a "TRANSFEREE") and any prospective Transferee, subject to the provisions of Section 8.5(a) or
         (e), any and all financial information in such Bank's possession concerning the Borrower and its Affiliates which has been delivered to such Bank by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Bank by or on behalf of the Borrower in connection with such Borrower's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

         8.6 Adjustments. If any Bank (a "BENEFITED BANK") shall at any time receive any payment of all or part of its Revolving Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Revolving Loans, or interest thereon, such benefited Bank shall purchase for cash from the other Banks a participating interest in such portion of each such other Bank's Revolving Loan, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Bank so purchasing a portion of another Bank's Revolving Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

                  8.7 Change in Accounting Principles or Tax Laws. If (i) any change in accounting principles from those used in the preparation of the financial statements of the Borrower referred to in Section 5.2(a) and (b) is hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants or the SEC (or successors thereto or agencies with similar functions) and such change materially affects the calculation of any component of any financial covenant, standard or term found in this Agreement, or (ii) there is a material change in federal or foreign tax laws which materially affects the Borrower's ability to comply with the financial covenants, standards or terms found in this Agreement, the Borrower, the Administrative Agent and the Banks agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Borrower's and its Subsidiaries' consolidated financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

         8.8 Acknowledgments. The Borrower hereby acknowledges that:

                  (a) Neither Administrative Agent nor any Bank has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Borrower and its Subsidiaries, on one hand, and Administrative Agent and Banks, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (b) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Banks or among the Borrower and the Banks.

         8.9 Confidentiality. Each Bank agrees to keep confidential in accordance with its customary procedures all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower in writing as confidential; provided that nothing herein shall prevent any Bank from disclosing any such information (i) to either Administrative Agent or any other Bank, (ii) to any transferee, or participant, or any prospective transferee or participant, set forth in Section 8.5 which receives such information having been made aware of the confidential nature thereof, (iii) to its Affiliates, employees, directors, agents, attorneys, accountants, and other professional advisors which receives such information with the understanding of the confidential nature thereof, (iv) upon the request or demand of any examiner or other Governmental Authority having jurisdiction over such Bank which receives such request having been made aware of the confidential nature thereof,
(v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any requirement of law which response discloses the confidential nature of such information, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

         8.10 Effectiveness. This Agreement shall become effective on the date (the "EFFECTIVE DATE") on which Borrower has satisfied the conditions precedent listed in Section 3.1, which shall be evidenced by the execution and delivery of this Agreement by and to the Administrative Agent.

         8.11 Notice. All notices and other communications under this Agreement and the Revolving Loan Notes shall be in writing and mailed by certified mail (return receipt requested), telecopied, telexed, hand delivered, or delivered by a nationally recognized overnight courier, to the address for the appropriate party specified in Schedule I or at such other address as shall be designated by such party in a written notice to the other parties. Mailed notices shall be effective when received. Telecopied or telexed notices shall be effective when transmission is completed or confirmed by telex answerback. Delivered notices shall be effective when delivered by messenger or courier. Notwithstanding the foregoing, notices and communications to the Administrative Agent pursuant to
Article 2 or 7 shall not be effective until received by the Administrative
Agent.

         8.12 Choice of Law. This Agreement and the Revolving Loan Notes have been prepared, are being executed and delivered, and are intended to be performed in the State of Texas, and the substantive laws of the State of Texas and the applicable federal laws of the United States shall govern the validity, construction, enforcement, and interpretation of this Agreement and the Revolving Loan Notes; provided, however, Chapter 346 of the Texas Finance Code does not apply to this Agreement, the Swing Line Note, any Letter of Credit, or the Revolving Loan Notes. Each Letter of Credit shall be governed by ISP 98.

         8.13 Forum Selection. THE PARTIES HERETO IRREVOCABLY CONSENT TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND OF ANY FEDERAL COURT LOCATED IN SUCH STATE IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS OR ANY TRANSACTIONS RELATED THERETO. THE PARTIES HERETO AGREE AND SHALL NOT CONTEST THAT PROPER FORUM AND VENUE FOR ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS OR ANY TRANSACTIONS RELATING THERETO ARE IN THE COURTS OF THE STATE OF TEXAS IN HARRIS COUNTY, TEXAS, AND THE FEDERAL COURTS LOCATED IN HARRIS COUNTY, TEXAS. THE PARTIES HERETO IRREVOCABLY WAIVE ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE FOREGOING BASED UPON CLAIMS THAT THE FOREGOING COURTS ARE AN INCONVENIENT FORUM.


         8.14 Service of Process. IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS OR ANY TRANSACTIONS

RELATING THERETO, TO THE EXTENT ALLOWED BY APPLICABLE LAWS, THE PARTIES HERETO WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT, OR OTHER PROCESS OR NOTICE AND AGREES THAT SERVICE BY FIRST CLASS MAIL, RETURN RECEIPT REQUESTED, TO THE OTHER PARTIES HERETO AT THEIR ADDRESS FOR NOTICES HEREUNDER, OR ANY OTHER FORM OF SERVICE PROVIDED FOR IN THE TEXAS CIVIL PRACTICE LAW AND RULES THEN IN EFFECT SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE UPON SUCH PARTIES.

         8.15 Jury Trial Waiver. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY (BY THEIR ACCEPTANCE HEREOF) WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT AND WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT, ANY OTHER RELATED DOCUMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR DISPUTE SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE REVOLVING LOAN NOTES, THE SWING LINE NOTE, THE LOAN, AND LETTERS OF CREDIT.

         8.16 Counterparts. This Agreement may be executed in multiple counterparts which together shall constitute one and the same instrument.

         8.17 No Further Agreements. THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. This Agreement shall amend, replace, and restate in its entirety the Credit Agreement dated January 13, 2000, among Borrower, the Administrative Agent, and the other Banks a party thereto, as modified and amended.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXECUTED as of the date first above written.

               BORROWER:

               EGL, INC.

               By:      /s/ DOUGLAS A. SECKEL
                  --------------------------------------------
                        Douglas A. Seckel, Treasurer


               ADMINISTRATIVE AGENT:

               BANK OF AMERICA, N.A., as Administrative Agent


               By:      /s/ DAVID A. JOHANSON
                  --------------------------------------------
                        David A. Johanson,
                        Vice President

              CO-AGENTS:

              SOUTHTRUST BANK

              By       /s/ JOHN E. ELAM, JR.
                 --------------------------------------------
                       John E. Elam, Jr.,
                       Group Vice President

              THE BANK OF TOKYO-MITSUBISHI, LTD.

              By:         /s/ JOEY POWELL
                 --------------------------------------------
              Name:       Joey Powell
              Title:      Senior Associate

              By:         /s/ JOHN MEARNS
                 --------------------------------------------
              Name:       John Mearns
              Title:      Vice President and Manager

                                   BANKS:
                                   BANK OF AMERICA, N.A.


Revolving Loan Commitment:         By: /s/ WILLIAM B. BORUS
$25,000,000.00                     ----------------------------------------
                                         William B. Borus,
                                         Senior Vice President


                                   SOUTHTRUST BANK


Revolving Loan Commitment:         By: /s/ JOHN E. ELAM, JR.
$25,000,000.00                     ----------------------------------------
                                         John E. Elam, Jr.,
                                         Group Vice President

                                   THE BANK OF TOKYO-MITSUBISHI, LTD.

Revolving Loan Commitment:         By: /s/ JOEY POWELL
$25,000,000.00                     ----------------------------------------
                                   Name:  Joey Powell
                                   Title: Senior Associate

                                   By: /s/ JOHN MEARNS
                                   ----------------------------------------
                                   Name:  John Mearns
                                   Title: Vice President and Manager


                                   CREDIT LYONNAIS NEW YORK BRANCH


Revolving Loan Commitment:         By: /s/ ATTILA KOC
$20,000,000.00                     ----------------------------------------
                                   Name:  Attila Koc
                                   Title: Senior Vice President

                                   BNP PARIBAS


Revolving Loan Commitment:         By: /s/ ANGELA BENTLEY
$15,000,000.00                     ----------------------------------------
                                   Name:  Angela Bentley
                                   Title  Associate

                                   THE NORTHERN TRUST COMPANY


Revolving Loan Commitment:         By:    /s/ FRED W. MCCLENDON
$15,000,000.00                     ----------------------------------------
                                   Name:  Fred W. McClendon
                                   Title: Vice President

                                   WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION

Revolving Loan Commitment:         By:    /s/ PATRICIA F. TAYLOR
$15,000,000.00                     ----------------------------------------
                                   Name:  Patricia F. Taylor
                                   Title: vice President

                                   BANK HAPOALIM B.M.


Revolving Loan Commitment:         By:    /s/ THOMAS J. HEPPERLE
$10,000,000.00                     ----------------------------------------
                                   Name:  Thomas J. Hepperle
                                   Title: Vice President

                                   By:    /s/ MICHAEL J. BYRNE
                                   ----------------------------------------
                                   Name:  Michael J. Byrne
                                   Title: Vice President and Senior Lending
                                          Officer

                                   Schedule I

                               NOTICE INFORMATION

1.       EGL, Inc.

         15350 Vickery Drive
         Houston, Texas 77032
         Attention: Douglas A. Seckel
         Telephone No: (281) 618-3420
         Telecopy No.: (281) 618-3429

2.       Bank of America, N.A.

         700 Louisiana
         7th Floor
         Houston, Texas 77002
         Attention: William B. Borus
         Telephone No.: (713) 247-7756
         Telecopy No.:  (713) 247-7748

3.       SouthTrust Bank

         One Riverway, Suite 400
         Houston, Texas  77056
         Attention:  John E. Elam, Jr.
         Telephone No.:  (713) 402-3603
         Telecopy No.:   (713) 627-1492

4.       The Bank of Tokyo-Mitsubishi, Ltd.

         1100 Louisiana, Suite 2800
         Houston, Texas  77002
         Attention:  Joey Powell
         Telephone No.:  (713) 655-3831
         Telecopy No.:   (713) 628-0116

5.       BNP Paribas

         1200 Smith, Suite 3100
         Houston, Texas  77002
         Attention:  Angela Bentley
         Telephone No.:  (713) 982-1104
         Telecopy No.:   (713) 659-5228

6.       Bank Hapoalim B.M.

         225 N. Michigan Avenue, Suite 900
         Chicago, Illinois 60601-7601
         Attention:  Thomas J. Hepperle
         Telephone No.:  (312) 228-6420
         Telecopy No.:   (312) 228-6490

7.       Credit Lyonnais New York Branch

         2200 Ross Avenue, Suite 4400 West
         Dallas, Texas 75201
         Attention:  Tom Blake
         Telephone No.:  (214) 220-2332
         Telecopy No.:   (214) 220-2323

8.       The Northern Trust Company

         50 S. LaSalle Street
         Chicago, Illinois 60675
         Attention:  Fred W. McClendon
         Telephone No.:  (312) 557-1893
         Telecopy No.:   (312) 444-7028

9.       Wells Fargo Bank Texas, National Association

         12941 North Freeway
         Suite 400 MAC 5015-040
         Houston, Texas  77060
         Attention:  Patricia F. Taylor
         Telephone No.:  (281) 877-1886
         Telecopy No.:   (281) 877-1884

                                    EXHIBIT A


                                     FORM OF
                             COMPLIANCE CERTIFICATE

                                     [date]



Bank of America, N.A., as Administrative
Agent for the financial institutions parties to the Credit Agreement referred to below
700 Louisiana, 7th Floor
Houston, Texas 77002

Attention: Mr. William B. Borus

Ladies and Gentlemen:

I refer to the Credit Agreement dated as of January 5, 2001 (as the same may be modified from time to time, the "Credit Agreement"), among EGL, INC. (the "Borrower"), the financial institutions parties thereto, and Bank of America, N.A., as Administrative Agent for such financial institutions, the defined terms of which are used herein unless otherwise defined herein.

Attached as Schedule A are consolidated financial statements of the Borrower dated as of _________________. Such consolidated financial statements present fairly, in all material respects, the consolidated financial condition of the Borrower as of their date, and the related results of operations for the periods reflected therein, in each case in conformity with generally accepted accounting principles.

Attached as Schedule B are calculations of the Applicable Margin and the financial covenants set forth in Sections 5.5, 5.6, 5.9, and 5.12 of the Credit Agreement based upon the financial information set forth in Schedule A. Such calculations are accurate and complete and have been made in compliance with the requirements of the Credit Agreement.

I hereby certify that I have no knowledge of any Defaults or Events of Default by the Borrower in the observance of any of the provisions in the Credit Agreement which existed as of the date of the financial statements attached as Schedule A or which exist as of the date of this letter.

                              Very truly yours,

                              EGL, INC.


                              By:
                              -------------------------------------------------

                              Name:
                              -------------------------------------------------

                              Title:
                              -------------------------------------------------

                                    EXHIBIT B


                                     FORM OF
                        REVOLVING LOAN BORROWING REQUEST

                                     [date]


Bank of America, N.A., as Administrative
Agent for the financial institutions parties to the Credit Agreement referred to below
700 Louisiana, 7th Floor
Houston, Texas 77002

Ladies and Gentlemen:

The undersigned, EGL, INC., a Texas corporation ("Borrower"), refers to the Credit Agreement dated as of January 5, 2001 (as the same may be modified from time to time, the "Credit Agreement," the defined terms of which are used in this Borrowing Request unless otherwise defined in this Borrowing Request) among the Borrower, the financial institutions parties thereto, and Bank of America, N.A., as agent for such financial institutions, and hereby gives you irrevocable notice pursuant to Section 2. 1 (b)(i) of the Credit Agreement that the undersigned hereby requests a Borrowing (the "Proposed Borrowing") on the terms set forth below:

         Date of Borrowing(1)     :        _______________________________
         Type of Tranche(2)       :        _______________________________
         Aggregate Amount(3)      :        _______________________________
         Interest Period(4)       :        _______________________________

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

         (a) the representations and warranties contained in the Credit Agreement are

         ------------------------
         (1) The Date of Borrowing for the Proposed Borrowing must be a Business Day. The Borrower must give three (3) Business Days' advance notice for Borrowings including LIBOR Tranches or same day notice for a Prime Rate Borrowing.
         (2) The Type of Tranches comprising the Proposed Borrowing may be LIBOR Tranches or the Prime Rate Tranche subject to the provisions of Section 2.1(a)(i) of the Credit Agreement.
         (3) The Aggregate Amount of the Proposed Borrowing must be in a minimum amount of $1,000,000, and in multiples of $1,000,000 for any LIBOR Tranche, and $500,000 for the Prime Rate Tranche, and in multiples of $100,000 for any Prime Rate Tranche.
         (4) The Interest Period applies only to Borrowings including LIBOR Tranches and may be one, two, three, or six months. Insert "N/A" for any Prime Rate Borrowings.

correct in all material respects, before and after giving effect to the Proposed Borrowing and the application of the proceeds therefrom, as though made on the date of the Proposed Borrowing;

         (b) no Default or Event of Default has occurred and remains uncured, nor would result from the Proposed Borrowing or from the application of the proceeds therefrom; and

         (c) following the making of the proposed Revolving Loan Borrowing and all other Revolving Loan Borrowings to be made on the same day to the Borrower, the aggregate outstanding principal amount of the Revolving Loan plus the outstanding principal balance of the Swing Line Note plus the aggregate outstanding principal amount of the Letter of Credit Exposure shall not exceed the aggregate amount of the Revolving Loan Commitments.

                                 Very truly yours,

                                 EGL, INC.


                                 By:
                                 ----------------------------------------------

                                 Name:
                                 ----------------------------------------------

                                 Title:
                                 ----------------------------------------------

                                    EXHIBIT C


                                     FORM OF
                         CONTINUATION/CONVERSION REQUEST

                                     [date]

Bank of America, N.A., as Administrative
Agent for the financial institutions parties to the Credit Agreement referred to below
700 Louisiana, 7th Floor
Houston, Texas 77002

Ladies and Gentlemen:

The undersigned, EGL, INC. , a Texas corporation (the "Borrower"), refers to the Credit Agreement dated as of January 5, 2001 (as the same may be modified from time to time, the "Credit Agreement," the defined terms of which are used in this Continuation/ Conversion Request unless otherwise defined in this Continuation/Conversion Request), among the Borrower, the financial institutions parties thereto, and Bank of America, N.A., as agent for such financial institutions, and hereby gives you irrevocable notice pursuant to Section 2.5(a)(ii) of the Credit Agreement that the undersigned hereby requests a [conversion][continuation] of [outstanding Borrowings][an outstanding Borrowing] into a new Borrowing (the "Proposed Borrowing") on the terms set forth below:

Outstanding Borrowing #1
Date of Borrowing                 :        ________________________
Type of Tranche                   :        ________________________
Aggregate Amount(1)
   for Continuation/Conversion    :        ________________________
Interest Period                   :        ________________________

- ------------------------
         (1) The Aggregate Amount for Conversion with respect to Tranches must be in multiples of $1,000,000 for LIBOR Tranches and $100,000 for the Prime Rate Tranche. No continuation or conversion may be made if such continuation or conversion would cause the aggregate amount of any LIBOR Tranche to be less than $1,000,000 or the Prime Rate Tranche to be less than $500,000.

[Outstanding Borrowing #2
- -------------------------
Date of Borrowing                 :        ________________________
Type of Tranche                   :        ________________________
Aggregate Amount(1)
   for Continuation; Conversion   :        ________________________
Interest Period                   :        ________________________

Proposed Borrowing
Date of Continuation
   or Conversion(2)               :         ________________________
Type of Tranche(3)                :         ________________________
Aggregate Amount(4):              :         ________________________
Interest Period(5)                :         ________________________

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

         (a) the representations and warranties contained in the Credit Agreement are correct in all material respects, before and after giving effect to the Proposed Borrowing and the application of the proceeds therefrom, as though made on the date of the Proposed Borrowing; and

         (b) no Default or Event of Default has occurred and remains uncured, nor would result from the Proposed Borrowing.

- --------------------------

         (2) The Date of the proposed continuation or conversion must be a Business Day. The Borrower must give three (3) Business Days' advance notice for conversions into or continuations of Borrowings comprised of LIBOR Tranches.

         (3) The Type of Tranches comprising a Proposed Borrowing may be the Prime Rate Tranche or LIBOR Tranches.

         (4) The Aggregate Amount of the Proposed Borrowing must be in multiples of $1,000,000 for LIBOR Tranches and $100,000 for the Prime Rate Tranche. No continuation or conversion may be made if such continuation or conversion would cause the aggregate amount of any LIBOR Tranche to be less than $1,000,000 or the Prime Rate Tranche to be less than $500,000.

         (5) The Interest Period applies only to Borrowings comprised of LIBOR Tranches and may be one, two, three, or six months. Insert "N/A" for Prime Rate Borrowings.

                               Very truly yours,

                               EGL, INC.

                               By:
                               ------------------------------------------------

                               Name:
                               ------------------------------------------------

                               Title:
                               ------------------------------------------------

                                    EXHIBIT D


                                     FORM OF
                               REVOLVING LOAN NOTE
                                  ([BANK NAME])


$[Amount]                        Houston, Texas                          [date]


         For value received, the undersigned EGL, INC., a Texas corporation ("Borrower"), hereby promises to pay to the order of [Bank Name] ("Bank"), the principal amount of [Amount] ($[ ]) or, if less, the aggregate outstanding principal amount of the Revolving Loan Advances (as defined in the Credit Agreement referred to below) made by the Bank to the Borrower, together with accrued but unpaid interest on the principal amount of each such Revolving Loan Advance from the date of such Revolving Loan Advance until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement.

         This Note is one of the Revolving Loan Notes referred to in, and is entitled to the benefits of, and is subject to the terms of the Credit Agreement dated as of January 5, 2001 (as the same may be modified from time to time, the "Credit Agreement"), among the Borrower, the financial institutions parties thereto ("Banks"), and Bank of America, N.A., as Administrative Agent for the Banks ("Administrative Agent"). Capitalized terms used herein but not defined herein shall have the meanings specified by the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Revolving Loan Advances by the Bank to the Borrower from time to time, the indebtedness of the Borrower resulting from each such Revolving Loan Advance being evidenced by this note, and (b) contains provisions for acceleration of the maturity of this Note upon the happening of certain events stated in the Credit Agreement and for prepayments of principal prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement.

         Both principal and interest are payable to the Administrative Agent in the currency, at the times, in the locations, and in the manner specified in the Credit Agreement. The Bank shall record all Revolving Loan Advances and payments of principal made under this Note, but no failure of the Bank to make such recordings shall affect the Borrower's repayment obligations under this Note.

         It is contemplated that because of prepayments there may be times when no indebtedness is owed under this Note. Notwithstanding such prepayments, this Note shall remain valid and shall be in force as to Revolving Loan Advances made pursuant to the Credit Agreement after such prepayments.

         It is the intention of the Bank and the Borrower to conform strictly to any applicable usury laws. Accordingly, the terms of the Credit Agreement relating to the prevention of usury will be strictly followed.

         THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         EXECUTED as of the date first above written.


                                 EGL, INC.


                                 By:
                                 ----------------------------------------------

                                 Name:
                                 ----------------------------------------------

                                 Title:
                                 ----------------------------------------------

                                    EXHIBIT E


                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

                                     [date]

         Reference is made to the Credit Agreement dated as of January 5, 2001 (as the same may be modified from time to time, the "Credit Agreement"), among EGL, INC., a Texas corporation (the "Borrower"), the financial institutions parties thereto ("Banks"), and Bank of America, N.A., as Administrative Agent for the Banks ("Administrative Agent"). Capitalized terms used herein but not defined herein shall have the meanings specified by the Credit Agreement.

         Pursuant to the terms of the Credit Agreement,[_________] ("Assignor"), wishes to assign and delegate to [________] ("Assignee"), [_____]% (1) of its rights and obligations under the Credit Agreement. Therefore, Assignor, Assignee. and the Administrative Agent agree as follows:

         1. The Assignor hereby sells and assigns and delegates to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse to the Assignor and without representation or warranty except for the representations and warranties specifically set forth in clauses (i), (ii), and
(iii) of Section 2 of this Assignment and Acceptance, a [___]% interest in and to all of the Assignor's rights and obligations under the Credit Agreement and the other Credit Documents as of the Effective Date (as defined below), including such percentage interest in the Assignor's Revolving, Loan Commitment, the Revolving Loan Advances owing to the Assignor, the Assignor's ratable participation interest in the Letters of Credit, and the Note[s] held by the Assignor.

         2. The Assignor (i) represents and warrants that, prior to executing this Assignment and Acceptance, its Revolving Loan Commitment is $[_______], the aggregate outstanding principal amount of Revolving Loan Advances owed by the Borrower to the Assignor is $[_______] and its ratable share of the Letter of Credit Exposure is $[________]; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of an adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Credit Agreement or any other Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no

- ------------------------
       (1) Specify percentage to four (4) decimal points.

responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant thereto; and (v) attaches the Note[s] referred to in Section I above and requests that the Administrative Agent exchange such Note[s] for a new Note dated [________] made by [_______________] in the principal amount of $[____________] payable to the order of the Assignee[, and a new Note dated [_______________], in the principal amount of $[_______] to the order of Assignor].

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 5.2 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor, or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Credit Document; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and any other Credit Document as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform all of the obligations which by the terms of the Credit Agreement or any other Credit Document are required to be performed by it as a Bank; (v) specifies as its Applicable Lending Office and address for notices the offices set forth beneath its name on the signature pages hereof; (vi) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty(2); and (vii) represents that it is an Eligible Assignee.

         4. The effective date for this Assignment and Acceptance shall be [_____] ("Effective Date")(3) and following the execution of this Assignment and Acceptance, the Administrative Agent will record it in the Register.

         5. Upon such recording, and as of the Effective Date. (i) the Assignee shall be a party to the Credit Agreement for all purposes and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance,

- ------------------------
         (2) If the Assignee is organized under the laws of a jurisdiction outside the United States.

         (3) See Section 8.5. Such date shall be at least three (3) Business Days after the execution of this Assignment and Acceptance.

relinquish its rights (other than rights against the Borrower pursuant to Sections 8.1 and 8.2 of the Credit Agreement, which shall survive this Assignment and Acceptance) and be released from its obligations (other than obligations to the Administrative Agent pursuant to Sections 7.5 and 7.6 of the Credit Agreement, which shall survive this Assignment and Acceptance) under the Credit Agreement.

         6. Upon such recording, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including all payments of principal, interest, and fees) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments for amounts earned under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

         The parties hereto have caused this Assignment and Acceptance to be duly executed as of the date first above written.

                                  ASSIGNOR:

                                  [ASSIGNOR]



                                  By:
                                  --------------------------------------------
                                  Name:
                                  --------------------------------------------
                                  Title:
                                  --------------------------------------------

                                  ASSIGNEE:

                                  [ASSIGNEE]



                                  By:
                                  --------------------------------------------
                                  Name:
                                  --------------------------------------------
                                  Title:
                                  ---------------------------------------------

                                  Notice Address:

                                  Address:
                                          -------------------------------------

                                  Attention:
                                            -----------------------------------
                                  Telephone:
                                            -----------------------------------
                                  Telecopy:
                                           ------------------------------------

                                  Applicable Lending Office:

                                  Address:
                                          -------------------------------------
                                  Attention:
                                            -----------------------------------
                                  Telephone:
                                            -----------------------------------
                                  Telecopy:
                                           ------------------------------------


                                   Administrative Agent:

                                   BANK OF AMERICA, N.A.,
                                   as Administrative Agent


                                   By:
                                   --------------------------------------------
                                   Name:
                                   --------------------------------------------
                                   Title:
                                   --------------------------------------------

[ACKNOWLEDGED
this ______ day of _________________, _____.


BORROWER:

EGL, INC.



By:______________________________________
Name:___________________________________
Title:____________________________________] (4)



- ------------------------
         (4) The Borrower's acknowledgment of this Assignment and Acceptance is not required.

                                    EXHIBIT F

                     FORM OF FINANCIAL CONDITION CERTIFICATE

TO:      Bank of America, N.A., as Administrative Agent for the Banks

RE: Credit Agreement dated as of January 5, 2001 (the "Credit Agreement") by and among the various financial institutions parties thereto (collectively, the "Banks"), EGL, INC. (the "Borrower") and Bank of America, N.A., as Administrative Agent for the Banks.


         THIS FINANCIAL CONDITION CERTIFICATE of the Borrower is delivered on behalf of the Borrower in connection with and as a condition to the making of the Revolving Loan on or about the Effective Date under the Credit Agreement. Capitalized terms used herein without definition have the meanings given thereto in the Credit Agreement.

         I hereby certify to the Administrative Agent and each Bank, solely on behalf of the Borrower, in good faith and to my knowledge and belief, as follows:

         1. I am the officer of Borrower who has the knowledge for providing the statements made herein.

         2. I have carefully reviewed the contents of this Certificate, and I have conferred with counsel for the Borrower for the purpose of discussing the meaning of its contents.

         3. I have concluded, in good faith and to my knowledge and belief, that as of the Effective Date after giving effect to the consummation of the transactions contemplated by the Credit Agreement as of such date, including, but not limited to, the initial Revolving Loan Advances to occur on or about such date:

                  (a) the fair salable value of the assets of the Borrower and its Subsidiaries on a consolidated basis exceed the total amount of liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, in each case valued at the probable liability of the Borrower and its Subsidiaries with respect thereto), and therefore the Borrower and its Subsidiaries on a consolidated basis are not insolvent;

                  (b) the Borrower and each of its Subsidiaries will have sufficient cash flow from operations, or will be able to realize upon its assets, to enable it and its Subsidiaries to pay their respective debts, other liabilities, and probable liabilities in respect of contingent obligations and other commitments, in each case as they mature in the ordinary course of business;

                  (c) neither the Borrower nor any of its Subsidiaries has an unreasonably small capital with which to engage in their respective businesses; and

                  (d) neither the Borrower nor any of its Subsidiaries has incurred any obligation under the Credit Agreement, the Revolving Loan Notes, or any of the other Credit Documents, or made any transfer pursuant to any thereof, with actual intent to hinder, delay or defraud either present or future creditors of the Borrower, or any of its Subsidiaries.

         I understand that the Administrative Agent and the Banks are relying on the truth and accuracy of the foregoing in connection with their entering into the Credit Agreement and the other Credit Documents and consummating the transactions contemplated thereby to be consummated on the date hereof.

         DATED:   January 5, 2001.

                                    EGL, INC.


                                    By:
                                    -------------------------------------------
                                    Name:
                                    -------------------------------------------
                                    Title:
                                    -------------------------------------------

                                    EXHIBIT G


                                JOINDER AGREEMENT
                                 ([SUBSIDIARY])


         [Subsidiary], a corporation (the "Subsidiary"), hereby agrees with (a) Bank of America, N.A., as Administrative Agent (the "Administrative Agent"), under the Credit Agreement dated as of January 5, 2001, among EGL, INC., a Texas corporation, the financial institutions parties thereto, and the Administrative Agent (as modified from time to time, the "Credit Agreement," the capitalized terms of which are used herein unless otherwise defined herein), and (b) the other parties to the Guaranty dated as of January 5, 2001, each executed in connection with the Credit Agreement, as follows:

         In accordance with Sections 5.19 and 5.21, of the Credit Agreement, as applicable, the Subsidiary hereby (a) joins the Guaranty as a party thereto and assumes all the obligations of a Guarantor (as defined in the Guaranty) under the Guaranty, (b) agrees to be bound by the provisions of the Guaranty and the Subsidiary Security Agreement as if the Subsidiary had been an original party to the Guaranty, and (c) confirms that, after joining the Guaranty as set forth above, the representations and warranties set forth in the Credit Agreement and the Guaranty with respect to the Subsidiary are true and correct in all material respects as of the date of this Joinder Agreement.

         For purposes of notices under the Guaranty, the notice address for the Subsidiary is as follows:

                  ----------------------------------------

                  ----------------------------------------

                  ----------------------------------------

                  Attention:
                            ------------------------------

                  Telephone: (     )
                            ------------------------------

                  Telecopy:  (     )
                            ------------------------------

         THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         IN WITNESS WHEREOF this Joinder Agreement is executed and delivered as of the ______ day of ______________________________, ______.


                                  [SUBSIDIARY]

                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

                                    EXHIBIT H

                                     FORM OF
                           SWING LINE PROMISSORY NOTE

$15,000,000.00                    Houston, Texas                January 5, 2001


         FOR VALUE RECEIVED, EGL, INC., a Texas corporation ("Maker"), promises to pay to the order of BANK OF AMERICA, N.A., in its capacity as Swing Line Lender (as defined in the Loan Agreement referred to herein below) ("Bank"), at its office located at 700 Louisiana, 7th Floor, Houston, Harris County, Texas, or at such other address in Houston, Harris County, Texas, given to Maker by Bank, the principal sum of Fifteen Million and No/100 Dollars ($15,000,000.00), or so much thereof as may be advanced and outstanding hereunder, together with accrued interest thereon, as hereinafter provided.

         This Swing Line Note has been executed and delivered pursuant to, and is entitled to the benefits of, the terms of that certain Credit Agreement dated January 5, 2001 (as the same may be renewed, extended, restated, modified, supplemented, amended and rearranged from time to time, the "Loan Agreement"), executed by and among Maker, Bank, Issuing Bank, Swing Line Lender, and the other Banks parties thereto from time to time, and is the note defined therein as the "Swing Line Note." This Note shall renew, extend, and increase the Promissory Note dated January 13, 2000, in the face amount of $10,000,000.00, executed by Maker to the order of Bank. Each capitalized term not expressly defined herein shall have the meaning given to such term in the Loan Agreement. The terms of the Loan Agreement shall govern in the case of any inconsistency between such terms and the terms hereof. The advances evidenced by this Swing Line Note are revolving loans and as such, subject to the terms of the Loan Agreement, prior to the Revolving Loan Maturity Date, Maker may borrow, repay, and reborrow the same hereunder.

1.       Interest and Payment.

                  (a) Maturity. The principal of this Swing Line Note, and all accrued but unpaid interest thereon, shall be due and payable in full on the earlier of (i) the Revolving Loan Maturity Date or (ii) the date on which such amounts become due and payable pursuant to Section 6.2 of the Loan Agreement.

                  (b) Accrual of Interest. Reference is hereby made to the provisions of Sections 2.3 and 2.5 of the Loan Agreement relating to the interest rate at which interest shall accrue on this Swing Line Note. Accordingly, subject to Section 2.5(d) of the Loan Agreement and the terms hereof, interest on this Swing Line Note shall accrue at the rate provided for in Section 2.3(b) of the Loan Agreement.

                  (c) Interest Payments. Interest hereon shall be due and payable on the dates provided for in Section 2.3(b) of the Loan Agreement.


2. Default. The occurrence of an Event of Default under the Loan Agreement shall constitute an Event of Default under this Swing Line Note.

3. All Remedies Available. Upon the occurrence and during the continuation of an Event of Default, the holder hereof, acting by and through Administrative Agent in accordance with and subject to the terms of Article 6 of the Loan Agreement, shall have all of its rights as provided for in the Loan Agreement. Without limiting the foregoing, during the continuance of an Event of Default, Bank may at its option, cease making advances hereunder (regardless of any action or inaction taken by the Majority Banks with respect to the particular event of Default).

4.       Usury Savings Provisions.

         (a) General Limitation. Notwithstanding anything herein or in any other Credit Document, expressed or implied, to the contrary, in no event shall any interest rate charged hereunder or under any other Credit Document, or any interest contracted for, taken, reserved, collected or received by Bank, or any other holder hereof, exceed the Highest Lawful Rate. This Swing Line Note, the amounts payable hereunder and the rights of Bank, or any other holder hereof, with respect hereto, are in all events subject to the terms of the Loan Agreement, including, without limitation, Section 2.5(d) thereof.

5.       General Provisions.

         (a) Business Days. Whenever any payment of principal or interest under this Swing Line Note shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest then due and payable.

         (b) Notices. Any notice required or which any party desires to give under this Swing Line Note shall be given and effective as provided in Section
8.6 of the Loan Agreement.

         (c) Assignments/Participations. Maker acknowledges and agrees that the holder of this Swing Line Note may, at any time and from time to time, assign all or a portion of its interest in this Swing Line Note or transfer to any Person a participation interest in this Swing Line Note, subject to and in accordance with the terms and conditions of the Loan Agreement, including
Section 8.5 thereof.

         (D) GOVERNING LAW. THIS SWING LINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, OR TO THE EXTENT THAT UNITED STATES FEDERAL LAW APPLIES PURSUANT TO SECTION 8.7 OF THE LOAN AGREEMENT OR OTHERWISE,

UNITED STATES FEDERAL LAW.

         (E) INTEGRATION. THIS SWING LINE NOTE AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, Maker has duly executed this Swing Line Note as of the date first above written.

                                  MAKER:

                                   EGL, INC., a Texas corporation


                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

                                    EXHIBIT I

                                    GUARANTY

                  Each of the undersigned ("Guarantor", whether one or more), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and to induce BANK OF AMERICA, N.A., in its capacity as Administrative Agent, and Issuing Bank, and each Bank (as such term is defined in the hereafter defined Loan Agreement), at any time or from time to time to loan monies, issue letters of credit, or to otherwise extend credit, with or without security, to or for the account of EGL, INC., a Texas corporation ("Borrower"), in accordance with the terms of the hereinafter defined Loan Agreement, hereby, jointly and severally, agree with Administrative Agent, Issuing Bank, and each Bank as follows:

1. Guarantor, jointly and severally, irrevocably, unconditionally, and absolutely guarantees the full and prompt payment to Administrative Agent and each Bank of the following (the "Guaranteed Indebtedness") when due, whether at stated maturity, by acceleration or otherwise, subject however to the limitations set forth in paragraph 29:

         Any and all indebtedness, obligations, and liabilities of Borrower to Banks (individually and collectively) of any kind, type, or nature, whether now existing or hereafter arising under and in connection with the Credit Agreement dated as of January 5, 2001, among Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and Issuing Bank, and each of the other Banks from time to time made a party thereto and the Swing Line Note (as the same may be amended, modified, supplemented, rearranged, and restated from time to time, the "Loan Agreement"), including all principal, accrued interest, and other amounts owing by Borrower under the Revolving Loan Notes (as such term is defined in the Loan Agreement), and each of the other Credit Obligations (as such term is defined in the Loan Agreement) (including without limitation, interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to Borrower). Without limiting the generality of the foregoing, Guarantor's liability shall extend to all amounts that constitute part of the Credit Obligations and would be owed by Borrower to the Administrative Agent and the Banks but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Borrower.

2. All capitalized terms used in this Guaranty, which are not otherwise defined herein, shall have the meanings assigned to such terms in the Loan Agreement (regardless of whether or not specific reference is made to the Loan Agreement).

3. If the Guaranteed Indebtedness is not paid by Guarantor when due, as required herein, and this Guaranty is placed in the hands of an attorney for collection, or if this Guaranty is enforced by suit or through the Bankruptcy Court or through any other judicial proceedings, Guarantor shall pay to Administrative Agent (or any Bank, as the case may be) an amount equal to the reasonable attorneys' fees and reasonable collection costs incurred by Administrative Agent (or any Bank, as the case may be) in the collection of the Guaranteed Indebtedness.

4. (a) Guarantor hereby expressly grants to each Bank a right of setoff against all deposits and other sums at any time held or credited by or due from such Bank to Guarantor. The rights of each Bank under this paragraph 4 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have at law, in equity, or by agreement.

       (b) Upon the occurrence and during the continuation of any Event of Default, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, at its option, without notice, demand or liability to Guarantor, to set off and apply any and all deposits (general or special, time or demand, provisional or final, excepting, however, any fiduciary or escrow accounts established by Guarantor into which only funds of unrelated third parties are deposited, provided that Guarantor has informed such Bank and Administrative Agent in writing of the nature of such accounts) at any time held, and other indebtedness at any time owing, by such Bank to or for the credit or the account of Guarantor against any and all of the Guaranteed Indebtedness, in such order and manner as such Bank may determine, subject, however, to the terms and provisions of the Loan Agreement, regardless of whether Administrative Agent or such Bank (acting through Administrative Agent in accordance with the Loan Agreement) shall have made any demand under this Guaranty, and although such Guaranteed Indebtedness may be unmeasured.

5. This is an absolute, complete, and continuing Guaranty, and no notice of the Guaranteed Indebtedness or any extension of credit heretofore or hereafter contracted by or extended to Borrower pursuant to the Loan Agreement need be given to Guarantor. Guarantor guarantees that the Guaranteed Indebtedness will be paid strictly in accordance with the terms of the Loan Agreement and the other Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or the other Banks with respect thereto. The obligations under this Guaranty are independent of the Guaranteed Indebtedness or any other obligations of any other Person under the Credit Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against Borrower or any other Person or whether Borrower or any other Person is joined in any such action. The obligations of Guarantor under this Guaranty shall be absolute, irrevocable and unconditional, shall not be subject to any counterclaim, set-off, deduction of any kind and shall remain in full force and effect without regard to any circumstance or occurrence whatsoever (whether or not Guarantor shall have any knowledge or notice thereof), including without limitation: (i) Borrower and Banks (through Administrative Agent or otherwise) may rearrange, modify, supplement, extend, and/or renew the Guaranteed Indebtedness without notice to Guarantor and in such event Guarantor will remain fully bound hereunder on the Guaranteed Indebtedness; (ii) any failure on the part of Borrower, any Guarantor or any other Person to perform or comply with any term of any Credit Documents;
(iii) any waiver, consent, extension, indulgence or other action or inaction (including without limitation, any lack of diligence or failure to mitigate damages) under or in respect of any Credit Document or any obligation or liability of Borrower, any Guarantor or any other Person, or any exercise or non-exercise of any right, power or remedy under or in respect of any Credit Document or any such obligation or liability; (iv) any limitation on any party's liability or obligation under any Credit Document or any such obligation or liability or any term of any thereof; (v) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition, arrangement or other similar proceeding for the liquidation or dissolution or other winding up of Borrower or any Guarantor, whether or not insolvency or bankruptcy proceedings, or any assignment for the benefit of its creditor or any other marshalling of its assets, or any action taken by any trustee or receiver by any court in any such proceeding; (vi) any change in the ownership of all or any part of the Capital Stock of Borrower or any Guarantor; and (vii) any circumstance or occurrence, whether similar or dissimilar to any of the foregoing. Further, any Bank may assign all or any portion of its respective interest in the Revolving Loan and its obligations thereunder, subject to and in accordance with the terms of the Loan Agreement, without giving notice thereof to Guarantor, or obtaining the consent thereto of Guarantor, and, on the effective date of any such assignment pursuant to an Assignment and Acceptance contemplated by Section 8.5 of the Loan Agreement, the assignee thereunder shall be a Bank for purposes of this Guaranty. Guarantor expressly waives all notices of any kind, presentment for payment, demand for payment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, dishonor, diligence, notice of any adverse change in the financial condition of Borrower, notice of any adjustment, indulgence, forbearance or compromise that might be granted or given by any Bank (through Administrative Agent or otherwise) to Borrower, and also notice of acceptance of this Guaranty, acceptance on the part of each Bank (through Administrative Agent or otherwise) being conclusively presumed by Guarantor's execution and delivery of this Guaranty. The liability and obligations of Guarantor hereunder shall not be affected or impaired by any action or inaction by Banks (through Administrative Agent or otherwise) in regard to any matter waived or notice of which is waived by Guarantor in this paragraph or in any other paragraph of this Guaranty. Guarantor waives any and all defenses that it has or may have had arising out of or in connection with any of the foregoing.

6. Guarantor authorizes Banks (through Administrative Agent or otherwise), without notice or demand and without affecting Guarantor's liability hereunder,
(a) to take and hold security for the payment of this Guaranty and/or the Guaranteed Indebtedness, and to exchange, enforce, waive and/or release any such security; (b) to apply such security and direct the order or manner of sale thereof as Banks (through Administrative Agent or otherwise) in their discretion may determine (but subject to the requirements of the Loan Agreement); (c) to obtain a guaranty of the Guaranteed Indebtedness from any one or more other Persons whomsoever and to enforce, waive, rearrange, modify, limit or release at any time or times such other Persons from their respective obligations under such guaranties; and (d) to fully or partially release at any time any guarantor which executes this Guaranty or any other guaranty of the Guaranteed Indebtedness, whether with or without consideration.

7. Guarantor waives any right to require Banks (through Administrative Agent or otherwise) to: (a) proceed against, or make any effort at the collection of the Guaranteed Indebtedness from Borrower or any other guarantor or Person liable for the Guaranteed Indebtedness; (b) proceed against or exhaust any collateral held by Banks (through Administrative Agent or otherwise) as security for the Guaranteed Indebtedness (or any part thereof); or (c) pursue, through Administrative Agent or otherwise as permitted thereby, any other remedy available to Banks under any other Credit Document. Guarantor further waives any and all rights and remedies which Guarantor may have or be able to assert by reason of the provisions of Chapter 34 of the Texas Business and Commerce Code or Section 3.605 of the Texas Uniform Commercial Code or any right of subrogation. Guarantor waives any defense arising by reason of any lack of corporate authority or power, or other defense of Borrower or any other guarantor of the Guaranteed Indebtedness (other than the defense of payment), and Guarantor shall remain liable under this Guaranty regardless of whether Borrower or any other guarantor be found not liable on the Guaranteed Indebtedness for any reason, including, without limitation, the bankruptcy, insolvency, or corporate dissolution of Borrower or any such other guarantor, even though rendering the Guaranteed Indebtedness void or unenforceable or uncollectible as against Borrower or any such other guarantor. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Indebtedness is rescinded or must otherwise be returned by any Bank (or Administrative Agent) upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made and Guarantor will, thereupon, guarantee pursuant hereto payment of such amount as to which a refund or restitution has been made, together with interest accruing thereon subsequent to the date which is five days after the date of such refund or restitution at the Default Rate and the collection costs and fees (including, without limitation, reasonable attorneys' fees) applicable thereto.

8. Guarantor hereby represents and warrants to Banks and Administrative Agent that the Revolving Loan made available to Borrower in accordance with the terms of the Loan Agreement has benefited, and does benefit, Guarantor, directly or indirectly.

9. Upon the occurrence of an Event of Default, subject to the terms and provisions of the Loan Agreement, the Majority Banks may, at their option, direct Administrative Agent to declare the unpaid balance of the Guaranteed Indebtedness to be immediately due and payable, and thereupon such Guaranteed Indebtedness shall immediately be due and payable without presentation, notice, protest, notice of protest, notice of dishonor, notice of intent to accelerate, or notice of acceleration, all of which are hereby expressly waived by Guarantor.

10. To the extent permitted by applicable law, the liability and obligations of Guarantor hereunder shall not be affected or impaired by, to the extent applicable, (a) the failure of Administrative Agent on behalf of Banks, or any other party to exercise diligence or reasonable care in the preservation, protection or other handling or treatment of all or any part of any collateral securing payment of all or any part of the Guaranteed Indebtedness, (b) the failure of any Lien intended to be granted or created pursuant to any Credit Document to secure the Guaranteed Indebtedness to be properly perfected or created or the unenforceability of any such Lien for any other reason, or (c) the subordination of any such Lien to any Lien of any other Person.

11. To the maximum extent permitted by applicable law, Administrative Agent, on behalf of Banks, may pursue any remedy available to it pursuant to and in accordance with the requirements of the Loan Agreement, without altering the obligations of Guarantor hereunder and without liability to Guarantor, even though the pursuit of such remedy may result in Guarantor's loss of rights of subornation, including, without limitation, pursuing others liable for the Guaranteed Indebtedness. Guarantor hereby agrees that in no event shall any such payment by Guarantor in respect of the Guaranteed Indebtedness entitle it, by subornation or otherwise, to exercise any rights against Borrower or to participate in any security now or hereafter held by any Bank, or Administrative Agent on behalf of Banks, for payment of the Guaranteed Indebtedness prior to ninety (90) days (or the applicable preference period if such period is longer than ninety [90] days) after the making of any such payment by Guarantor in respect of the Guaranteed Indebtedness.

12. Notwithstanding any change in Borrower's status, including, without limitation, as a result of any dissolution of Borrower, any sale, lease, or transfer of any assets of Borrower, any changes in the stockholders, partners or members of Borrower, or any reorganization of Borrower, this Guaranty shall continue, and Guarantor shall remain liable for the Guaranteed Indebtedness.

13. The liability of Guarantor for the payment of the Guaranteed Indebtedness is primary and not secondary.

14. Guarantor is familiar with and has independently reviewed the books and records relating to the financial condition of Borrower; Guarantor is not, however, relying on such financial condition as an inducement to entering into this Guaranty. As of the date hereof, and after giving effect to this Guaranty and the contingent obligations evidenced hereby, (a) the aggregate fair market value of Guarantor's assets exceeds its liabilities (whether contingent, subordinated, unmeasured, unliquidated or otherwise), (b) Guarantor has sufficient cash flow to enable it to pay its Debt as it matures, and (c) Guarantor has a reasonable amount of capital to conduct its business as presently contemplated.

15. Guarantor acknowledges that Guarantor is not relying on any representations (oral or otherwise) of Administrative Agent, any Bank, or any other

Person (other than as expressly described in this Guaranty) as an inducement to enter into this Guaranty.

16. This Guaranty was reviewed by Guarantor, and Guarantor acknowledges and agrees that Guarantor (a) understands fully all the terms of this Guaranty and the consequences and implications of Guarantor's execution of this Guaranty, and
(b) has been afforded an opportunity to have this Guaranty reviewed by, and to discuss the terms, consequences and implications of this Guaranty with, an attorney or such other Persons as Guarantor may have desired. Guarantor has also reviewed the Loan Agreement, and represents and warrants to Bank that all representations and warranties made in the Loan Agreement by Borrower with respect to Guarantor are true and correct.

17. This Guaranty is and shall be in every particular available to the successors of Administrative Agent and each Bank and is and shall be fully binding upon the successors and assigns of Guarantor. This Guaranty is intended for and shall inure to the benefit of Administrative Agent and each Bank. This Guaranty shall be transferable with the same force and effect and to the same extent that the Guaranteed Indebtedness is transferable pursuant to an Assignment and Acceptance provided for in the Loan Agreement.

18. All amounts becoming payable by Guarantor to any Bank (or Administrative Agent on such Bank's behalf) under this Guaranty shall be payable at Administrative Agent's offices in Houston, Harris County, Texas specified in
Schedule I to the Loan Agreement.

19. All notices, demands, requests, and communications permitted or required under this Guaranty shall be in writing and, if given to Guarantor at its address set forth on the signature page hereof or if given to Administrative Agent or any Bank at its address set forth in Schedule I to the Loan Agreement or in the applicable Assignment and Acceptance, in each case in a manner provided for in Section 8.5 of the Loan Agreement, shall be effective at the time provided for in Section 8.5 of the Loan Agreement.

20. It is the intention of the parties hereto to comply strictly with all applicable usury laws; accordingly, it is agreed that notwithstanding any provisions of this Guaranty to the contrary, or in any documents securing payment hereof or otherwise relating hereto, in no event shall this Guaranty or such documents require the payment or permit the collection of an aggregate amount of interest in excess of the maximum amount permitted by such laws, including, without limitation, the laws of the State of Texas and the laws of the United States of America. If any interest in excess of such maximum amount is determined to be contracted for, charged or received under this Guaranty or under the terms of any such documents securing payment hereof or otherwise relating hereto, or if under any circumstance whatsoever the amount of interest (including all amounts payable hereunder which are not denominated as interest but which are determined to constitute interest under applicable usury laws) contracted for, charged or received under this Guaranty shall exceed the maximum amount of interest permitted by such applicable usury laws, then in any such event (a) the provisions of this paragraph shall govern and control, (b) Guarantor shall not be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by such applicable usury laws, (c) any such excess interest which may have been collected from Guarantor shall be either applied as a credit against the then unpaid Guaranteed Indebtedness or, if the Guaranteed Indebtedness shall have been paid in full, refunded to Guarantor, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under such applicable usury laws as now or hereafter construed by courts of appropriate jurisdiction. It is further agreed, without limitation of the foregoing, that all calculations of the rate of interest contracted for, charged or received under this Guaranty or under such other documents which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by such applicable usury laws, by amortizing, prorating, allocating and spreading in equal parts during the full term of this Guaranty, all interest at any time contracted for, charged or received from Guarantor or otherwise by Banks in connection with this Guaranty.

21. In case any of the provisions of this Guaranty shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Guaranty shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

22. In all instances herein, the singular shall be construed to include the plural and the masculine to include the feminine.

23. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES, AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

24. To the extent permitted by applicable law, all actions or proceedings with respect to the Guaranteed Indebtedness or this Guaranty may be instituted in the Courts of the State of Texas located in Harris County, Texas, or in the United States District Court for the Southern District of Texas, and by execution and delivery of this Guaranty, to the extent permitted by applicable law, Guarantor irrevocably and unconditionally (a) submits to the non-exclusive jurisdiction (both subject matter and personal) of each such court, and (b) waives (i) any objection Guarantor may now or hereafter have to the laying of venue in any such courts and (ii) any claim that any action or proceeding brought in any of such courts has been brought in an inconvenient forum.

25. Guarantor acknowledges and agrees that (a) Borrower has executed and delivered a Revolving Loan Note to each Bank, which evidences a portion of the

Guaranteed Indebtedness, and (b) Guarantor is primarily, and not secondarily, obligated to each Bank for payment of the Guaranteed Indebtedness evidenced thereby.

26. This Guaranty and the other Credit Documents supersede all other prior understandings and agreements, whether written or not, between Guarantor and the beneficiaries hereof relating specifically to the agreements contained herein and therein and the transactions contemplated thereby.

27. THIS GUARANTY CONSTITUTES A WRITTEN "LOAN AGREEMENT" AS DEFINED IN SECTION
26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

28. This Guaranty and each other Subsidiary Guaranty executed by any Subsidiary of Borrower pursuant to the Loan Agreement (this Guaranty and such other Subsidiary Guaranties, as may be supplemented from time to time pursuant to Joinder Agreements, being hereinafter collectively referred to as the "Subsidiary Guaranty Agreements" and each Guarantor hereunder and each such other guaranteeing Subsidiary of Borrower being hereinafter collectively referred to as the "Subsidiary Guarantors") is executed by each Subsidiary Guarantor on a joint and several basis with each other Subsidiary Guarantor, and, notwithstanding anything to the apparent contrary in any Subsidiary Guaranty Agreement, all representations, warranties, agreements and covenants made by the Subsidiary Guarantors in the respective Subsidiary Guaranty Agreements are made jointly and severally for all purposes.

29. Notwithstanding anything herein to the contrary, or any representation made by Guarantor in Section 14, the obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

30. Without limitation on any other obligation of any Guarantor or remedies of the Administrative Agent or the Banks under this Guaranty, Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Administrative Agent and each Bank and their successors, transferees and assigns from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges (including the fees and disbursements of the Administrative Agent and each Bank's legal counsel) suffered or incurred by the Administrative Agent and each Bank as a result of any failure of any Guaranteed Indebtedness to be the legal, valid and binding obligations of Borrower or any Guarantor, enforceable against the Borrower or any Guarantor in accordance with its terms.

31. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE CREDIT DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY OF THE BANKS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  EXECUTED as of the 5th day of January, 2001.

                                  EGL EAGLE GLOBAL LOGISTICS, LP, a Delaware limited partnership

                                  By: EGL MANAGEMENT, LLC, a Delaware limited liability company, its general partner

                                       By:
                                       ----------------------------------------
                                       Name:
                                       ----------------------------------------
                                       Title:
                                       ----------------------------------------


                                  EGL DELAWARE LIMITED LIABILITY COMPANY, a
                                  Delaware limited liability company

                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------


                                  EGL Management, LLC, a Delaware limited
                                  liability company

                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------


                                  EGL (Canada) HOLDING CO., a Delaware
                                  corporation

                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------

                                  EAGLE USA TRANSPORTATION SERVICES, INC., a
                                  Texas corporation

                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------

                                  EAGLE MARITIME SERVICES, INC., a Texas
                                  corporation

                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------


                                  FREIGHT SERVICES MANAGEMENT, INC., a Texas corporation

                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------


                                  EAGLE USA IMPORT BROKERS, INC., a Texas
                                  corporation

                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------

                                  EAGLE URBAN RENEWAL CORPORATION, a New Jersey Urban Renewal Entity

                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------


                                  EAGLE INTERNATIONAL HOLDINGS, INC., a Delaware corporation

                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------


                                  EAGLE PARTNERS, a Texas general partnership

                                  By:  EUSA HOLDINGS, INC., a Delaware
                                       corporation, Managing Partner

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                  EAGLE PARTNERS, LP, a Texas limited
                                  partnership

                                  By:                                     , its
                                     -------------------------------------
                                     general partner

                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


                                  CIRCLE INTERNATIONAL, INC., a Delaware
                                  corporation

                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------

                                  CIRCLE INTERNATIONAL GROUP, INC., a Delaware corporation

                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------


                                  EUSA HOLDINGS, INC., a Delaware corporation

                                  By:
                                     ------------------------------------------
                                  Name:
                                           ------------------------------------
                                  Title:
                                        ---------------------------------------

                                  Address:  15350 Vickery Drive
                                            Houston, Texas 77032

ACKNOWLEDGED AND AGREED TO:

BANK OF AMERICA, N.A., as Administrative
Agent on behalf of itself and the other
Banks, as Swing Line Lender, and as
Issuing Bank


By:
   ------------------------------------------------------
         David A. Johanson,
         Vice President

By:
   ------------------------------------------------------
         William B. Borus,
         Senior Vice President

                                   EXHIBIT J

BANK OF AMERICA                            FORM OF AUTOBORROW SERVICE AGREEMENT
Bank of America, N.A.

           This agreement is made as of this ______ day of _________________by and between each of the undersigned customers (individually and collectively the "Customer") and each of the undersigned banks which maintain a bank account with the Customer (individually collectively the "Bank").

           Customer has requested that Bank provide to Customer the services constituting the Bank "AutoBorrow" program. For and in consideration of the promises contained herein and the performance of obligations specified herein, it is agreed as follows:

                                  DEFINITIONS.


As used herein, the following terms shall have the meaning defined below:

1.   ACCOUNT: Customer's Bank demand deposit account number
     _________________________or Customer's substitute or replacement demand deposit account if actually linked to the Line of Credit under the AutoBorrow arrangement established under this Agreement.

2. BORROWING INCREMENT AMOUNT: Specified whole dollar amount in which advances of funds shall be made from the Line of Credit to the Account. For purposes of this Agreement, the Borrowing Increment Amount shall be $______________________.

3. BORROWING TARGET: The minimum amount of collected funds Customer wishes to maintain in Account; any balance less than the Borrowing Target shall trigger an incremental advance from the Line of Credit if sufficient credit is available, as provided in Step 3, below under "Operation of AutoBorrow." For the purposes of this Agreement, the Borrowing Target shall be $__________________.

4. LINE OF CREDIT: Line of credit extended to Customer by Bank in the maximum principal amount of $__________________ as evidenced by a Note dated _________________________, or any lesser amount established under the terms of the borrowing base set forth in the Loan Agreement between the Bank and the Customer dated _______________________, as those documents may be modified, amended, extended or renewed. The term shall also include any line of credit replacing the Line of Credit if the replacement is actually linked to the Account under the AutoBorrow arrangement established under this Agreement.

5. POLICY REPAYING INCREMENT AMOUNT: Specified whole dollar amount in which funds transfers shall be made from the Account to the Line of Credit. For purposes of this Agreement, the Repaying Increment Amount shall be $__________________.

6. REPAYING TARGET: The maximum amount of collected funds Customer wishes to maintain in Account; any whole dollar incremental balance in excess of the Repaying Target shall be transferred from the account to pay down the Line of Credit if there exists an outstanding principal balance on the Line of Credit, as provided in Step 2, below under "Operation of AutoBorrow." For purposes of this Agreement, the Repaying Target shall be $________________.

OPERATION OF AUTOBORROW.

Step 1. At the end of each banking day, Bank will determine the collected balance in the Account and the outstanding Line of Credit principal balance.

Step 2. If the collected funds in the Account are in excess of the Repaying Target by an amount at least equal to the Repaying Increment Amount, Bank shall transfer funds in excess of the Repaying Target amount from the Account in multiples of the Repaying Increment Amount up to the amount necessary to pay off the Line of Credit principal balance. Notwithstanding the foregoing, if the amount necessary to pay off the Line of Credit principal balance is less than the Repaying Increment Amount, Bank shall transfer only from the account the whole dollar amount necessary to pay off the outstanding Line of Credit principal balance.

Step 3. If the collected balance in the Account is less than the Borrowing Target and funds are available under the Line of Credit, Bank shall advance funds from the Line of Credit to the Account in multiples of the Borrowing Increment Amount in order to bring the Account balance up to the Borrowing Target. Notwithstanding the foregoing, if the amount available in the Line of Credit is less than the Borrowing Increment Amount, Bank shall advance available funds, in any whole dollar amount, to the Account.




CONFIRMATIONS AND STATEMENTS.

After each funds transfer, Bank will provide to Customer a written confirmation noting the date and amount of each transfer. Customer will also receive a monthly AutoBorrow statement reflecting activity in the Account.

SET OFF

Bank is hereby authorized at any time to set off and charge against any deposit account of Customer, as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Customer which at anytime shall come into the possession or custody or under the control of Bank or any of its agents, affiliates or correspondents, without notice or demand, any and all obligations due under any document evidencing or securing the Line of Credit.

RELATED DOCUMENTS.

This Agreement incorporates by reference each term, condition, representation, and warranty contained in the documents evidencing and securing the Line of Credit including, but not limited to, the Loan Agreement, Note, Borrowing Resolutions, Collateral Pledge Agreement, Security Agreement and other pledges of collateral, and each term, condition, representation, and warranty contained in the Depositor's Agreement, Signature Cards and Corporate Resolutions relating to the Account. To the extent that any such document conflicts with this Agreement, such document controls.

TERM AND TERMINATION.

This Agreement shall terminate immediately upon expiration or termination of the Line of Credit. Otherwise, termination by Bank shall be effective 30 days after written notice is either hand delivered or sent via certified mail to the Customer's address set forth below. Unless terminated by Bank, this Agreement shall remain in effect until Bank receives written notice of termination from Customer and has been afforded a reasonable opportunity to act on such notice. This Agreement may not be assigned by Customer.

FEES.

Customer agrees to compensate Bank for providing the AutoBorrow services in accordance with the Bank rate schedule, which is subject to change from time to time.


LIMITATION OF LIABILITY.

Bank shall not be liable to Customer for failure to perform as contemplated or required by this Agreement unless such failure is the result of the gross negligence or willful misconduct of the Bank, its employees, or agents. Bank shall not be liable under any circumstances to Customer or any third party for any failure to perform if the failure is due to conditions beyond the control of Bank, including, but not limited to, strikes, riots, war, military or national emergencies, acts of God, natural disasters, fire, outages of computers or associated equipment, or failure of transportation or communication methods or power supplies. In no event shall Bank be liable for special, indirect, or consequential damages, even if advised of the possibility of such damages.

ARBITRATION. Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this instrument, agreement or document or any related instruments, agreements or documents, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the rules of practice and procedure for the arbitration of commercial disputes of J.A.M.S./Endispute or any successor thereof (" J.A.M.S."), and the "special rules" set forth below. In the event of any inconsistency, the " special rules" shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this instrument, agreement, or document may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this agreement applies in any court having jurisdiction over such action.

(i) SPECIAL RULES. The arbitration shall be conducted in the county of any borrower's domicile at time of the execution of this instrument, agreement or document and administered by J.A.M.S. who will appoint an arbitrator; if J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within 90 days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 days.

(ii) RESERVATION OF RIGHTS. Nothing in this arbitration provision shall be deemed to (1) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this instrument, agreement, or document; or (ii) be a waiver by the Bank of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the right of the Bank hereto (a) to exercise self help remedies such as (but not limited to) setoff, or (b) to foreclose against any real or personal property collateral, or(c) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession or the appointment of a receiver. The Bank may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this instrument, agreement or document. Neither this exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

AMENDMENTS.

This Agreement constitutes the complete understanding of Customer and Bank as to the AutoBorrow services, and specifically excludes all previous written or oral representations. No amendments to this Agreement shall be effective to bind Customer or Bank unless set forth in writing and executed by both Customer and Bank.

NOTICES.

All written notices, modifications, and amendments shall be provided to Bank at:

                  Treasury Management Division

                  ----------------------------

                  ----------------------------

All written notices, modifications, and amendments shall be provided to Customer at:


                  ----------------------------

                  ----------------------------

ACKNOWLEDGMENT OF AUTHORITY.

Customer acknowledges that the operation of the AutoBorrow services will permit any person conducting transactions on the Account to have the ability to access the Line of Credit. Customer hereby confirms the authority of each person designated as an authorized signer in resolutions provided to Bank or otherwise authorized, permitted or allowed by Customer to conduct transactions on the Account, to also access and conduct transactions on the Line of Credit through the AutoBorrow services.

Customer also acknowledges that presentation for payment of lost or stolen checks can result in an advance from the Line of Credit. Customer agrees to take all appropriate precautions against such risk, to notify Bank in the event checks are lost or stolen, and to hold Bank harmless and indemnify it if such an event occurs.

GOVERNING LAW.

This agreement shall be governed and construed in accordance with the laws of the State of Texas. Customer irrevocably consents and submits to the personal jurisdiction of the state or federal courts in the State of Texas.

OTHER TERMS AND CONDITIONS.

1. MULTIPLE CUSTOMERS; MULTIPLE BANKS. If this Agreement is executed by more than one Customer or Bank, this Agreement shall be deemed to be an agreement only between the Customer and the Bank maintaining an Account of the Customer.

2. NOTICE OF FINAL AGREEMENT: THIS WRITTEN AUTOBORROW AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

EXECUTION.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed this ____ day of ________________________, ____.

Customer name and signature:                         Customer's Address:

- -----------------------    -----------               --------------------------

By:
   -----------------------------------               --------------------------
         (customer signature)

          Title:
                ------------------------------

          By:
                ------------------------------
                (if second signature required)

          Title:
                ------------------------------

          Bank of America, N.A.

          By:
                ------------------------------
                        (signature)

          Name/Title:
                     -------------------------

AMENDMENT TO AUTOBORROW SERVICES AGREEMENT

Pursuant to the "Amendments" paragraph in the Bank AutoBorrow Services Agreement (the "Agreement") executed by the parties hereto on ________________, the following amendments to the Agreement have been requested by ("Customer") and agreed to by Bank of America, N.A., which changes shall be effective within ten business days of the date of Bank's acceptance and acknowledgment:

1. BORROWING INCREMENT AMOUNT: For purposes of the Agreement, the Borrowing Increment Amount shall be $_____________. Customer Initials ______

2. REPAYING INCREMENT AMOUNT: For purposes of the Agreement, the Repaying Increment Amount shall be $_____________. Customer Initials ______

3. LINE OF CREDIT: The Line of Credit subject to the Agreement shall be that credit facility extended in the maximum principal amount of $______________, as evidenced by a promissory note dated _________________.
     Customer Initials _______

4. BORROWING TARGET: For purposes of the Agreement, the Borrowing Target shall be $_________________. Customer Initials _______

5. REPAYING TARGET: For purposes of the Agreement, the Repaying Target shall be $_________________. Customer Initials ______

CUSTOMER.

Customer's Name (type or print)

- -------------------------------

ATTEST:                                  If Corporation or Partnership:


- -------------------------------          By:

Title _________________________          Title: ____________________________

(CORPORATE SEAL)

BANK OF AMERICA, N.A.

     Accepted and acknowledged by Bank of America, N.A. this ____day of ______________, ______.

Bank of America, N.A.

By: _________________________

Title: ______________________